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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SPIRIT AEROSYSTEMS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2015 ANNUAL MEETING PROXY STATEMENT

"Spirit delivers. No matter what the challenge."

March 19, 2015

Dear Fellow Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Spirit AeroSystems Holdings, Inc. (the "Company"). Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and accompanying Proxy Statement. We will meet on Wednesday, April 22, 2015 at the Mandarin Oriental, located at 3376 Peachtree Road NE, Atlanta, GA 30326, in the Azalea Room at 11:00 A.M. Eastern Time.

Last year was the first phase of a transformational journey for the Company. We began the year committing to focus on our strengths, manage costs efficiently, add to an already strong team from the best in our industry and position ourselves for growth.

I am very pleased to report that we are delivering on our commitments and are seeing significant measurable results. In 2014 we achieved:

•
Total stockholder return of 26 percent;

•
Improved performance and positive cash flow; and

•
Record total expected year-end backlog of approximately $46.6 billion.

We remain committed to, and are making strategic moves to position the company for, future growth and delivering value to our stockholders.

The strategy we outlined when I joined the company in 2013 still applies today: stability and growth. Our hard work has stabilized the business in 2014 and will provide the necessary foundation upon which to build in 2015 and beyond. Our focus in 2015 will be on quality, affordability and reliability in order to continue progress through our transformation.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, I urge you to complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy card. Thank you for your continued support of Spirit AeroSystems Holdings, Inc. I look forward to greeting as many of our stockholders as possible at the Annual Meeting.

Sincerely,

Larry A. Lawson
President and Chief Executive Officer

The use of cameras at the Annual Meeting is prohibited and they will not be allowed into the meeting or any other related areas, except by credentialed media. We realize that many cellular phones and other wireless mobile devices have built-in digital cameras, and while these devices may be brought into the venue, the camera function may not be used at any time.

SPIRIT AEROSYSTEMS HOLDINGS, INC.
3801 South Oliver
Wichita, Kansas 67210

Notice of 2015 Annual Meeting of Stockholders

Wednesday, April 22, 2015,
11:00 A.M. Eastern Time.
Registration will begin at 9:00 A.M. The 2015 Annual
Meeting of Stockholders (the "Annual Meeting") will
begin at 11:00 A.M.

 Place
Azalea Room, Mandarin Oriental,
located at 3376 Peachtree Road NE,
Atlanta, GA 30326.

Agenda

1.
Elect nine members of the Board of Directors of the Company to serve until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.
2.
Ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2015.
3.
Approve the proposed Fourth Amended and Restated Bylaws of the Company to delete certain obsolete provisions and make minor changes to certain provisions of the Company's existing bylaws.
4.
Transact any other business properly brought before the meeting.

Record Date    You can vote if you were a stockholder at the close of business on March 2, 2015.

Meeting Admission

Registered Stockholders.    An admission ticket is attached to your proxy card. Please bring the admission ticket with you to the meeting.

Beneficial Stockholders.    Stockholders whose stock is held by a broker or bank (often referred to as "holding in street name") should come to the beneficial stockholders table. In order to be admitted, beneficial stockholders must bring account statements or letters from their brokers or banks showing that they owned the Company's Common stock as of March 2, 2015. In order to vote at the meeting, beneficial stockholders must bring legal proxies, which they can obtain only from their brokers or banks. In all cases, stockholders must bring photo identification to the meeting for admission.

Voting by Proxy

Registered Stockholders.    Please vote by mail by completing, signing, dating and promptly mailing the proxy card in the enclosed addressed envelope for which no postage is required if mailed in the United States. Any proxy may be revoked at any time prior to its exercise at the meeting.

Beneficial Stockholders.    If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

The enclosed Proxy Statement is issued in connection with the solicitation of a proxy on the enclosed form by the Board of Directors of Spirit AeroSystems Holdings, Inc., for use at the Annual Meeting. The Proxy Statement not only describes the items that stockholders are being asked to consider and vote on at the Annual Meeting, but also provides you with important information about the Company. Financial and other important information concerning the Company is also contained in the Company's 2014 Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Pursuant to rules promulgated by the Securities and Exchange Commission (the "SEC"), the Company has elected to provide access to the Company's proxy materials by sending you this full set of proxy materials, including a proxy card, and notifying you of the availability of the Company's proxy materials on the Internet. This Proxy Statement and the Company's 2014 Annual Report are available at http://www.edocumentview.com/spr. The Company began distributing this Proxy Statement, a form of proxy and the 2014 Annual Report on or about March 19, 2015.

By order of the Board of Directors.

Sincerely,

Jon D. Lammers
Senior Vice President, General Counsel and Secretary

March 19, 2015

Important    Whether or not you expect to attend the Annual Meeting in person, the Company urges you to vote your shares at your earliest convenience. Promptly voting your shares by completing, signing, dating and returning the enclosed proxy card will save the Company the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for Spirit AeroSystems Holdings, Inc.'s 2015 Annual Meeting of Stockholders to be Held on April 22, 2015

This Proxy Statement and the Company's 2014 Annual Report are available at http://www.edocumentview.com/spr. In accordance with SEC rules, this website does not use "cookies", track the identity of anyone accessing the website to view the proxy materials or gather any personal information.

PROXY STATEMENT

Page
Benchmarking the Company's 2014 Executive Compensation Program	27
Elements of the Executive Compensation Program	29
Analysis of 2014 Compensation	30
Other Compensation Elements	34
Stock Ownership Guidelines	35
Compensation in Connection with Termination of Employment	36
Compensation in Connection with Change-In-Control	36
Accounting and Tax Treatment of Compensation	37
Compensation Committee Report	38
Summary Compensation Table	39
Grants of Plan-Based Awards for Fiscal Year 2014	42
Outstanding Equity Awards at End of Fiscal Year 2014	43
Option Exercises and Stock Vested for Fiscal Year 2014	44
Pension Benefits	44
Nonqualified Deferred Compensation	46
Potential Payments Upon Termination or Change-in-Control	46
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	53

Overview	53
Change in Accountants	53
Recommendation of the Board of Directors	54
Report of the Audit Committee	54
Fees Billed by the Independent Registered Public Accounting Firm	55
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm	56
PROPOSAL 3: APPROVE THE PROPOSED FOURTH AMENDED AND RESTATED BYLAWS OF THE COMPANY TO DELETE CERTAIN OBSOLETE PROVISIONS AND MAKE MINOR CHANGES TO CERTAIN PROVISIONS OF THE COMPANY'S EXISTING BYLAWS	57

Vote Required	58
Recommendation of the Board of Directors	58
OTHER MATTERS	59

General	59
The Company's Solicitation of Proxies	59
Stockholder Proposals to Be Presented at the 2016 Annual Meeting of Stockholders	59
The Company's Website	59
APPENDIX A: NON-GAAP FINANCIAL MEASURES	A-1

APPENDIX B: FOURTH AMENDED AND RESTATED BYLAWS OF SPIRIT AEROSYSTEMS HOLDINGS, INC.	B-1

SPIRIT AEROSYSTEMS HOLDINGS, INC.
3801 South Oliver
Wichita, Kansas 67210

Proxy Statement for the 2015
Annual Meeting of Stockholders

 General Information Regarding the Annual Meeting

This Proxy Statement, which was first mailed to stockholders on or about March 19, 2015 (the "Mailing Date"), is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SPIRIT AEROSYSTEMS HOLDINGS, INC. (the "Company"), to be voted at the Company's 2015 Annual Meeting of Stockholders (the "Annual Meeting"), which will be held at 11:00 A.M. Eastern Time on Wednesday, April 22, 2015 in the Azalea Room at the Mandarin Oriental, located at 3376 Peachtree Road NE, Atlanta, GA 30326, for the purposes set forth in the accompanying Notice of 2015 Annual Meeting of Stockholders.

Any stockholder signing and returning the enclosed proxy has the power to revoke it by (1) giving written notice of revocation of such proxy to the Company's Corporate Secretary at the address set forth above, (2) completing, signing and submitting a new proxy card relating to the same shares and bearing a later date, or (3) attending the Annual Meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy. The shares represented by the enclosed proxy will be voted as specified therein if said proxy is properly signed and received by the Company prior to the time of the Annual Meeting and is not properly revoked. The expense of this proxy solicitation will be borne by the Company. The Company's principal executive offices are located at 3801 South Oliver, Wichita, KS 67210.

The Board has fixed the close of business on March 2, 2015 as the record date (the "Record Date") for determining the holders of Common stock entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 138,887,074 shares of Class A Common stock outstanding, held of record by approximately 853 stockholders. Each outstanding share of Class A Common stock is entitled to one vote. On the Record Date, there were 121 shares of Class B Common stock outstanding, held of record by one stockholder. Each outstanding share of Class B Common stock is entitled to one vote. Each outstanding share of Class B Common stock is convertible into one share of Class A Common stock at the option of the holder.

Vote Required for Approval

The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business. The Company will count abstentions and "broker non-votes" only for the purpose of determining the presence or absence of a quorum. "Broker non-votes" occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker does not exercise discretion to vote those shares on a particular matter.

Under the rules of the New York Stock Exchange ("NYSE"), brokers may exercise discretion to vote shares as to which instructions are not given only with respect to certain "routine" matters. Under the NYSE rules, Proposal 2 (ratification of the selection of our independent registered public accounting firm) and Proposal 3 (approval of Fourth Amended and Restated Bylaws of the Company to delete certain obsolete provisions and make minor changes to certain provisions of the Company's existing bylaws) are considered to be routine matters. As a result, a stockholder's broker is permitted to vote the stockholder's shares on Proposal 2 and Proposal 3 at its discretion without instructions from the stockholder.

Proposal 1 (election of the nine members of the Board) is not considered to be a routine matter. Accordingly, brokerage firms are not permitted to vote shares for which they have not received voting instructions on this proposal.

With respect to Proposal 1 (election of the nine members of the Board), a plurality of the votes cast in person or by proxy at the Annual Meeting and entitled to vote on the matter, is necessary for election of each member. As a result, the nine nominees receiving the greatest number of votes will be elected. With respect to Proposal 1, a stockholder may vote

 2015 Proxy Statement         1

"FOR" all nominees, "WITHHOLD" its vote as to all nominees, or vote "FOR" all nominees except those specific nominees from whom the stockholder "WITHHOLDS" its vote. A properly executed proxy marked "WITHHOLD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. The Company's stockholders do not have cumulative voting rights. Any shares not voted (whether by abstention, "broker non-vote" or otherwise) will have no impact on the election of the members of the Board.

Proposal 2 (ratification of the selection of the Company's independent registered public accounting firm) and Proposal 3 (approval of the proposed Fourth Amended and Restated Bylaws of the Company) will be approved if stockholders entitled to cast a majority of the votes which all stockholders present, in person or by proxy, are entitled to vote on the matter, vote "FOR" the proposal. With respect to Proposals 2 and 3, a stockholder may vote "FOR", "AGAINST" or "ABSTAIN". Abstentions and "broker non-votes" will not be counted as votes "FOR" or "AGAINST" Proposal 2. However, because abstentions and "broker non-votes" will be counted as present at the Annual Meeting, they will have the effect of votes "AGAINST" Proposals 2 and 3.

Votes submitted by mail will be voted by the individuals named on the card (or the individuals properly authorized) in the manner indicated. If a stockholder submits a duly executed proxy and does not specify how shares should be voted, they will be voted in accordance with the Board's recommendations. Stockholders who hold shares in more than one account must vote each proxy and/or voting instruction card received to ensure that all shares owned are voted.

Votes cast by proxy or in person at the Annual Meeting will be received and tabulated by Computershare Shareowners Services, the Company's transfer agent and the inspector of elections for the Annual Meeting.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of "householding" proxy statements. This means that only one copy of the Proxy Statement may have been sent to multiple stockholders in a stockholder's household. The Company will promptly deliver a separate copy of the Proxy Statement to any stockholder who contacts the Company's Investor Relations Department by writing to Spirit AeroSystems, Investor Relations, P.O. Box 780008, Wichita, KS 67278-0008, or by calling (316) 523-7040 or by sending an email request to investorrelations@spiritaero.com. If a stockholder is receiving multiple copies of the Proxy Statement at the stockholder's household and would like to receive a single copy of the Proxy Statement for a stockholder's household in the future, the stockholder should contact his or her broker, other nominee record holder, or the Company's Investor Relations Department to request mailing of a single copy of the Proxy Statement.

 2          2015 Proxy Statement

Selected Performance Highlights

This summary highlights information relating to the Company's performance. This summary does not contain all of the information that you should consider and you are encouraged to read the entire Proxy Statement carefully.

(1)
Represents the aggregate number of all shipsets delivered by the Company to its customers in the applicable periods. The Company typically sells its products as a package of aerostructure components, referred to as a shipset, to its customers.
(2)
Adjusted Free Cash Flow and Adjusted Diluted Earnings (Loss) Per Share are financial measures that are not required by, or presented in accordance with, generally accepted accounting principles in the United States ("GAAP"). Please refer to Appendix A for an explanation of these measures and reconciliations to the most directly comparable GAAP financial measures.

In 2014, the Company's stock had one-year total stockholder return of approximately 26%, increasing stockholder wealth by approximately $1.3 billion. The Company's 2014 total stockholder return ranked in the 87th percentile as compared to the total stockholder returns of a group of the Company's peers (see Proxy Peer Group Table, page 27). In addition, as of December 31, 2014, our expected backlog associated with large commercial aircraft, business and regional jet, and military equipment deliveries through 2020, calculated based on contractual product prices and expected delivery volumes, was approximately $46.6 billion, which represents record year-end backlog.

 2015 Proxy Statement         3

Corporate Governance and the Board of Directors

Corporate Governance Information

The Company's Corporate Governance Guidelines and the charters of the four standing committees of the Board describe the governance practices followed by the Company. The Corporate Governance Guidelines and committee charters are intended to ensure that the Board has the necessary authority and practices in place to review and evaluate the Company's business operations; to make decisions that are independent of the Company's management; and to monitor adherence to the Company's standards and policies. The Corporate Governance Guidelines are also intended to align the interests of the Company's directors and management with those of the Company's stockholders. The Corporate Governance Guidelines establish the practices the Board follows with respect to the obligations of the Board and each director; Board composition and selection; Board meetings and involvement of senior management; chief executive officer performance evaluation and elected officer succession planning; Board committee composition, responsibilities and meetings; director compensation; director orientation and education; stockholders' advisory vote for say-on-pay; and director access to members of management, employees and independent advisors. The Board annually conducts a self-evaluation to identify opportunities to improve Board performance.

The Corporate Governance Guidelines and committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. The Corporate Governance Guidelines comply with corporate governance requirements contained in the listing standards of the NYSE and make enhancements to the Company's corporate governance policies.

In 2014, the Corporate Governance and Nominating Committee reviewed the Corporate Governance Guidelines and considered various corporate governance principles that merit consideration by the Board. As a result of its review, the Corporate Governance and Nominating Committee recommended certain improvements to the Corporate Governance Guidelines and amended the Corporate Governance Guidelines in July 2014.

Current copies of the Corporate Governance Guidelines and Code of Ethics and Business Conduct are available under the "Investor Relations" portion of the Company's website, www.spiritaero.com.

Director Independence

In June 2014, Onex Corporation (together with its affiliates, "Onex"), ceased to control a majority of the Company's voting common stock. As a result, the Company no longer qualifies as a "controlled company" within the meaning of the NYSE corporate governance standards. The NYSE rules require that the Company appoint a majority of independent directors to the Board of Directors within one year of the date the Company no longer qualifies as a "controlled company." The NYSE rules also require that each of the Compensation Committee and Corporate Governance and Nominating Committee be composed solely of "independent directors," as defined under the rules of the NYSE, within one year of the date the Company no longer qualifies as a "controlled company." During these transition periods, the Company may elect not to comply with certain NYSE corporate governance requirements, including:

•
the requirement that the Company has a nominating and corporate governance committee that is composed entirely of independent directors; and

•
the requirement that the Company has a compensation committee that is composed entirely of independent directors.

The Company continues to be subject to the independence requirements for the Company's Audit Committee. Accordingly, the Company complies with the requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the NYSE rules, which require that the Company's Audit Committee be comprised of independent directors exclusively.

The Board annually examines and makes a determination of each director's and each nominee's independence based on criteria set forth in the NYSE rules. The Board considers all relevant circumstances when examining director independence. For directors employed by, or serving as directors of, companies with which the Company does business in the ordinary course, the Board examined the amount paid by the Company to those companies and by those companies to the Company. The Board also examined the directors' memberships on other public company boards and private company, civic and not-for-profit boards, as well as any executive positions that the directors may hold and any consulting and other services that they may provide.

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CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Based on this analysis, the Board has determined that the following directors and nominees meet the standards of independence under the Company's Corporate Governance Guidelines and applicable NYSE listing standards, including that each such director and nominee is free of any relationship that would interfere with his individual exercise of independent judgment: Mr. Chadwell, Mr. Evans, Mr. Fulchino, Mr. Gephardt, Mr. Johnson, Mr. Kadish, Mr. Kubasik, Mr. Plueger and Mr. Raborn. Although the Company qualifies for an exception to certain board of directors and committee composition requirements under the NYSE rules for a period of one year following the date the Company ceased to qualify as a "controlled company", independent directors currently comprise a majority of the Board, and will continue to comprise a majority following the Annual Meeting if all of the nominees for directors are elected. Following the Annual Meeting, if all of the nominees for directors are elected, the Company's Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Risk Committee will each be comprised solely of independent directors.

Certain Relationships and Related Person Transactions

Related-person transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and executive officers or their immediate family members. The Board, as advised by the Corporate Governance and Nominating Committee, reviews such matters as they pertain to transactions with related persons as described by Item 404(a) of the SEC's Regulation S-K. In deciding whether to continue to allow these related-person transactions involving a director, executive officer or their immediate family members, the Board considered, among other factors:

•
information about the goods or services proposed to be or being provided by or to the related party or the nature of the transactions;

•
the nature of the transactions and the costs to be incurred by the Company or payments to the Company;

•
an analysis of the costs and benefits associated with the transaction and a comparison of comparable or alternative goods or services that are available to the Company from unrelated persons;

•
the business advantage the Company would gain by engaging in the transaction; and

•
an analysis of the significance of the transaction to the Company and to the related person.

The Board determined that the related person transactions disclosed herein are on terms that are fair and reasonable to the Company, and which are as favorable to the Company as would be available from non-related entities in comparable transactions. The Board believes that there is a Company business interest supporting the transactions disclosed herein and that the transactions meet the same Company standards that apply to comparable transactions with unaffiliated entities.

The Board has adopted a written Related Person Transaction Policy that is communicated to the appropriate level of management and can be found under the "Investor Relations" portion of the Company's website, www.spiritaero.com. Under the policy, a related person transaction is (1) any financial transaction (including any indebtedness or guarantee of indebtedness) in which the Company or any of its subsidiaries was, is, or will be a participant, where the amount involved exceeds $120,000 within a 24-month period, and in which a Related Person (as defined in the policy) had, has or will have a direct or indirect "material interest" as determined by the Corporate Governance and Nominating Committee, or (2) any business, consulting, professional or similar relationship which a Related Person had, has or will have, directly or indirectly, with any material customer or supplier of the Company, where the amount of compensation involved exceeds $120,000 within a 24-month period.

The Corporate Governance and Nominating Committee is responsible for reviewing these transactions and may take into consideration, among other things, (1) the materiality of the transaction; (2) the actual or perceived conflict of interest between the Company and the related person; (3) the impact on the transaction of applicable corporation and fiduciary duty laws and rules; (4) whether any products or services provided by the related person are provided on an arm's-length basis on terms comparable to those provided by unrelated third persons; (5) whether any products or services provided by the related person are of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources; (6) disclosure considerations; (7) the potential impact of the transaction on the Company's relations with its customers, suppliers, stockholders and securities markets; (8) the Company's Corporate Governance Guidelines and Code of Ethics and Business Conduct; (9) the potential impact of the transaction on the objectivity of the related person; and (10) the best interests of the Company and its stockholders.

 2015 Proxy Statement         5

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

After review of the relevant facts and circumstances, if the Corporate Governance and Nominating Committee concludes that the related person transaction is in, or is not opposed to, the best interests of the Company and its stockholders, it may approve or ratify the transaction. If the Corporate Governance and Nominating Committee declines to approve or ratify any related person transaction, the Company's general counsel, in coordination with the affected business unit or corporate function, will review the transaction, determine whether it should be terminated or amended in a manner that is acceptable to the Corporate Governance and Nominating Committee, and advise the Corporate Governance and Nominating Committee of his or her recommendation. The Corporate Governance and Nominating Committee will then consider the recommendation at its next meeting. If the general counsel does not ultimately recommend the transaction to the Corporate Governance and Nominating Committee, or if the Corporate Governance and Nominating Committee does not approve the transaction, the proposed transaction will not be pursued or, if the transaction has already been entered into, the Corporate Governance and Nominating Committee will determine an appropriate course of action with respect to the transaction.

Below are the transactions that occurred or have continued since the beginning of the fiscal year 2014, or any currently proposed transactions, in which, to the Company's knowledge, the Company was or is a party and the amount involved exceeded $120,000, and in which any director, director nominee, executive officer, holder of more than 5% of any class of the Company's Common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

In December 2014, Onex acquired approximately a 40% interest in Advanced Integration Technologies ("AIT"), a provider of automation and tooling, maintenance services and aircraft components to the aerospace industry and a supplier to the Company. For the twelve months ended December 31, 2014, sales from AIT to the Company and its subsidiaries collectively totaled approximately $11 million. Mr. Popatia is a Managing Director of Onex and is a director of the Company.

In addition, the Company paid approximately $300,000, including reimbursement of expenses, to Onex during the fiscal year 2014 for various consulting services rendered by it to the Company.

Nomination of Directors

The Corporate Governance and Nominating Committee is responsible for identifying and evaluating qualified potential candidates to serve on the Board and recommending to the Board for its selection those nominees to stand for election as directors at the Company's Annual Meeting of Stockholders. While the Corporate Governance and Nominating Committee has established no minimum eligibility requirements for candidates to serve on the Board, in performing its duties, the Corporate Governance and Nominating Committee considers any criteria approved by the Board or that the Corporate Governance and Nominating Committee deems appropriate, including but not limited to the candidate's judgment, skill, education, diversity, age, relationships and experience with businesses and other organizations; whether the candidate meets the independence requirements of applicable legal and listing standards; the organization, structure, size and composition of the Board and the interplay of the candidate's experience with the experience of other Board members; the qualifications and areas of expertise needed to further enhance the deliberations of the Board; whether the candidate maintains a security clearance with the Department of Defense ("DoD"); and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Each potential candidate to serve on the Board must satisfy the requirements of the Company's certificate of incorporation and bylaws, conform to high standards of integrity and ethics, and have a commitment to act in the best interest of the Company and its stockholders.

The Corporate Governance and Nominating Committee will consider stockholder recommendations for candidates to the Board on the same basis that it considers all other candidates recommended to it. To recommend a director candidate to the Corporate Governance and Nominating Committee, a stockholder must provide the Company with a written notice that contains, to the extent known to the nominating stockholder, (1) the name, age, business address and residence address of the nominating stockholder and the person to be nominated; (2) the total number and class of all shares of capital stock and other securities of the Company that are owned beneficially and of record by the person to be nominated and by the nominating stockholder and, if such securities are not owned solely and directly by the nominating stockholder or the proposed nominee, the manner of beneficial ownership (beneficial ownership has the same meaning as provided in Regulation 13D under the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (3) the principal occupation of the proposed nominee; (4) a representation that the nominating stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to

 6          2015 Proxy Statement

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

nominate the person or persons specified in the notice; (5) a description of all arrangements or understandings between the nominating stockholder or any of its affiliates or associates, and any others acting in concert with any of the foregoing, each person to be nominated, and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the nominating stockholder; (6) such other information regarding such nominating stockholder and each person to be nominated by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or been intended to be nominated, by the Board; and (7) the consent of the person to be nominated to serve as a director of the Company, if so elected, to be named in the Company's proxy statement (whether or not nominated), and the consent of the nominating stockholder to be named in the Company's proxy statement (whether or not the Board chooses to nominate the recommended nominee). The Company may request any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the qualifications of the proposed nominee to serve as a director of the Company. If a stockholder wishes to formally nominate a candidate, he or she must follow the procedures described in the Company's bylaws.

All director candidate recommendations and formal nominations for membership to the Board for the 2016 Annual Meeting of Stockholders must be sent to the Company at the address set forth below and received by the date specified for stockholder proposals. See "Other Matters — Stockholders Proposals to Be Presented at the 2016 Annual Meeting of Stockholders" below. The Company's presiding officer at the Annual Meeting of Stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Experience, Qualifications, Attributes and Skills of the Members of the Board of Directors

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company's business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board's membership criteria. Accordingly, the Board and the Corporate Governance and Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board's overall composition and the Company's current and future needs.

The Corporate Governance and Nominating Committee is responsible for developing and recommending criteria for director nominees to the Board for approval. As discussed above, while the Corporate Governance and Nominating Committee has established no minimum eligibility requirements for candidates to serve on the Board, in performing its duties, the Corporate Governance and Nominating Committee considers any criteria approved by the Board or that the Corporate Governance and Nominating Committee deems to be appropriate. All of the Company's Board members share certain qualifications and attributes consistent with the general criteria set forth in the Company's Corporate Governance Guidelines. For example, each of them possesses specific skills and experience aligned with the Company's strategic direction and operating challenges and that complement the overall composition of the Board. In addition, each Board member has demonstrated certain core business competencies, including high achievement and a record of success, financial literacy, a history of making good business decisions and exposure to best practices. All of the Company's Board members also possess interpersonal skills that maximize group dynamics, including respect for others, strong communication skills and confidence to ask thought-provoking questions. The Board members are enthusiastic about the Company and devote sufficient time to be fully engaged in their roles as Board members. Finally, upon the expiration of Mr. Popatia's current term as a director, all of the Company's non-employee directors will satisfy the independence requirements of the NYSE and the SEC rules.

In addition, the Corporate Governance and Nominating Committee annually reviews the Board's requirements for Board members and the appropriate criteria for membership to the Board.

The Board also recognizes that the Company is more effectively governed when a diversity of viewpoints, backgrounds, opinions, skills, expertise, experiences and industry knowledge are represented on the Board. Accordingly, in October 2011, the Corporate Governance and Nominating Committee adopted the Board of Directors Diversity Policy for considering diversity in identifying nominees for director. The Board of Directors Diversity Policy provides that, in nominating candidates for election to the Board at each Annual Meeting of Stockholders, the Corporate Governance and Nominating Committee and the Board shall select individuals who represent a diversity of viewpoint, professional experience, education, skill, expertise, industry knowledge and such other factors as the Corporate Governance and Nominating Committee and the Board believe would enhance the diversity of the Board and the effective governance of the Company. Accordingly, diversity of thought, experience, gender, race and ethnic background are considered in the director evaluation process.

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CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

As discussed under the heading "Proposal 1: Election of Directors — Information Regarding Nominees for Election as Directors", the Company's directors have experience with businesses that operate in industries in which the Company and its subsidiaries operate, including commercial aviation, aviation supply and maintenance, and defense industries, or that involve important skills necessary to advise the Company in strategic areas, including finance, general management, labor negotiations, governmental affairs and business strategy. The Corporate Governance and Nominating Committee has taken the specific experience, qualifications, attributes and skills of the individual Board members into account in concluding that each nominee should continue to serve on the Board.

Communications with the Board

Stockholders and other interested persons may send communications to the Board, the chairman of the Board, individual members of the Board, members of any committee of the Board, or one or more non-management directors by letter addressed to Investor Relations at Spirit AeroSystems Holdings, Inc., 3801 South Oliver, Wichita, KS 67210, or by contacting Investor Relations at (316) 523-7040. These communications will be received and reviewed by the Company's Investor Relations office. The receipt of concerns about the Company's accounting, internal controls, auditing matters or business practices will be reported to the Company's Audit Committee. The receipt of other concerns will be reported to the appropriate committee(s) of the Board. The Company's employees also can raise questions or concerns confidentially or anonymously using the Company's Ethics Hotline. This hotline provides the Company's employees, suppliers and other stakeholders with a mechanism for reporting unethical activities and/or financial irregularities to the Board anonymously. Such persons are able to file reports via a web-based process or a toll free telephone number. Data reported to the Ethics Hotline is reviewed quarterly with the Audit Committee and with the Company's independent registered public accounting firm to help ensure that the Company's ethics and compliance programs remain effective. The Ethics Hotline is operated by a third-party service provider and is available 24 hours a day, 7 days a week and 365 days a year. Receipt of communications clearly not appropriate for consideration by members of the Board, such as unsolicited advertisements, inquiries concerning the products and services of the Company and harassing communications, are not forwarded to members of the Board.

Board Leadership Structure

The Company separates the roles of chief executive officer of the Company and chairman of the Board in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the chairman of the Board provides guidance to the chief executive officer, sets the agenda for Board meetings and presides over meetings of the full Board. Because Mr. Johnson, the chairman of the Board, is not an employee of the Company and has been determined to be an "independent director", as defined under the rules of the NYSE, the Board has not deemed it necessary to appoint a lead independent director. The chairman of the Board also presides at all executive sessions of non-management directors and serves as the focal point for directors regarding resolving conflicts with the chief executive officer or other directors and coordinating feedback to the chief executive officer on behalf of directors regarding business issues and Board management. The Board generally holds executive sessions four times a year without the chief executive officer or other employees present, unless the presence of the chief executive officer and/or any other employees is requested by the Board.

The Board of Directors' Role in Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to achieve planned long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks of a company and what steps are required to manage those risks, but also understanding what level of risk is appropriate for that company. The involvement of the full Board in setting the Company's business strategy is a key part of its assessment of management's appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

The Board's role in the Company's risk oversight process includes receiving regular reports from members of the Company's senior management on areas of material risk to the Company. The Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate "risk owner" within the organization to enable it to understand the Company's risk identification, risk management and risk mitigation strategies.

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CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Board has delegated to the Risk Committee and the Audit Committee primary oversight of the risk management process. The Risk Committee provides oversight of management's guidelines, policies and processes for assessing, monitoring and mitigating the Company's critical enterprise risks, including the major strategic, operational, financial and compliance risks inherent in the Company's business and core strategies, determines which risks need to be included on the board's agenda for discussion and assists the Board in its oversight of the Company's management of key risks that have the potential to significantly affect the Company's ability to execute its strategy and achieve its strategic business objectives and performance goals.

The Audit Committee, in collaboration with the Risk Committee, focuses on a broad range of legal, financial and operational risks, including internal controls, disclosure issues, contract accounting, Sarbanes-Oxley Act compliance, Ethics Hotline reports and legal and regulatory issues, including compliance with SEC rules and regulations. The Audit Committee annually reviews a comprehensive annual risk assessment report from the Company's internal auditors. The internal audit report surveys risks throughout the business, focusing on primary areas of risk, including operational, financial, contractual, legal and regulatory, strategic and reputational risks. The Audit Committee, in collaboration with the Risk Committee, looks at the relative magnitude of these risks and management's mitigation plan, and provides strategic advice to the Company about ways to reduce and contain risk.

In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company's business strategy. Such incentives are also designed to align the Company's executives' interests with those of the Company's stockholders by tying executive compensation to stockholder return and value.

Finally, the Board's Corporate Governance and Nominating Committee, in collaboration with the Risk Committee, assists with risk mitigation by ensuring that the Board and its committees are composed of individuals with the appropriate credentials and backgrounds to assist the Company with its risk mitigation efforts, while ensuring that the Company complies with all applicable NYSE, SEC and other public company governance requirements.

Committees of the Board

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Risk Committee. On October 27, 2014, the Board terminated its Government Security Committee following the termination of the Special Security Agreement among Onex, the Company and the Department of Defense. At the April 30, 2014 Board meeting, Messrs. Chadwell, Evans, Kubasik and Raborn were reappointed to the Audit Committee, Messrs. Fulchino, Gephardt, Johnson and Popatia were reappointed to the Compensation Committee and Messrs. Fulchino, Gephardt, Kadish and Popatia were reappointed to the Corporate Governance and Nominating Committee. At the July 29, 2014 Board meeting, Mr. Plueger was appointed to the Audit Committee, Messrs. Evans, Kadish, Kubasik, Plueger and Raborn were appointed to the Risk Committee, Mr. Chadwell was appointed to the Compensation Committee, and Messrs. Chadwell and Johnson were appointed to the Corporate Governance and Nominating Committee. At the January 29, 2015 Board meeting, it was decided that Mr. Chadwell would cease to serve on the Audit Committee due to scheduling conflicts with other Board committee meetings. Five formal meetings of the Audit Committee, six formal meetings of the Compensation Committee, six formal meetings of the Corporate Governance and Nominating Committee, three formal meetings of the Government Security Committee and one formal meeting of the Risk Committee (which was first established on July 29, 2014) were held in 2014.

Below is a description of the duties and composition of each standing committee of the Board. Each committee has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities. Directors hold committee memberships for a term of one year until the next Annual Meeting of Stockholders or, if later, until their successors are elected and qualified, or until their death, retirement, resignation or removal.

Audit Committee.    In accordance with the Company's Audit Committee Charter, the Audit Committee is responsible for, among other things, (1) selecting and overseeing the independent registered public accounting firm; (2) pre-approving the overall scope of the audit and quarterly financial review; (3) reviewing the independent registered public accounting firm's report describing the auditing firm's internal quality-control procedures and any material issues raised by the most recent internal quality-control review or peer review of the auditing firm; (4) in collaboration with the Risk Committee, reviewing and discussing with management, the independent registered public accounting firm and the internal auditor, the Company's risk assessment and risk management practices, guidelines, policies and processes; (5) in

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CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

collaboration with the Risk Committee, overseeing the Company's risk policies and processes relating to financial statements, financial systems, financial reporting processes, compliance and auditing; (6) reviewing and discussing with management and the independent registered public accounting firm the Company's financial reporting and accounting processes, the Company's financial statements and the independent registered public accounting firm's annual audit report, and the effectiveness of the Company's internal control over financial reporting and disclosure controls and procedures; (7) overseeing the Company's internal audit function; (8) reviewing and discussing with the independent registered public accounting firm the matters required to be discussed by the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the NYSE rules relating to the conduct of the audit or quarterly review; (9) meeting periodically and separately with management, internal auditors and the independent registered public accounting firm; (10) reviewing procedures for the receipt, retention and treatment of complaints, including anonymous complaints from employees, concerning accounting, accounting controls, audit matters and regulatory compliance; (11) overseeing, reviewing, monitoring compliance with and enforcing the Company's Code of Ethics and Business Conduct and Insider Trading Policy and overseeing the implementation and effectiveness of the Company's ethics and compliance program; (12) preparing the report of the Audit Committee to be included in the Company's proxy statement; (13) conducting a self-evaluation of the performance of the Audit Committee and reassessing its charter; and (14) reporting to the full Board.

In 2014, the Audit Committee reviewed and reassessed the adequacy of the Audit Committee Charter. As a result of its review, the Audit Committee recommended certain improvements to the Audit Committee Charter and amended the Audit Committee Charter in July 2014.

The Company's Audit Committee consists of Messrs. Evans, Kubasik, Plueger and Raborn, with Mr. Raborn serving as chairman. All of the Audit Committee members have been determined to be independent within the meaning of the NYSE listing standards, and Mr. Raborn has been determined to be an "audit committee financial expert," as such term is defined in Item 407(d)(5) of SEC Regulation S-K. Following the conclusion of Mr. Evans' current term as a director and the Annual Meeting, if all of the nominees for director are elected, the Audit Committee's members will consist of Messrs. Kubasik, Plueger and Raborn. The Audit Committee has a written Audit Committee Charter, the current copy of which can be found under the "Investor Relations" portion of the Company's website, www.spiritaero.com.

Compensation Committee.    In accordance with the Company's Compensation Committee Charter, the Compensation Committee is responsible for, among other things, (1) developing and modifying, as appropriate, a competitive compensation philosophy and strategy for the Company's directors and executive officers that promotes the recruitment and retention of talented individuals; (2) reviewing and approving goals and objectives with respect to compensation for the Company's chief executive officer; (3) reviewing and approving the evaluation process and compensation structure for the Company's officers; (4) establishing and reviewing policies concerning perquisite benefits, including adopting a perquisite allowance policy for senior executives and other officers; (5) reviewing the Company's equity and other stock-based incentive plans, and recommending any changes to those plans; (6) reviewing the Company's incentive compensation arrangements to confirm that incentive pay does not expose the Company to unnecessary or excessive risk, and reviewing the relationship among the Company's risk management policies and practices, corporate strategy and senior executive compensation; (7) reviewing the results of periodic say-on-pay advisory votes by the Company's stockholders and determining the weight to be given to those results in making compensation decisions; (8) reviewing and discussing with management the Compensation Discussion and Analysis section in the Company's annual proxy statement; (9) determining whether employment contracts and severance arrangements should be established with senior executive officers and approving the terms of those agreements and arrangements; (10) discussing the relationship between the Company's executive compensation and financial and share performance; (11) discussing the ratio between the total annual compensation for the Company' s chief executive officer and the median annual compensation of the Company's other employees; (12) adopting a policy, or providing in executive employment agreements, for the clawback of unearned incentive compensation if the Company is required to restate its financials due to material noncompliance with financial reporting requirements; (13) preparing the Compensation Committee's report for inclusion in the Company's proxy statement; (14) reviewing director compensation; (15) conducting a self-evaluation of the performance of the Compensation Committee and reassessing its charter; and (16) reporting to the full Board. In addition, the Compensation Committee has the authority to elect any officer whom the Board has authority to elect, other than the Chief Executive Officer.

In 2014, the Compensation Committee reviewed and reassessed the adequacy of the Compensation Committee Charter. No changes were made to the Compensation Committee Charter in 2014.

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CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

The Company's Compensation Committee consists of Messrs. Chadwell, Fulchino, Gephardt, Johnson and Popatia, with Mr. Fulchino serving as chairman. Four of the members of the Compensation Committee, Messrs. Chadwell, Fulchino, Gephardt and Johnson, are independent within the meaning of the NYSE listing standards. Mr. Popatia is not independent within the meaning of the NYSE listing standards. Following the conclusion of Mr. Popatia's current term as a director and the Annual Meeting, if all of the nominees for director are elected, the Compensation Committee's members will consist of Messrs. Chadwell, Fulchino, Gephardt and Johnson, all of whom are independent within the meaning of the NYSE listing standards. The Compensation Committee has a written charter, the current copy of which is available under the "Investor Relations" portion of the Company's website, www.spiritaero.com.

Corporate Governance and Nominating Committee.    In accordance with the Company's Corporate Governance and Nominating Committee Charter, the Company's Corporate Governance and Nominating Committee's purposes are to assist the Board in identifying individuals qualified to become members of the Board consistent with the criteria established by the Board, to determine the composition of the Board and its committees, to develop and implement the Company's corporate governance principles and to oversee risks related to the Company's governance structure or from related person transactions and collaborate with the Risk Committee with respect to the same. The Corporate Governance and Nominating Committee is responsible for, among other things, (1) leading the search for and selecting nominees for election as directors; (2) developing qualifications for director candidates; (3) evaluating the composition and size of the Board and its committees and overseeing the function of the Board's committees; (4) formulating a policy for the consideration of diversity in the identification, evaluation and nomination of director candidates; (5) developing and recommending to the Board a set of corporate governance guidelines, reviewing and recommending any changes to the guidelines and considering other corporate governance principles that may merit consideration by the Board; (6) evaluating and recommending ways to enhance communications and relations with the Company's stockholders; (7) developing and recommending to the Board procedures for the self-evaluation of the Board and its committees and the evaluation of management; (8) periodically evaluating and proposing to the Board for its review, and monitoring, a plan of succession for the chief executive officer and other senior executive officers of the Company, and recommending to the Board candidates for appointment to such positions; (9) assisting the Board in determining the most appropriate organizational format and structure for the Company; (10) reviewing and ratifying or prohibiting any related person transactions or relationships in accordance with the Company's Related Person Transaction Policy, and overseeing the disclosure of related person transactions; (11) conducting a self-evaluation of the performance of the Corporate Governance and Nominating Committee and reassessing its charter; and (12) reporting to the full Board.

In 2014, the Corporate Governance and Nominating Committee reviewed and reassessed the adequacy of the Corporate Governance and Nominating Committee Charter. As a result of its review, the Corporate Governance and Nominating Committee recommended certain improvements to the Corporate Governance and Nominating Committee Charter and amended the Corporate Governance and Nominating Committee Charter in July 2014.

The Company's Corporate Governance and Nominating Committee consists of Messrs. Chadwell, Fulchino, Gephardt, Johnson, Kadish and Popatia, with Mr. Chadwell serving as chairman. Five of the members of the Corporate Governance and Nominating Committee, Messrs. Chadwell, Fulchino, Gephardt, Johnson and Kadish, are independent within the meaning of NYSE listing standards. Mr. Popatia is not independent within the meaning of the NYSE listing standards. Following the conclusion of Mr. Popatia's current term as a director and the Annual Meeting, if all of the nominees for director are elected, the Corporate Governance and Nominating Committee's members will consist of Messrs. Chadwell, Fulchino, Gephardt, Johnson and Kadish, all of whom are independent within the meaning of the NYSE listing standards. The Corporate Governance and Nominating Committee has a written charter, the current copy of which is available under the "Investor Relations" portion of the Company's website, www.spiritaero.com.

Risk Committee.    In accordance with the Company's Risk Committee Charter, the Company's Risk Committee's purposes are to (1) provide oversight of management's guidelines, policies, and processes for assessing, monitoring and mitigating the Company's critical enterprise risks, including the major strategic, operational, financial and compliance risks inherent in the Company's business and core strategies; (2) determine which risks should be included on the Board's agenda for discussion; and (3) assist the Board in its oversight of the Company's management of key risks that have the potential to significantly affect the Company's ability to execute its strategy and achieve its strategic business objectives and performance goals.

The Risk Committee consists of Messrs. Kadish, Plueger, Kubasik, Raborn and Evans, with Mr. Kadish serving as chairman. All of the members of the Risk Committee have been determined to be independent within the meaning of NYSE listing standards. Following the conclusion of Mr. Evans' current term as a director and the Annual Meeting, if all

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CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

of the nominees for director are elected, the Risk Committee's members will consist of Messrs. Kadish, Plueger, Kubasik and Raborn. The Risk Committee has a written charter, the current copy of which is available under the "Investor Relations" portion of the Company's website, www.spiritaero.com.

Other Committees.    The Board may establish other committees as it deems necessary or appropriate from time to time, including special committees.

Board Meetings and Attendance; Attendance at Annual Meeting of Stockholders

During the fiscal year 2014, there were sixteen formal meetings of the Board and additional actions by unanimous written consent. All of the then-current directors attended at least 75% of the aggregate of (i) the total number of meetings (whether regular or special meetings) of the Board (held during the period for which such person was a director), and (ii) the total number of meetings held by all committees of the Board on which the director served (during the period that such director served), and a majority of the then-current directors attended 100% of such meetings. Recognizing that director attendance at the Annual Meeting of Stockholders can provide the Company's stockholders with an opportunity to communicate with Board members about issues affecting the Company, the Company actively encourages the members of the Board to attend its Annual Meeting of Stockholders. The Company held its 2014 Annual Meeting of Stockholders on April 30, 2014, and it was attended by all then-current members of the Board.

Executive Sessions of Non-Management Directors

The non-management directors meet in executive session at least four times a year and generally at every regularly scheduled Board meeting to consider such matters as they deem appropriate, without the Company's chief executive officer or other management present unless the presence of the Company's chief executive officer or other management is requested by the Board. In accordance with NYSE listed company rules, "non-management" directors are all those who are not executive officers of the Company. Among the items that the non-management directors meet privately in executive sessions to review is the performance of the Company's chief executive officer and recommendations of the Compensation Committee concerning compensation for employee directors and other senior executive officers. Mr. Johnson, who serves as the chairman of the Board, acts as the chair of the executive sessions of the non-management directors.

Compensation Committee Interlocks and Insider Participation

None of the Company's executive officers served during fiscal year 2014 or currently serves, and the Company anticipates that none will serve, as a member of the board of directors or compensation committee of any entity (other than the Company) that has one or more executive officers that serves on the Company's Board or Compensation Committee. Mr. Popatia serves on the Company's Compensation Committee and has a relationship that qualified as a related person transaction. See "Certain Relationships and Related Person Transactions" concerning this relationship. Mr. Popatia has informed the Board that he has decided not to run for reelection at the Annual Meeting, and following the conclusion of Mr. Popatia's current term as a director he will cease to be a member of the Company's Compensation Committee.

Miscellaneous

There are no family relationships among executive officers and directors of the Company.

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Compensation of Non-Management Directors

Non-management directors' compensation is set by the Board at the recommendation of the Compensation Committee. In developing its recommendations, the Compensation Committee is guided by the following goals: compensation should fairly pay directors for work required in companies similar in size and scope to the Company; compensation should align directors' interests with the long-term interests of the Company's stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand.

The Compensation Committee reviews and recommends to the Board for its approval all compensation of the Company's non-employee directors, but no member of the Compensation Committee may act to fix his or her own compensation except as uniformly applied to all of the Company's non-employee directors for their service on the Board.

In 2005, the Board adopted a Director Stock Plan to provide certain non-employee directors of the Company or its subsidiary Spirit AeroSystems, Inc. ("Spirit") with the opportunity to acquire equity in the Company through grants of restricted shares of the Company's Class B Common stock. On April 21, 2008, the Board amended the Director Stock Plan to allow for grants of restricted stock units, provide for the grants of restricted shares of the Company's Class A Common stock or restricted stock units to comprise one-half of each non-employee director's annual director fee and provide for a one-year service vesting condition. Upon ceasing to serve as a director, a recipient will forfeit any restricted stock which was granted to him within the one-year period prior to his ceasing to serve as a director and in which he has not before then acquired an interest, unless the one-year service requirement is waived by the Board. Following the approval of the 2014 Omnibus Incentive Plan (the "OIP") at the Company's 2014 Annual Meeting of Stockholders, the Board established a Director Stock Program under the OIP, pursuant to which grants to directors are made beginning in 2014. Under the Director Stock Plan, from inception through December 31, 2013, the Company's and Spirit's non-employee directors received grants of an aggregate of 390,000 shares of Class B restricted Common stock, 10,129 restricted stock units and 198,726 shares of Class A restricted Common stock. Under the Director Stock Program, from January 1, 2014 through December 31, 2014, the Company's and Spirit's non-employee directors received grants of an aggregate of 32,348 shares of Class A restricted Common Stock. Because of his affiliation with Onex and the Company's former management arrangements with Onex (see "Certain Relationships and Related Person Transactions" above), Mr. Popatia did not receive any restricted stock grants from the Company.

In 2009, the Compensation Committee reviewed benchmark Board compensation data from Towers Watson (using a peer group established by revenue level), and the Company's peer group of listed aerospace and defense companies and decided to set Company director compensation at the 75th percentile level to account for growth projections, the international nature of the Company's business and the desire to maintain the high quality of board appointments. In 2014, the Compensation Committee reviewed benchmark Board compensation data for Fortune 500 companies prepared by Towers Watson and decided not to make any changes to Company director compensation, although it agreed to further evaluate compensation in 2015.

Non-management directors receive an annual board retainer fee of $150,000 for their service as Board members. In 2014, the annual board retainer fee paid in respect of Mr. Popatia was paid in cash to Onex Partners Advisor LP. Other than with respect to Mr. Popatia, annual board retainer fees are paid in accordance with the terms of the Director Stock Program. At least $90,000 of the annual board retainer fee is paid in either shares of restricted Common stock or restricted stock units of the Company, which are subject to a one-year time-vesting requirement. Directors have the option to receive the remainder of their compensation in cash, restricted stock or restricted stock units. In addition to the $150,000 annual board retainer fee, directors may also receive an additional annual discretionary grant of $15,000 in equity compensation per director. Non-management directors who serve on any of the Board's committees receive additional individual cash retainer fees. The chairman of the Board receives an additional annual retainer fee of $40,000, the chairman of the Audit Committee receives an additional annual retainer fee of $15,000, the chairman of each of the Board's other committees receives an additional annual retainer fee of $10,000, each non-management director who serves on the Audit Committee receives an additional annual retainer fee of $12,000 and each non-management director who serves on other committees receives an additional annual retainer fee of $8,000 per committee. No additional fees are paid for attending Board or committee meetings. The annual board retainer fees and additional individual retainer fees are payable quarterly in arrears to all directors who have served the full quarter ended prior to the date of payment. No additional or other compensation is paid to the Company's executive officers who are also members of the Board. All directors are reimbursed for their out-of-pocket expenses incurred in connection with their director services. Occasionally, certain perquisites or personal benefits are provided to non-management directors under the same general standards as perquisites or personal benefits are provided to the Company's executive officers. Perquisites and personal

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COMPENSATION OF NON-MANAGEMENT DIRECTORS

benefits have been provided to non-management directors and to Mr. Lawson under the standards described in the Company's Perquisite Allowance Plan, which is discussed below in the Compensation Discussion & Analysis section. All compensation paid to Mr. Lawson in his capacity as an employee of the Company is described in the executive compensation tables and narrative below under the caption "Executive Compensation". Fees earned or paid to non-management directors in 2014 are listed in the "Director Compensation for Fiscal Year 2014" table below.

The Company maintains a minimum stockholding requirement for non-employee directors, other than for any Onex-designated director (currently Mr. Popatia), who historically was deemed to be in compliance due to Onex's stock ownership. Each existing non-employee director is expected to accumulate over four years of service on the Board (beginning on the later of (i) the initial adoption of a minimum stockholding requirement in April 2009 and (ii) the initial appointment of the director to the Board) and thereafter, while serving on the Board, to continue to hold a minimum stockholding requirement in effect prior to May 2012, which was at least the greater of (1) the number of shares of the Company's Common stock with an aggregate market value of $225,000 and (2) 10,000 shares. In May 2012, the minimum stockholding requirement was increased to the greater of (1) the number of shares of the Company's Common stock with an aggregate market value of $250,000 and (2) 12,500 shares. Non-employee directors have four years after the adoption of the increased minimum stockholding requirement to accumulate the increased amount of shares. Restricted stock units held by directors are counted in determining whether the minimum stockholding requirements are satisfied. Newly appointed members of the Board are permitted four full years of service on the Board during which to attain the minimum stockholding requirement. Information regarding the current stock ownership of the Company's directors can be found below under "Stock Ownership — Information Regarding Beneficial Ownership of Principal Stockholders, Directors and Management."

Director Compensation for Fiscal Year 2014

The following table presents information concerning compensation attributable to the Company's non-management directors for the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(5) ($)	All Other Compensation(6) ($)	Total ($)
Charles L. Chadwell	65,000	127,525	—	192,525
Ivor Evans	98,333	90,004	—	188,337
Paul Fulchino	19,167	165,012	—	184,179
Richard Gephardt	91,000	90,004	—	181,004
Robert Johnson	134,333	90,004	—	224,337
Ronald Kadish	97,167	90,004	—	187,171
Christopher E. Kubasik (1)	114,169	90,004	—	204,173
John L. Plueger (2)	—	185,022	—	185,022
Tawfiq Popatia (3)	179,000	—	—	179,000
Francis Raborn	101,333	90,004	—	191,337
Jeffrey L. Turner (4)	45,500	—	—	45,500

(1)
Mr. Kubasik was elected to the Board effective November 25, 2013, and his compensation earned in respect of his time served as director in 2013 was paid in 2014.
(2)
Mr. Plueger was elected to the Board effective July 29, 2014.
(3)
The fees for Mr. Popatia were paid to Onex Partners Advisor LP.
(4)
Mr. Turner was a director until his term ended on April 30, 2014, and therefore did not receive any compensation as a director of the Company after such date.
(5)
Represents the full aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board's (FASB) authoritative guidance on stock-based compensation accounting, for awards of restricted stock and restricted stock units granted in 2014. Additional information concerning the Company's accounting for restricted stock and restricted stock unit awards may be found in Note 18 to the Company's consolidated financial statements in its Annual Report on Form 10-K for 2014.
(6)
The amount of perquisites and other personal benefits has been excluded for all directors, as the total value of each director's perquisites and other personal benefits was less than $10,000.

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Stock Ownership

 Information Regarding Beneficial Ownership of Principal Stockholders, Directors and Management

The following table sets forth, as of the Record Date (unless otherwise stated below), information regarding the beneficial ownership of the Company's Class A Common stock by all directors, nominees for director, the Company's chief executive officer, the Company's chief financial officer and the three other most highly compensated executive officers serving as executive officers at the end of the last fiscal year (collectively, the "Named Executive Officers" or "NEOs"), and the Company's directors and all executive officers as a group. It also sets forth the ownership of any person or group who is known by the Company to be the beneficial owner of more than five percent of either class of the Company's Common stock, together with such beneficial owner's address.

Name	Title of Class of Shares Owned	Amount and Nature of Beneficial Ownership		Percentage of Class A Common Stock(+)
Five Percent Stockholders
Scopia Capital Management LLC Scopia PX International Management Fund LP Matthew Sirovich	Class A	22,049,547	(1)	15.88%
Jeremy Mindich 152 West 57th Street 33rd Floor New York, New York 10019
The Vanguard Group	Class A	9,975,147	(2)	7.18%
100 Vanguard Blvd. Malvern, PA 19355
Hound Partners, LLC Hound Performance, LLC	Class A	9,430,671	(3)	6.79%
Jonathan Auerbach 101 Park Avenue, 48th Floor New York, New York 10178

Name	Title of Class of Shares Owned	Amount and Nature of Beneficial Ownership		Percentage of Class A Common Stock(+)
Directors, Director Nominees and Executive Officers
Charles L. Chadwell	Class A	32,340	(4)	*
Ivor Evans	Class A	23,011		*
Paul Fulchino	Class A	42,089		*
Richard Gephardt	Class A	24,622	(5)	*
Robert Johnson	Class A	15,145	(6)	*
Ronald Kadish	Class A	19,537		*
Christopher E. Kubasik	Class A	2,185	(7)	*
John L. Plueger	Class A	—		—
Tawfiq Popatia	Class A	—		—
Francis Raborn	Class A	23,011	(8)	*
Larry A. Lawson	Class A	147,431	(9)	*
Sanjay Kapoor	Class A	10,577		*
David M. Coleal	Class A	—		—
Philip D. Anderson	Class A	—		—
John A. Pilla	Class A	44,948		*
All directors and executive officers as a group (20 persons)	Class A	401,999	(10)	*

*
Represents beneficial ownership of less than 1%.
(+)
Class A Common stock has one vote per share.
(1)
Information is based on an amended Schedule 13G filed by Scopia Capital Management LLC, a limited liability company formed under the laws of Delaware ("Scopia"), Scopia PX International Master Fund LP, a Bermuda exempted, mutual fund company ("Scopia International"), Matthew Sirovich and Jeremy Mindich on February 17, 2015. Each of Scopia and Mr. Mindich reported beneficial ownership of 22,049,547 shares of Class A Common stock, Scopia International reported beneficial ownership of 8,272,075 shares of Class A Common stock and Mr. Sirovich reported beneficial ownership of 22,144,547 shares of Class A Common stock. According to the Schedule 13G, each of Scopia,

 2015 Proxy Statement         15

STOCK OWNERSHIP

  Mr. Sirovich and Mr. Mindich has shared voting power and shared dispositive power over 22,049,547 shares, Scopia International has sole voting power and sole dispositive power over 8,272,075 shares and Mr. Sirovich has sole voting power and sole dispositive power over 95,000 shares. Mr. Sirovich and Mr. Mindich filed as control persons of Scopia. Based on a public filing by Scopia, Scopia is the investment manager of Scopia International, and as such, Scopia may be deemed the beneficial owner of the 8,272,075 shares of Class A Common stock held by Scopia International.

(2)
Information is based on a Schedule 13G filed by The Vanguard Group, Inc., a corporation formed under the laws of the State of Pennsylvania ("Vanguard"), on February 11, 2015. Vanguard reported 9,975,147 shares of Class A Common stock beneficially owned by it and certain of its affiliates. According to the Schedule 13G, Vanguard has sole voting power over 86,594 reported shares, sole dispositive power over 9,900,053 reported shares and shared dispositive power over 75,094 reported shares.
(3)
Information is based on a Schedule 13G filed on February 17, 2015 by Hound Partners, LLC, a limited liability company formed under the laws of Delaware ("Hound Partners"), Hound Performance, LLC, a limited liability company formed under the laws of Delaware ("Hound Performance") and Jonathan Auerbach, as the managing member of Hound Partners and Hound Performance. Each of Hound Partners and Mr. Auerbach reported beneficial ownership of 9,430,671 shares of Class A Common stock, of which Hound Performance reported beneficial ownership of 9,138,663 shares of Class A Common stock. According to the Schedule 13G, each of Hound Partners, Hound Performance and Mr. Auerbach has shared voting power and shared dispositive power over the aforementioned shares that such party beneficially owns.
(4)
Includes 4,339 restricted stock units for which benefits will be paid, at the Board's option, in cash or shares of the Company's Class A Common stock at market value of the Company's Class A Common stock upon Mr. Chadwell's termination of service with the Company and its affiliates.
(5)
Includes 5,790 restricted stock units for which benefits will be paid, at the Board's option, in cash or shares of the Company's Class A Common stock at market value of the Company's Class A Common stock upon Mr. Gephardt's termination of service with the Company and its affiliates.
(6)
Represents shares owned by the RDJ Trust of which Mr. Johnson is a beneficial owner as a trustee of the RDJ Trust.
(7)
Represents shares owned by the Ronald T. Kadish Trust of which Mr. Kadish is a beneficial owner as a trustee of the Ronald T. Kadish Trust.
(8)
Represents shares owned by the Francis Raborn Revocable Trust of which Mr. Raborn is a beneficial owner as a trustee of the Francis Raborn Revocable Trust.
(9)
Includes 96,015 shares of Class A Common stock which will vest on April 6, 2015.
(10)
Includes shares issued to employees and directors of the Company which are subject to certain vesting requirements and may vest within 60 days of the Record Date and excludes other shares issued to employees and directors of the Company which are subject to certain longer vesting requirements.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, or "Section 16(a)," requires that directors, executive officers and persons who own more than ten percent of any registered class of a company's equity securities, or "reporting persons," file with the SEC initial reports of beneficial ownership and report changes in beneficial ownership of common stock and other equity securities. Such reports are filed on Form 3, Form 4 and Form 5 under the Exchange Act, as appropriate. Reporting persons holding the Company's stock are required by the Exchange Act to furnish the Company with copies of all Section 16(a) reports they file.

To the Company's knowledge, based solely on the Company's review of copies of these reports and written representations from such reporting persons, the Company believes that, except as stated in the two paragraphs below, all filings required to be made by reporting persons holding the Company's stock were timely filed for the year ended December 31, 2014 in accordance with Section 16(a).

Jeffrey L. Turner, who served as a member of the Board until April 30, 2014, inadvertently failed to timely report the sale on April 24, 2014 of 40,000 shares of Class A Common stock pursuant to a Rule 10b5-1 trading plan adopted by Mr. Turner on February 28, 2014. The sale of such shares was subsequently reported on a Form 4, filed on May 6, 2014.

Mr. Kapoor, the Chief Financial Officer of the Company, inadvertently failed to timely report the withholding by the Company of 9,175 shares of Class A Common stock on September 23, 2014 for the purposes of satisfying Mr. Kapoor's withholding tax obligations in connection with the vesting of shares previously granted to Mr. Kapoor under the Long-Term Incentive Plan (LTIP), under which long-term incentive awards were made prior to the adoption of the OIP. The disposition of such shares was subsequently reported on a Form 4, filed on September 26, 2014.

 16          2015 Proxy Statement

Proposal 1: Election of Directors

The Board is currently comprised of eleven directors. On January 27, 2015 and January 29, 2015, respectively, Tawfiq Popatia and Ivor Evans informed the Board that they have decided not to stand for reelection at the Annual Meeting. Messrs. Popatia and Evans will serve out the remainder of their respective current terms.

The Company's Corporate Governance and Nominating Committee has nominated each of the nine persons listed below for election as directors. If elected at the Annual Meeting, each of the nine nominees will hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified, or until their death, retirement, resignation or removal. The Company does not have a mandatory retirement age for its directors. All of the nominees except for John L. Plueger have served as directors of the Company since the 2014 Annual Meeting of Stockholders, and Mr. Plueger has served as a director since July 29, 2014.

Each nominee for election has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, it is the intention of the proxy holders to vote such proxy for such other person or persons as designated by the present Board to fill such vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the nominees named below. A director must receive a plurality of the votes cast in person or by proxy at the Annual Meeting, entitled to vote on the matter and voted in favor thereof in order to be elected. As a result, the nine nominees receiving the greatest number of votes will be elected.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

Information Regarding Nominees for Election as Directors

The following sets forth certain information with respect to the nine nominees for election as directors of the Company at the Annual Meeting, based on information furnished to the Company by each nominee, and highlights the specific experience, qualifications, attributes and skills of the individual nominees that have led the Corporate Governance and Nominating Committee to conclude that each should continue to serve on the Board:

Charles L. Chadwell, 74. Mr. Chadwell became a director of the Company on April 22, 2008. Until his retirement in 2002, Mr. Chadwell served as Vice President and General Manager of Commercial Engine Operations for General Electric Aircraft Engines. Prior to that, he held a variety of general management and senior management positions at General Electric Aircraft Engines. From January 2007 to July 2012, Mr. Chadwell served on the board of directors of BE Aerospace, Inc.
Qualifications, Experience, Key Attributes and Skills: Mr. Chadwell has significant experience in supply base and manufacturing operations within the commercial aviation industry, gained from his extensive experience with The General Electric Company and his senior management positions at General Electric Aircraft Engines. Mr. Chadwell also brings to the Board experience as a public company director.

Paul Fulchino, 68. Mr. Fulchino became a director of the Company on November 15, 2006. From January 2000 until his retirement in February 2010, Mr. Fulchino served as Chairman, President, and Chief Executive Officer of Aviall, Inc. Aviall, Inc. became a wholly-owned subsidiary of The Boeing Company ("Boeing") on September 20, 2006. From 1996 through 1999, Mr. Fulchino was President and Chief Operating Officer of BE Aerospace, Inc., a leading supplier of aircraft cabin products and services. From 1990 to 1996, Mr. Fulchino served in the capacities of President and Vice Chairman of Mercer Management Consulting, Inc., an international general management consulting firm. Earlier in his career, Mr. Fulchino held various engineering positions at Raytheon Company. Mr. Fulchino currently serves on the board of directors of Wesco Aircraft Holdings, Inc.
Qualifications, Experience, Key Attributes and Skills: Mr. Fulchino possesses extensive knowledge and expertise regarding the commercial aviation industry, the Company's customers and supply base, and compensation and human resource matters. Mr. Fulchino also brings to the Board public company board experience.

 2015 Proxy Statement         17

PROPOSAL 1: ELECTION OF DIRECTORS

Richard Gephardt, 74. Mr. Gephardt became a director of the Company on November 15, 2006. Mr. Gephardt was a member of the U.S. House of Representatives from 1977 to 2005 during which time he served as the Majority and Minority Leader. Since 2005, Mr. Gephardt has served as President and CEO of Gephardt Group, a multi-disciplined consulting firm. Mr. Gephardt is also an advisor to Goldman Sachs. Mr. Gephardt currently serves on the board of directors of Centene Corporation, CenturyLink, Inc., Ford Motor Company and United States Steel Corporation. From June 2007 to July 2009, Mr. Gephardt served on the board of directors of Embarq Corporation and from January 2008 to March 2009, he served on the board of directors of Dana Holding Corporation.
Qualifications, Experience, Key Attributes and Skills: Mr. Gephardt brings significant governmental affairs and public relations experience to the Board as a former member of the U.S. House of Representatives from 1977 to 2005 (during which time he served as House Majority Leader from 1989 to 1995 and as Minority Leader from 1995 to 2003). Additionally, Mr. Gephardt has significant labor management and union experience and provides a wide range of management consulting services in his capacity as President and CEO of Gephardt Group, a multi-disciplinary consulting firm. Mr. Gephardt also brings to the Board significant public company board experience, including his current service on the board of directors of Ford Motor Company, Centene Corporation, CenturyLink Inc. and United States Steel Corporation, each a Fortune 500 company.

Robert Johnson, 67. Mr. Johnson became a director of the Company on November 15, 2006 and serves as Chairman of the Board. From August 2006 until his retirement in December 2008, Mr. Johnson served as the Chief Executive Officer of Dubai Aerospace Enterprise Ltd. Mr. Johnson was Chairman of Honeywell Aerospace from January 2005 through January 2006, and from 2000 to 2004 he was its President and Chief Executive Officer. From 1994 to 1999 he served as AlliedSignal's President of Marketing, Sales, and Service, and as President of Electronic and Avionics, and earlier as Vice President of Aerospace Services. Prior to joining Honeywell in 1994, he held management positions at AAR Corporation for two years and General Electric Aircraft Engines for 24 years. Mr. Johnson currently serves on the board of directors of Roper Industries, Inc., Spirit Airlines, Inc. and Elbit Systems of America, LLC. From September 2003 to March 2007, Mr. Johnson served on the board of directors of Phelps Dodge Corporation, and from January 2005 to September 2012, Mr. Johnson served on the board of directors of Ariba, Inc.
Qualifications, Experience, Key Attributes and Skills: Mr. Johnson has significant experience with commercial aviation, airlines and aviation suppliers, as well as expertise in marketing, sales and production arising out of his prior service with Dubai Aerospace Enterprise Ltd., Honeywell Aerospace, AlliedSignal and General Electric Aircraft Engines. Mr. Johnson also brings to the Board significant public company board experience, having served on the boards of directors of a diverse group of public companies, including Phelps Dodge Corporation, a Fortune 500 company at the time Mr. Johnson served on its board.

Ronald Kadish, 66. Mr. Kadish became a director of the Company on November 15, 2006. Mr. Kadish served over 34 years with the U.S. Air Force until he retired on September 1, 2004 at the rank of Lieutenant General. During that time, Mr. Kadish served as Director, Missile Defense Agency and Director, Ballistic Missile Defense Organization, both of the DoD. In addition, Mr. Kadish served in senior program management capacities, including the F-16, C-17 and F-15 programs. Since February 15, 2005, he has served as a Vice President at Booz Allen Hamilton. Mr. Kadish served on the board of directors of Orbital Sciences Corp. from 2005 until the merger of Orbital Sciences Corp. with the aerospace and defense businesses of Alliant Techsystems Inc. on February 9, 2015, after which Mr. Kadish has continued to serve on the board of directors of the post-merger surviving company, Orbital ATK, Inc.
Qualifications, Experience, Key Attributes and Skills: Mr. Kadish provides the Board with unique expertise in military, security, international and governmental matters, including having served three decades with the U.S. Air Force, rising to the rank of Lieutenant General. Mr. Kadish also brings to the Board experience as a public company director.

 18          2015 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Christopher E. Kubasik, 53. Mr. Kubasik was appointed as a director of the Company, effective November 25, 2013. In 2014, Mr. Kubasik was appointed President & Chief Executive Officer of Seabury Advisory Group LLC. During 2013, Mr. Kubasik has provided strategic guidance, operational expertise and financial insights, including the assessment of merger & acquisition opportunities, through his own firm, Ackuity Advisors, LLC. Prior to 2013, Mr. Kubasik served in various senior leadership roles at Lockheed Martin Corporation from 1999 to 2012, including President and Chief Operating Officer from 2010 to 2012, Executive Vice President, Electronic Systems from 2007 to 2009, and Executive Vice President and Chief Financial Officer from 2001 to 2007. Prior to joining Lockheed Martin Corporation, Mr. Kubasik spent 17 years with Ernst & Young, LLP, where he was named partner in 1996. Mr. Kubasik has served on various public company boards and currently serves on several privately-owned company boards.
Qualifications, Experience, Key Attributes and Skills: Mr. Kubasik provides the Board with financial, accounting, operational and aviation expertise and broad industry experience in aerospace, defense and technology, which he gained from his various senior leadership roles over the past 30 years.

Larry A. Lawson, 57. Mr. Lawson was appointed as a director of the Company, effective on April 6, 2013, concurrent with the effective date of his election as the Company's and Spirit's President and Chief Executive Officer. From April 2012 until his election as the Company's President and Chief Executive Officer, Mr. Lawson served as Executive Vice President for Lockheed Martin Corporation, and President, Lockheed Martin Aeronautics Company, leading its military aircraft business in multiple locations across the United States. Mr. Lawson previously held management positions as Vice President — General Manager for Lockheed Martin Corporation's F-35 Lightning program from May 2010 until April 2012, and as Vice President — General Manager for Lockheed Martin Corporation's F-22 Raptor program from September 2004 until May 2010.
Qualifications, Experience, Key Attributes and Skills: As the Company's President and Chief Executive Officer and the former head of Lockheed Martin Corporation's aeronautics division, Mr. Lawson brings a deep understanding of aviation program management and product development. Prior to joining the Company, Mr. Lawson spent over 26 years as an employee, general manager, Vice President and Executive Vice President of Lockheed Martin Corporation and President of Lockheed Martin Aeronautics Company. In the process, he acquired significant knowledge and experience relative to aircraft manufacturing, business development, engineering operations, international marketing and performance based logistics.

John L. Plueger, 60. Mr. Plueger became a director of the Company on July 29, 2014. Mr. Plueger is currently President and Chief Operating Officer of Air Lease Corporation ("ALC"), a post he has held since March 2010. He has also served on the board of directors of ALC during that period. Prior to joining ALC, Mr. Plueger spent 23 years in top executive roles with International Lease Finance Corporation, where he served as acting Chief Executive Officer from February 2010 to March 2010, as President and Chief Operating Officer from 2002 to February 2010 and on its board of directors from 2002 to 2010. Mr. Plueger's professional experience also includes testifying before the U.S. House of Representatives as an aircraft leasing industry expert witness as well as responding to European Commission formal inquiries concerning aerospace industry related mergers and acquisitions. Mr. Plueger is also a Certified Public Accountant.
Qualifications, Experience, Key Attributes and Skills: Mr. Plueger has more than 27 years of aviation industry experience, providing the Company's board with operational and aviation expertise and broad aerospace industry experience. In addition, Mr. Plueger has significant experience in finance and accounting matters as a Certified Public Accountant, having received his training as an auditor from Price Waterhouse. Mr. Plueger also brings to the Board experience as a public company director.

Francis Raborn, 71. Mr. Raborn became a director of the Company on November 15, 2006. Until his retirement in 2005, Mr. Raborn served as Vice President and Chief Financial Officer of United Defense Industries, Inc. commencing with its formation in 1994 and as a director since 1997. Mr. Raborn joined FMC Corporation ("FMC"), the predecessor of United Defense Industries, Inc., in 1977 and held a variety of financial and accounting positions, including Controller of FMC's Defense Systems Group from 1985 to 1993 and Controller of FMC's Special Products Group from 1979 to 1985. Mr. Raborn currently serves on the board of directors of Allison Transmission Holdings, Inc.
Qualifications, Experience, Key Attributes and Skills: Mr. Raborn has significant experience in finance, accounting, defense, production and manufacturing, including through his tenure as Vice President and Chief Financial Officer of United Defense Industries, Inc. and his service in a variety of senior financial and accounting positions at FMC Corporation. Mr. Raborn also brings to the Board public company board experience.

 2015 Proxy Statement         19

Executive Compensation

 Compensation Discussion & Analysis

This Compensation Discussion and Analysis contains statements regarding the Company's performance targets and goals. These targets and goals are discussed in the limited context of the Company's compensation program and should not be considered statements of the Company's management's expectations or estimates of the Company's results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

 Executive Summary

2014 Company Performance

During 2014, the Company completed the first phase of a multi-year transformational journey and continued to pursue its strategy of promoting stability and growth. The Company began the year with a commitment to focus on its strengths, manage costs efficiently, add talent to the team and position itself for growth. Mr. Lawson's guidance in 2014 emphasized continuing a strategy aimed at stability and growth, with a focus on the following:

•
Defining the Company's core business and making disciplined decisions around markets and customers;

•
Improving performance results in areas such as new program development, quality and delivery;

•
Consolidating resources to achieve cost improvements; and

•
Generating Adjusted Free Cash Flow.

The Company's recent financial and operational results are encouraging. The Company's performance results are strong and improving, driven by solid operating performance on mature programs, many of which continue to deliver at record and rising rates.

In 2014, the Company achieved rate increases for Boeing and Airbus programs. In addition, the Company made significant progress on the defense-related portion of its business. The Company's defense programs include such major programs as the Boeing P-8, Boeing KC-46 tanker, Sikorsky CH-53K Super Stallion heavy-lift helicopter and the Bell V-280 Valor. The Company believes that its capability and affordability make it a natural fit for these programs, as well as for future defense work.

Commercial aircraft production rates remain high. As of December 31, 2014, our expected backlog associated with large commercial aircraft, business and regional jet, and military equipment deliveries through 2020, calculated based on contractual product prices and expected delivery volumes, was approximately $46.6 billion, which represents record year-end backlog. This record backlog continues to reflect the globally diverse and strong demand for the Company's industry leading products and capabilities. We believe that the Company continues to be well-positioned for the future.

Adjusted EBIT and Adjusted Free Cash Flow are non-GAAP financial measures. Please refer to Appendix A for an explanation of these measures and reconciliations to GAAP financial measures.

 20          2015 Proxy Statement

EXECUTIVE COMPENSATION

The charts in this Executive Summary help summarize the Company's performance in 2014 and include several measures that are directly tied to compensation through the Company's short-term incentive program (STI Program) and long-term incentive program (LTI Program), each under the OIP.

The Company's three-year annualized total stockholder return of 27% demonstrates that the Company is creating long-term value for its stockholders. The Company's stock delivered a one-year total stockholder return of approximately 26% in 2014, reflecting that stock performance continued to improve in 2014 under the Company's leadership and clear strategic focus on performance. In 2014, the Company's total stockholder return ranked in the 87th percentile as compared to the total stockholder returns of a group of the Company's peers (see Proxy Peer Group Table, page 27).

To ensure that the Company continues its commitment to and alignment with stockholder value in the Company's pay programs, the Company annually grants to qualifying employees restricted shares with a value that is directly tied to its share price. In addition, to strengthen this tie to pay-for-performance, the Compensation Committee determined that, beginning in 2014, vesting of 25% of the long-term incentive grants made to qualifying employees will be contingent on the Company's total stockholder return compared to that of its peer group.

In 2014, through increases in the Company's stock price, the Company increased stockholder wealth by nearly $1.3 billion in total.

The following message was the year-end message delivered to the Spirit team in 2014 by Mr. Lawson.

2014 CEO Year-End Message Delivered to Spirit Team:

"As 2014 draws to a close, we look in the rearview mirror at a year of significant challenge and change. We have focused on making disciplined decisions, on our performance, on cost, and creating cash — all keys to making Spirit a world-class and lasting enterprise for many years to come.

There are many great examples of issues we tackled in 2014, and it's important that we pause to celebrate our achievements. A noteworthy few include delivering the 5,000th 737 NG to Boeing, achieving record rates on the 737 and 787, improving performance on Airbus programs, and delivering the first test pylons to Mitsubishi for the MRJ and to Boeing for the 737MAX. More importantly, we accomplished these milestones while improving the fundamentals of the business and positioning Spirit to continue to improve in 2015.

Thank you for everything you did to make great things happen, along with so many other milestones and accomplishments.

Spirit's transformation is a journey and while we've made progress, we still have far to go, as 2015 and 2016 will present significant business challenges that must be overcome. We must make significant gains in quality, affordability and reliability next year, so expect even more focused efforts in those areas."

 2015 Proxy Statement         21

Compensation Overview

This Compensation Discussion and Analysis ("CD&A") describes the philosophy, objectives and features of the Company's executive compensation program, which is generally applicable to each of the Company's senior officers.

The Company's compensation programs are designed to reward the Company's executives for delivering both shorter-term performance results and longer-term stockholder value. Through the Company's programs, the Company is able to provide a competitive total compensation package while aligning executives' interests with those of the Company's stockholders. The following highlights the key considerations the Company's Compensation Committee considers in the development, review and approval of the Company's Named Executive Officers' ("NEOs") compensation:

Compensation Program Decisions

The Company's decisions on executive compensation reflect the Company's commitment to pay-for-performance and to increase alignment between the interests of executives and stockholders. Decisions made by the Company's Compensation Committee in 2014, as well as executive compensation changes set to become effective in 2015, are described below.

Compensation Decisions and Actions
Key 2014 Compensation Decisions See page 30 for further details
The following provides a high-level overview of compensation decisions for 2014.

 Base Salaries

	To enable the Company to attract high caliber external candidates with specialized skills, the Compensation Committee has determined that, in general, the executive officers' base salaries should be set at approximately the market median. To maintain this alignment at approximately the market median, effective February 7, 2014, several of the NEOs received increases to their base salaries.
	Executive	2013	2014	Change 2013 - 2014
	Lawson	$1,000,000	$1,050,000	5%
	Kapoor	$525,000	$525,000	0%
	Anderson	$400,000	$420,000	5%
	Coleal	$585,000	$585,000	0%
	Pilla	$350,000	$390,000	11%

 22          2015 Proxy Statement

EXECUTIVE COMPENSATION

See pages 30 - 33 for further details	Short-Term Incentive Program Under the OIP (STI Program)
In 2014, the Compensation Committee enhanced the design of the Company's short-term incentive program to focus on a greater link between pay and performance. Under this new design, short-term incentive compensation is determined based on three components: (1) Company performance (comprised of Free Cash Flow, EBIT and revenue) ("Company Performance") (70% weighting), (2) program performance goals or functional objectives ("Program/Functional Performance") (20% weighting) and (3) individual performance plan goals ("Individual Performance") (10% weighting). In 2014, the Company achieved its maximum performance goals for each of the metrics that comprise the Company Performance component.
See pages 33 - 34 for further details	Long-Term Incentive Program Under the OIP (LTI Program)
In 2014, the Compensation Committee also made changes to the design of the Company's long-term incentive program to include a performance-based component tied to the Company's TSR relative to the TSR of a group of the Company's peers, while retaining time-based awards aimed at retention. The Compensation Committee also reduced the vesting schedule of time-based awards from four years to three years to align with market practice. Under this new design, long-term incentive awards consist of a service-based stock grant subject to a time-based vesting schedule, comprising 75% of a participant's annual long-term incentive award, and a performance-based stock grant, comprising 25% of a participant's annual long-term incentive award, assuming target TSR performance goals are achieved. In May 2014, the NEOs received time-based awards with grant date values ranging from approximately $556,000 to $3,426,000 and performance-based awards with values ranging from approximately $185,000 to $1,142,000, assuming target performance goals are achieved.

2015 Program Updates	The following provides a high-level overview of compensation decisions for 2015. Base Salaries and Target Incentive Compensation

As a result of Mr. Lawson's strong and consistent performance and a thorough review of the Company's alignment with its proxy peer group companies, effective January 30, 2015 the Compensation Committee increased Mr. Lawson's target pay for 2015 to a level in excess of the market median. This consisted of an increase in Mr. Lawson's base salary by approximately 17%, from $1,050,000 to $1,225,000, an increase in his target LTI award to 500% of his base salary and an increase in his target STI award to 150% of his base salary.
Effective January 30, 2015, Mr. Kapoor's base salary was also increased by approximately 8% from $525,000 to $565,000 in recognition of his strong performance in 2014.

Following a change in Mr. Anderson's position from Senior Vice President, Defense and Contracts to Senior Vice President of Defense Programs, the Company decided to adjust his annual compensation to bring it more in line with the market compensation for his position. Effective March 20, 2015, Mr. Anderson's annual base salary will be $400,000 and he will be entitled to receive target STI award with a value equal to 80% of his base salary and a target LTI award with a value equal to 100% of his annual base salary.
Short-Term Incentive Program
As the Compensation Committee continues to refine the design of the STI Program, it has adjusted the weighting given to each of the components applicable to 2015, including the weighting allocation among metrics comprising the Company Performance component, as follows:
• 60% weighting tied to Company Performance; – 40% EBIT – 10% Revenue – 50% Free Cash Flow • 30% weighting tied to Program/Functional Performance; and • 10% weighting tied to Individual Performance.

 2015 Proxy Statement         23

EXECUTIVE COMPENSATION

Long-Term Incentive Program
The Company's Long-Term Incentive design remains unchanged for 2015; however, beginning in 2015, LTI awards will be made in the first quarter and as a result, the three-year TSR tracking period applicable to performance-based stock grants will be aligned with the Company's fiscal year (i.e. beginning in January and ending in December), commensurate with best practices.

Executive Compensation Governance and Practices

Best Practices In The Company's Program	What the Company Doesn't Do
• Pay for performance	• No ongoing new defined benefit SERP accruals
• Target pay based on market norms	• No tax gross-ups for change-in-control severance
• Benchmark against relevant market data	• No share recycling (other than in the context of forfeited shares)

•

Deliver total direct compensation primarily through variable pay

•

Use relevant corporate measures in short-term incentive awards

•

Set challenging short-term incentive award goals

•

Pay long-term incentive entirely in stock

•

Maintain robust stock ownership requirements

•

Offer market-competitive benefits

•

Consult with an independent advisor on pay

•

No enhanced retirement formulas or inclusion of long-term incentives in pensions

•

No automatic acceleration of unvested incentive awards in the event of termination

•

No enhanced health and welfare benefits for executives

Pay-for-Performance Focus

Aligning Pay with Performance

The Company's success depends largely on the contributions of its employee team and their efforts to deliver strong business results and increase stockholder value. This understanding supports the Company's commitment to pay-for-performance and shapes its approach to providing competitive total compensation packages.

The Company uses a balance of short- and long-term incentives as well as cash and non-cash compensation to reward NEOs for their roles in meeting company objectives. Under the Company's pay-for-performance philosophy, executive officers have the opportunity to earn in excess of market median levels when their performance exceeds expectations. Conversely, if performance falls below expectations, the Company's incentive plans pay below target levels.

•

Program Design:  As designed, 85% of the total annualized direct compensation for the Company's CEO and between 73% and 75% of total annualized direct compensation for the Company's other NEOs is comprised of variable pay. The portion of target annual compensation that is variable generally increases with the executive officer's position level and impact on the Company's performance, providing significantly more upside potential and downside risk for more senior positions as these executives have a greater influence on the Company's performance as a whole. The actual value realized from short-term incentive (STI) awards under the STI Program ranges from zero, if threshold performance targets are not met, up to 200% of targeted amounts for exceptional performance. Beginning in 2014, long-term incentive (LTI) grants under the LTI Program consist of a time-based award, equal to 75% of a participant's annual LTI award, and a performance-based award, equal to 25% of a participant's annual LTI award, assuming target performance goals are achieved.

•

Performance Assessment:  The Company's Compensation Committee uses a comprehensive and well-defined process to assess the achievement of performance goals for purposes of determining compensation. The Company believes the performance measures for its incentive plans focus management on the appropriate objectives for the creation of both short- and long-term stockholder value.

 24          2015 Proxy Statement

EXECUTIVE COMPENSATION

The Company's incentive compensation components for NEOs are intended to link compensation performance with the full spectrum of the Company's business goals, some of which are short-term, while others take several years to achieve.

The table below summarizes the average historical short-term incentive award payouts to all NEOs for 2014, 2013 and 2012.

*
In each of 2012 and 2013, each NEO in those years received the same short-term incentive payout as a percentage of their target, as no individualized component was included in the criteria used to determine short-term incentive payouts for those years.

Over time, the Company's incentive compensation programs have demonstrated the Company's commitment to pay-for-performance. As evidenced by the chart above, the Company's STI award payouts have historically been below the Company's targets when the Company does not meet its performance goals. As the Company's performance improved in 2014 as compared to 2013 and 2012, the Company's STI award payouts increased.

In addition, the Company's stock ownership guidelines require all senior executives to meet specific ownership targets based on position. This requirement, together with our LTI awards under the LTI program, subject these executives to the same long-term stock price volatility the Company's stockholders experience and further align the Company's executives' interests with those of its stockholders. See "Stock Ownership Guidelines" on page 35 for details.

CEO Pay at a Glance

Mr. Lawson's annualized target pay for 2014 positioned his target total direct compensation (base salary, target STI awards and target LTI awards) at approximately the market median of the peer group and survey data described on page 27.

As a result of Mr. Lawson's strong and consistent performance and a thorough review of the Company's alignment with its proxy peer group companies, effective January 30, 2015, the Compensation Committee increased Mr. Lawson's target pay for 2015 to a level in excess of the market median. This consisted of an increase in Mr. Lawson's base salary to $1,225,000, an increase in his LTI target to 500% of his base salary and an increase in his STI target to 150% of his base salary.

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EXECUTIVE COMPENSATION

Determining Compensation for 2014

Role of the Compensation Committee

The Compensation Committee of the Board is responsible for establishing, implementing and monitoring compliance with the Company's compensation philosophy and objectives. Generally, the Compensation Committee strives for internal equity among the Company's NEOs and, accordingly, the types of compensation and benefits offered to the Company's NEOs are consistent among the group.

The Compensation Committee develops and modifies, as appropriate, the executive compensation philosophy and objectives, and makes recommendations to the full Board on the performance goals, objectives and compensation structure for NEO compensation.

Each year, the Compensation Committee evaluates each NEO's performance in relation to the Board's goals and objectives, and with respect to the Company's CEO, reviews his self-evaluation. Based on these evaluations, the Compensation Committee reviews and approves each NEO's annual compensation, including salary, short- and long-term incentives and other similar arrangements. The Compensation Committee reviews the CEO's performance quarterly. The Compensation Committee assesses consistency in performance results and compares Company performance to that of the Company's proxy peer group.

In establishing the overall philosophy and strategy of the Company's NEO compensation, the Compensation Committee takes into consideration the counsel and recommendations of the Company's CEO and Senior Vice President of Corporate Administration and Human Resources, recommendations of other members of the Board, and the research analysis and advice of Towers Watson.

The Compensation Committee continues to examine existing and new compensation programs and objectives to ensure that ours remain appropriate and consistent with the Company's overall philosophy and objectives.

Role of the CEO

Each year, the Company's NEOs prepare and discuss their self-evaluations with the Company's CEO, who presents a compensation recommendation for each other NEO to the Compensation Committee. These recommendations are based on the CEO's review of their performance, job responsibilities and importance to the Company's overall business strategy, as well as the Company's compensation philosophy. Although these recommendations are given significant weight, the Compensation Committee retains full discretion when determining compensation for the Company's executive officers.

The CEO also prepares a self-evaluation and presents it to the Compensation Committee.

Role of the Compensation Consultant

The Compensation Committee retains the authority to approve and monitor all compensation and benefit programs (other than broad-based welfare benefit programs). To add rigor in the review process and to inform the Compensation Committee of market trends, the Compensation Committee utilized the services of Towers Watson in 2014. Towers Watson assisted the Compensation Committee in benchmarking the Company's executive compensation and reviewing trends and regulatory implications for executive pay and developing incentive plan design alternatives. This information was also used by the Compensation Committee in establishing the Company's NEOs' base salaries and target goals for compensation plan awards.

Towers Watson is engaged by the Company's management, with the prior and ongoing approval of the Compensation Committee, and provides executive compensation consulting services that support the Compensation Committee's goal to align the interests of the Company's executive officers with those of the Company's stockholders. Towers Watson and

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EXECUTIVE COMPENSATION

its affiliates did not provide any other services to the Company in 2014. The Compensation Committee has considered the factors specified by the SEC in determining that Towers Watson provides independent advice.

Mercer Human Resources Consulting is also engaged by the Company's management to provide non-executive compensation consulting services to the Company.

Consideration of Advisory Stockholder Vote on Executive Compensation

The Company believes that it is appropriate to seek the views of its stockholders on the design and effectiveness of the Company's executive compensation program. At the Company's 2014 Annual Meeting of Stockholders, the Company held its second non-binding, advisory stockholder vote on executive compensation (the Say-On-Pay vote) under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and received greater than 96% support from the votes of the Company's stockholders present, in person or by proxy, and entitled to vote on the matter. As an advisory vote, the results of this stockholder vote are not binding upon the Company; however, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by the Company's stockholders in their vote and considered the outcome of this vote when it made compensation decisions for the Named Executive Officers. The Compensation Committee considered the 96% stockholder vote supporting the Company's executive compensation, and accordingly decided not to make significant changes to the executive compensation that received the strong support of the Company's stockholders.

In addition, at the 2011 Annual Meeting of Stockholders, the Company's stockholders approved holding the advisory vote every three years (the Say-When-On-Pay vote), which the Company believes will allow for a meaningful evaluation period of performance against the Company's compensation practices. In accordance with the advisory vote of the Company's stockholders at the 2011 Annual Meeting of Stockholders, and as determined by the Compensation Committee and the Board, the Company will include an advisory vote on executive compensation in the Company's proxy statement every three years.

Benchmarking The Company's 2014 Executive Compensation Program

The Company's executive compensation program — total direct compensation consisting of base salary, STI awards and LTI awards — is compared to that of the Company's peers in order to determine competitive levels to support the attraction and retention of the Company's executive officers.

The Company benchmarks executive compensation against a peer group of comparably-sized (in terms of revenue) U.S.-based companies (emphasizing aerospace, defense and auto component manufacturers). The companies specified below were included in the Towers Watson peer group analyses for 2014. The graph below demonstrates that the peers represent a reasonable range of smaller and larger companies (based on revenues). There were no changes from the 2013 peer group in 2014.

2014 Spirit AeroSystems Proxy Peer Group

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EXECUTIVE COMPENSATION

In addition to using such peer group to benchmark executive compensation, the Company also measures its TSR relative to this peer group to determine the degree to which the performance-based stock grants it made in 2014 vests.

For 2015, the Compensation Committee approved the addition of Ingersoll-Rand plc and L-3 Communications Holdings Inc. to the Company's peer group to accommodate the Company's anticipated continued growth. Ingersoll-Rand plc and L-3 Communications Holdings Inc. had revenues of $12.9 billion and $12.8 billion, respectively, for the year ended December 31, 2014 based on information disclosed in their respective public filings.

The Company also uses a broad survey sample for benchmarking executive compensation. In 2013, in connection with setting 2014 pay, the Compensation Committee reviewed compensation benchmarking based on national, proprietary compensation surveys. Specifically, data was prepared principally using a Towers Watson Executive Compensation custom survey including aerospace and defense, transportation, industrial manufacturing, energy and electrical equipment and services, automotive, building products and general industry companies. Comparable benchmarking was also conducted in 2014 in connection with establishing 2015 pay.

The composition of the survey group may vary somewhat from year to year based on survey participation. The survey analysis considers companies in relevant industries (aerospace and defense, machinery, auto components and electrical equipment) as well as companies in a broad array of industries when necessary to complement data limitations. Survey data were size-adjusted to approximate the Company's revenue either through regression or by limiting the survey sample to comparably-sized companies.

The Compensation Committee believes that overall executive compensation should be designed to be competitive with comparable companies, to reward effective execution of the Company's goals and the individual objectives set for its executive officers, and to recognize exceptional performance and results.

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EXECUTIVE COMPENSATION

Elements of the Executive Compensation Program

The following table describes how elements of compensation are intended to satisfy the Company's compensation objectives.

Elements	Key Features/Link to Program Objectives	Award Form	Fixed or Variable	Payout Range
Base Salary

•

Fixed compensation to attract and retain executives

•

Generally set at a competitive level commensurate with market median

•

Adjusted to reflect experience, responsibility and performance levels of executive talent, as well as prior positions held

		Cash	Fixed	N/A

Short Term Incentive Award

•

Annual performance-based cash award

•

Supports pay-for-performance philosophy

•

Motivates executives to achieve the Company's near-term focus on cash and quality that drives the Company's long-term performance

		Cash	Variable	0-200% of target

Long Term Incentive Award

•

Time-based restricted stock component (75% of award) to support retention needs and reward the Company's high potential employees

•

Performance-based restricted stock component (25% of award) tied to relative TSR

•

Aligns the interests of the Company's executives with the interests of its stockholders

		Equity	Variable	Time-based: N/A Performance-based: 0-200% of target based on TSR

Retirement

•

Retirement Savings Plan (RSP/401(k)); (CEO and NEOs participate in the same retirement benefits as other employees)

•

Legacy frozen plans — Supplemental Employee Retirement Program (SERP) and Pension Value Plan (PVP)

•

Deferred Compensation Plan (Deferred compensation plans available to all executives)

		Benefit	N/A	N/A

Other Benefits	• Qualified Health Plans (CEO and NEOs participate in same health benefits as other employees)	Benefit	N/A	N/A
	• Perquisites	Benefit	N/A	CEO — up to $25,000 Other NEOs — up to $13,000

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EXECUTIVE COMPENSATION

Analysis of 2014 Compensation

CEO Employment Agreement

Mr. Lawson's Employment Agreement provides for compensation as follows:

•
Initial base salary of $1,000,000, subject to adjustment from time to time (current base salary is $1,225,000)

•
Guaranteed target short-term incentive award of no less than 57.5% of base salary for 2014 performance (2014 STI target was 115% of base salary and 2015 STI target is 150% of base salary)

•
Long term incentive award equal to 400% of base salary (2014 LTI target was 435% of base salary; and 2015 LTI target is 500% of base salary)

•
Company contribution of $1,000,000 in deferred compensation credited on each of the first five anniversaries of hire date

Base Salaries

In 2014, Mr. Lawson received a 5% base salary increase in recognition of his performance in 2013 and to more closely align to the market median.

In 2014, Mr. Pilla received a base salary increase of 11% in recognition of his performance and Mr. Anderson received a base salary increase of 5% to partially offset the reduction in his target STI award described below.

Neither Mr. Coleal nor Mr. Kapoor received an increase in base salary in 2014, based on the level of their respective current compensation packages relative to the market median and, in addition with respect to Mr. Kapoor, his recent hiring by the Company in September 2013.

For 2015 base salary changes, please refer to "2015 Program Updates" on page 23.

Short-Term Incentive Awards

The Company generally targets annual incentive awards at a level that, when combined with base salaries, result in total annual compensation that, subject to individual exceptions based on performance or prior positions held, is at or around the market median when target performance is met and above the market median when the Company performs well.

Each year the Board establishes performance objectives, targeted achievement levels and weighting to be used for the annual STI award determination based on a recommendation from the Compensation Committee. In 2014, the Compensation Committee enhanced the design of the STI Program to create a greater link between pay and company, program/functional group and individual performance. Under this new design, STI awards are determined based on three components: (1) Company Performance (70% weighting), (2) Program/Functional Performance (20% weighting) and (3) Individual Performance (10% weighting). Among the changes made in 2014 was a reduction of the weighting of the Company Performance component from 75% to 70% of the overall STI award, the elimination of a qualitative component of up to 25% of the overall STI award and the introduction of the Program/Functional Performance component, weighted at 20% of the overall STI award, and the Individual Performance component, weighted at 10% of the overall STI award. The Program/Functional Performance component was introduced to increase management's focus on the performance of the Company's programs and functional groups, with the goal of achieving greater alignment and accountability while continuing to drive improvements in performance. The Individual Performance component was introduced to increase alignment of compensation to individual performance goals.

The Company Performance component of each NEO's 2014 STI award is scored based on the performance of the Company as measured against three quantitative metrics adopted by the Compensation Committee: (1) EBIT, (2) revenue and (3) Free Cash Flow. The Program/Functional Performance score of each NEO's 2014 STI award equaled the average of the scores assigned to each of the Company's programs and functional groups. Each program and functional group was assigned a score based on specified performance criteria applicable to such program or functional group. These criteria consist of various financial, operational and strategic criteria as specified in more detail under "Program/Functional Performance" below. The Individual Performance component of each NEO's 2014 STI award was evaluated based on the achievement of individual performance goals.

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EXECUTIVE COMPENSATION

As summarized in the table below, the new 2014 STI Program design uses a two-step approach to determine the amount of STI award payouts.

Step 1: Applying the formula

Company Performance Score (70% weighting)	+	Program/Functional Performance Score (20% weighting)	+	Individual Performance Score (10% weighting)	=	Final Score

Step 2: Applying the final score:

Final Score	×	Base Salary	×	STI Target Percentage	=	Final STI Award Payout

STI Program Performance Results

  Company Performance (70% weighting):

In 2014, the Company achieved its maximum performance goals for each of the metrics that comprise the Company Performance component. As a result, the Compensation Committee determined that a 2.0 score had been achieved with respect to Company Performance, representing a weighted score of 1.4. The tables below summarize the Company's performance relative to the Company Performance goals for 2014.

	2014 Company Performance Summary

Measure	Weighting %	2014 Threshold	2014 Target	2014 Maximum	Actual Result	2014 Assessment
Revenue	25%	$6.6 billion	$6.7 billion	$6.8 billion	$6.8 billion	Exceeded Maximum
EBIT	25%	$665 million	$665 million	$731 million	$821 million *	Exceeded Maximum
Free Cash Flow	50%	$175 million	$175 million	$225 million	$301 million *	Exceeded Maximum

*
In determining the 2014 Company Performance score, adjustments were made to EBIT and Free Cash Flow to exclude certain non-operating and non-recurring items which the Company believes are not reflective of its operating performance, specifically expenses attributable to the divestiture of the Company's Gulfstream G280 and G650 wing programs in December 2014 to a subsidiary of Triumph Group, Inc.

Company Performance Score	2.0

Company Performance Score (weighted)	1.4

  Program/Functional Performance (20% weighting):

With respect to the Program/Functional Performance component of the 2014 STI awards, each program or functional group was assigned a score based on its performance measured against the performance criteria assigned to such program or functional group. The performance of each program or functional group was measured based on several of the following criteria: cash generation, product or service quality, financial performance, product or service delivery, strategic planning or plan execution, revenue/market share and cost management. The score assigned to members of the Company's executive leadership team, including all NEOs, was the average of the scores assigned to each program or functional group, which, upon consultation with Mr. Lawson and approval by the Compensation Committee, was rounded upward from 0.793 to 0.80.

Program/Functional Performance Score (adjusted for rounding)	0.80

Program/Functional Performance Score (weighted)	0.16

  Individual Performance (10% weighting):

The Individual Performance component was added in 2014 to further align executive compensation with the Company's focus areas in any given year by establishing relevant individual performance metrics targeting those focus areas relevant

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EXECUTIVE COMPENSATION

to each NEO. With respect to the measurement of the Individual Performance component for 2014 STI awards, the Compensation Committee used the following scoring criteria:

Factor	Performance Definitions
1.5 - 2.0	Exceptional: Significantly exceeded all or majority of commitments
1.0 - 1.5	Exceeds Expectations: Exceeded all or majority of commitments
1.0	Meets Expectations: Achieved all or majority of commitments
0.5 - 1.0	Meets Some Expectations: Did not achieve some of commitments
0.0 - 0.5	Unacceptable: Did not achieve majority of commitments

Individual Performance scores for each of the Company's NEOs in 2014, as approved by the Compensation Committee, were as follows:

NEO	Performance Consideration	Individual Performance Score	Individual Performance Score (weighted)

Mr. Lawson	• Exceptional performance on financial targets • Successful Gulfstream divestiture • Exceptional building of executive team and regaining market confidence	2.00	0.20

Mr. Kapoor	• Exceptional performance on financial targets • Increased predictability and successful management with key investor relationships • Strengthened governance on financial matters	1.70	0.17

Mr. Coleal	• Maintained effective cash management while falling short on cost challenges • Executed rate increases and deliveries while falling short on quality improvements	0.70	0.07

Mr. Anderson	• Established defense infrastructure • Executed defense programs • Achieved desired outcomes with contracts negotiations and pricing	1.00	0.10

Mr. Pilla	• Achieved revenue objectives while falling short on cash and cost of goods sold • Strengthened customer relationships while falling short on quality improvements • Met sustaining deliveries while falling short on A350 deliveries	0.70	0.07

Overall, each of the NEOs earned more than their target STI award for 2014 as a result of above target performance, as shown in the table below.

NEO	Applicable Period	Base Salary ($)	×	Target (% of Base Salary)	=	Target Award ($)	×	Company Performance (70% weighting)	+	Programs/ Functions Performance (20% weighting)	+	Individual Performance (10% weighting)	=	Payout ($)	2014 Total Payout ($)
Mr. Lawson (1)	January 1 – February 6, 2014	1,000,000		115		116,575		1.4		0.16		0.20		205,173
	February 7 – December 31, 2014	1,050,000		115		1,085,096		1.4		0.16		0.20		1,909,769	2,114,941
Mr. Kapoor	January 1 – December 31, 2014	525,000		100		525,000		1.4		0.16		0.17		908,250	908,250
Mr. Coleal	January 1 – December 31, 2014	585,000		100		585,000		1.4		0.16		0.10		953,550	953,550
Mr. Anderson (1)(2)	January 1 – February 6, 2014	400,000		120		48,658		1.4		0.16		0.07		48,658
	February 7 – December 31, 2014	420,000		100		377,425		1.4		0.16		0.07		377,425	707,296
Mr. Pilla (1)(2)	January 1 – February 6, 2014	350,000		120		42,575		1.4		0.16		0.07		69,398
	February 7 – December 31, 2014	390,000		100		350,466		1.4		0.16		0.07		571,259	640,657

(1)
Effective February 7, 2014, the base salaries of Messrs. Lawson, Anderson and Pilla were increased. Accordingly, each of their respective STI award payouts were calculated as separate components based on the portions of the year for which their respective old and new base salaries applied.
(2)
Effective February 7, 2014, the STI targets of Messrs. Anderson and Pilla were decreased from 120% to 100% of their respective base salaries. Accordingly, each of their respective STI award payouts were calculated as separate components based on the portions of the year for which their respective old and new STI targets applied.

In 2014, no changes were made to Mr. Lawson's, Mr. Kapoor's and Mr. Coleal's STI targets based on their respective aggregate compensation packages relative to the market median. In 2014, Mr. Pilla and Mr. Anderson's STI targets were reduced to 100% of their respective base salaries, matching the STI targets of the other NEOs (other than Mr. Lawson), to more closely align their respective STI targets to the market median.

 32          2015 Proxy Statement

EXECUTIVE COMPENSATION

The STI awards paid in 2015 in respect of 2014 performance were paid fully in cash and are considered to have been earned in 2014. These cash awards for the Named Executive Officers are reported as 2014 compensation in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table."

Effective January 30, 2015, in recognition of his exceptional performance, Mr. Lawson's 2015 STI target was increased to 150% of his base salary (assuming target performance is achieved). Effective March 20, 2015, following a change in Mr. Anderson's position from Senior Vice President, Defense and Contracts to Senior Vice President of Defense Programs, his target STI award was adjusted to 80% of his annual base salary. The STI targets of the other NEOs remain at 100% of their respective base salaries.

Long-Term Incentive Awards

LTI awards under the LTI Program are an important component of compensation, as they provide long-term, equity-based variable incentive compensation in keeping with the Company's executive compensation philosophy for the entire executive group. Prior to 2014, short-term incentive awards provided the at-risk component of the executive compensation package and the LTIP had been solely a time-based vesting plan used to retain the Company's executive leadership and reward the Company's high potential employees and tie pay to stockholder returns. In 2014, the Board, at the recommendation of the Compensation Committee, made changes to the design of the Company's long-term incentive program to include a performance-based component tied to the Company's TSR relative to the TSR of a group of the Company's peers (see Proxy Peer Group Table, page 27), while retaining awards subject to time-based vesting schedules aimed at retention. Under this new design, LTI awards consist of a time-based stock award that comprises 75% of a participant's annual LTI award, and a performance-based stock award that comprises 25% of a participant's annual LTI award, assuming target performance goals are achieved. The Compensation Committee also reduced the vesting schedule of service-based awards from four years to three years, to align with market practice, with LTI awards now vesting in three equal installments on each of the first, second and third anniversaries of the grant date.

With respect to performance-based awards under the LTI Program, the number of shares that vest with respect to a grant is determined based on the ranking of the Company's TSR, expressed as a percentile, relative to the TSR of a group of the Company's peers over a three year tracking period as compared to threshold, target and maximum performance goals. Participants are initially granted a number of unvested shares equal to the number of vested shares that the participant would be entitled to upon achievement of the target performance goal. For grants made in 2014, the tracking period runs from May 1, 2014 to April 30, 2017. For grants made in 2014, the TSR for the Company and each member of its peer group for the tracking period will be determined by calculating the percentage increase in the dividend adjusted, weighted-average closing share price for the 20-trading days ending April 30, 2017 over such weighted-average share price for the 20-trading days ending April 30, 2014. The Company's TSR percentile ranking with respect to its peer group will then be measured against threshold, target and maximum performance goals, which correspond to threshold, target and maximum vesting percentages. The table below sets forth these performance goals and vesting percentages:

		Threshold	Target	Maximum
Performance Goal	(Percentile Ranking)	25th	50th	90th
Vesting Percentage	(% of Participant's Total LTI Award)	6.25%	25.00%	50.00%
	(% of Target Performance-Based Award)	25.00%	100.00%	200.00%

If the Company's TSR percentile ranking falls between the threshold and the target performance goals or the target and the maximum performance goals, the percentage of the performance-based award that a participant will receive is interpolated on a straight-line basis. If the Company's TSR percentile ranking is below the threshold performance goal, the participant will not be entitled to any vested performance-based shares and if the Company's TSR percentile ranking is equal to or higher than the maximum performance goal, the participant will be entitled to a number of vested performance-based shares equal to 200% of the target performance-based share award. The number of vested shares a participant is entitled to increases at a higher rate as the Company's TSR moves from the threshold goal to the target goal compared to the rate of increase as the Company's TSR moves from target goal to maximum goal. That is, the straight-line interpolation used to determine the percentage of the performance-based award a participant is entitled to has a steeper incline from the threshold goal to the target goal than from the target goal to the maximum goal. This asymmetry reflects the importance the Company places on incentivizing executives to meet the Company's performance goals.

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EXECUTIVE COMPENSATION

In 2014, Mr. Lawson's LTI target was increased from 400% to 435% of his base salary in recognition of his accomplished performance in 2013 and to achieve closer alignment to the market median.

The table below outlines each of the Company's NEOs' annual target LTI stock awards in 2014 (reflecting fair value as calculated in accordance with applicable accounting rules).

NEO	2014 Time-Based LTI Award	2014 Performance-Based LTI Award
Mr. Lawson	$3,425,651	$1,141,899
Mr. Kapoor	$ 787,508	$ 262,538
Mr. Coleal	$ 745,907	$ 248,666
Mr. Anderson	$ 630,026	$ 210,022
Mr. Pilla	$ 555,781	$ 185,295

For 2015, the Company will retain emphasis on Company performance and stockholder value by continuing the 25% weighting tied to TSR. Beginning in 2015, LTI awards will be made in the first quarter and as a result, the three-year TSR tracking period applicable to performance-based stock grants will be aligned with the Company's fiscal year (i.e. beginning in January and ending in December), commensurate with best practices.

Effective January 30, 2015, in recognition of his exceptional performance, Mr. Lawson's 2015 LTI target was increased to 500% of his base salary. Effective March 20, 2015, following a change in Mr. Anderson's position from Senior Vice President, Defense and Contracts to Senior Vice President, Defense Programs, his target LTI award was adjusted to 100% of his annual base salary. The LTI targets of the other NEOs remain unchanged.

Other Compensation Elements

Executive Recruitment

Factors Guiding The Company's Decisions to Support Attraction, Motivation and Retention of Top Talent

In light of the Company's decision to bring in new talent, it has evaluated new measures to help attract such talent.

✓
The Company seeks highly qualified executive talent for its leadership team in a very competitive industry.

✓
The Company conducts strategic talent reviews of its executives against business needs on a regular and recurring basis.

✓
The Company balances its internal development and succession planning process with attracting high performing executives, who have proven records of skill and performance, from other companies, including the Company's competitors.

✓
In attracting external, skilled, high-performing talent, the Compensation Committee believes that the initial compensation package provided to an executive officer must be significant enough to attract the talent from his or her current company; therefore, base salaries have been moving from below market median to around the market median.

✓
Generally, the Company targets market median levels in total compensation; over time the Company has been elevating the portion paid in salary to align with market practices and reducing the Company's above-market incentives to help mitigate any undue risk-taking.

In the past, the Company has structured a variety of compensation arrangements and approved various payments to recruit executive talent. The Compensation Committee has approved long-term incentive stock awards and cash payments designed to compensate individual executive officers for compensation that they would forgo by leaving their prior employers. No such special compensation arrangements were newly entered into with any NEOs in 2014.

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EXECUTIVE COMPENSATION

Perquisites

Perquisites and other benefits represent a small part of the overall compensation package for the Company's executive officers. Beginning with fiscal year 2012, all individual perquisites for the participants were eliminated and replaced with an annual allowance of $25,000 for the Company's chief executive officer and up to $13,000 for each other participant, including each of the Company's other Named Executive Officers. Any portion of a participant's annual allowance that is not used by him or her by the end of the applicable calendar year lapses and does not carry over to the following calendar year nor is any remaining balance paid out to the participants, unless a change-in-control occurs (See "Potential Payments on Termination or Change-in-Control — Change-in-Control" on page 50). The Company's CEO administers the plan on behalf of the Board and the Compensation Committee, including designating participants and allowance amounts and ensuring that the use of perquisites is in compliance with the plan. The Board or the Compensation Committee may also increase or decrease allowance amounts at any time.

The Company's executive security procedures prescribe the level of personal security to be provided to the CEO. These security procedures are based on business related security concerns and have been assessed by an independent security consulting firm and deemed necessary and appropriate for the protection of the Company's CEO. These security procedures provide for the Company's CEO to use Company aircraft for personal travel for security reasons, and as a result, Mr. Lawson's use of the Company's aircraft represents a significant perquisite provided to Mr. Lawson in addition to those perquisites provided to him under the Company's Perquisite Allowance Plan.

The Compensation Committee will periodically review competitive market data to ensure that the Perquisite Allowance Plan is reasonable and within market practice.

Health Benefits/Retirement Plans

The Company provides its executive officers, including the Company's NEOs, benefits provided to all other salaried, non-union employees, including medical and dental insurance and tax-qualified defined contribution plan participation and matching (the Company's 401(k) plan). These benefits are important for retaining the Company's executive officers and enhancing their compensation through tax-excluded or tax-deferred vehicles. The Company's contributions to the Company's 401(k) plan on behalf of the NEOs are included in the "All Other Compensation" column of the "Summary Compensation Table" below. This plan furthers the Company's objectives of attracting and retaining well-qualified employees and executive officers as it is the Company's only active retirement plan.

In connection with the formation of the Company as a stand-alone company and the acquisition of the assets of the Company from Boeing, the Company adopted a supplemental executive retirement plan (SERP) in order to attract certain employees from Boeing. The SERP provides deferred compensation benefits to those of the Company's executive officers and certain other members of management that previously participated in Boeing's Supplemental Executive Retirement Plan for Employees of Boeing prior to the Boeing Acquisition. Also in connection with the Boeing Acquisition, the Company adopted the Pension Value Plan (PVP) for those former employees of Boeing who did not retire from Boeing by August 1, 2005. Both the SERP and the PVP are frozen plans, so no additional employees are becoming participants in the plans and no current participants are accruing any additional benefits. The PVP allowed the transfer of pension values from Boeing pension plans. The PVP is fully paid for by the Company, and the Company's employees are vested after reaching five years of service. The Company lists the benefit numbers for the Named Executive Officers in the "Pension Benefits" table and the additional narrative following that table.

Stock Ownership Guidelines

The Company maintains stock ownership guidelines for its Named Executive Officers and other senior executives to further promote alignment of management and stockholder interests. The ownership requirements (measured by value of the Company's stock required to be held) are based on a multiple of base salary tied to pay grade.

The stock ownership guidelines establish the following target levels for Company stock ownership:

Officer Level	Target Level (Multiple of Annual Base Salary)
Chief Executive Officer	5x
Senior Vice Presidents	3x
Vice Presidents	1x

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EXECUTIVE COMPENSATION

Non-employee directors are expected to own the greater of $250,000 worth of stock by market value or 12,500 shares or RSUs. Shares that satisfy the stock ownership guidelines include:

•
Shares of the Company's Class A and Class B Common stock or restricted stock units (i) owned outright either individually by an officer or as co-owner with spouse, (ii) owned in the name of any of the officer's minor children, either outright or with the officer and/or spouse, or (iii) held in trust for the officer, the officer's spouse and/or minor children;

•
Shares of the Company's Class B Common stock granted under the Executive Incentive Plan (EIP) for which the officer has met the service requirements; and

•
Phantom shares held in the SERP.

The stock ownership guidelines require that the chief executive officer and other senior elected officers accumulate their required positions within five years of the adoption of the guidelines, or for new officers, within five years of being hired or promoted into the officer position. In addition, increases in an officer's target level resulting from salary increases or promotions are required to be achieved within five years of the event requiring the increase. The Company believes that five years provides a reasonable goal for executives to accumulate shares through earned incentive awards.

During the five-year accumulation period, the chief executive officer and other senior elected officers are expected to continuously accumulate qualifying equity until they meet the minimum stock ownership guideline. The Company reviews on an annual basis the ownership position of the chief executive officer and each of the other senior elected officers who is required to adhere to these guidelines. The Company may restrict any officer from liquidating any of his or her then-current holdings in Company stock, except for those shares which are sold to meet Company tax withholding requirements. The Company may modify or waive the requirements of the guidelines, at its discretion, if it determines that compliance would result in severe hardship for an officer.

Compensation in Connection with Termination of Employment

The Company believes that competitive severance protection is an appropriate incentive in attracting and retaining talent. The Company has provided for termination compensation through certain individual employment agreements in the form of salary and benefit continuation for a moderate period of time following involuntary termination of an executive officer's employment. The Company has also agreed to individual severance arrangements at the time of termination of employment, taking into account the specific facts and circumstances surrounding termination, including other compensation available at such time. The Company also considers the need to protect the Company's business and confidential and proprietary information through non-competition, non-solicitation and similar agreements, and the desire to provide for effective transitions between departing executives and continuing or new management.

You can find additional information regarding the Company's practices in providing compensation in connection with termination of employment and change-in-control under the heading "Potential Payments on Termination or Change-in-Control" below.

Compensation in Connection with Change-In-Control

The Company maintains several programs of broad application that are designed to provide compensation in connection with the termination of employment or a change-in-control of the Company. Specifically, the Company's STI awards, LTIP awards (made prior to the adoption of the OIP), LTI awards and Perquisite Allowance Plan provide for certain compensation in connection with a change-in-control of the Company as discussed below under "Potential Payments Upon Termination or Change-in-Control — Change-in-Control."

Short-Term Incentive Awards

Upon the occurrence of a change-in-control of the Company each STI award participant who is employed by the Company on the date of the change-in-control or who was terminated without cause within 90 days prior to the change-in-control will be entitled to receive an award of cash in an amount equal to the full-year STI award that such participant would have been entitled to receive for such year had the target performance metrics established for such year been met.

 36          2015 Proxy Statement

EXECUTIVE COMPENSATION

Long-Term Incentive Awards

With respect to long-term incentive awards made prior to the adoption of the OIP, upon the occurrence of a change-in-control of the Company (i) each long-term incentive award participant who is employed by the Company on the date of the change-in-control or who was terminated without cause within 90 days prior to the change-in-control will be entitled to receive an award of cash in an amount equal to the value of the full-year long-term incentive award that would have been made to such participant within the 12-month period following the change-in-control if not for the occurrence of the change-in-control and (ii) any outstanding unvested long-term incentive award shares previously granted to each such participant will vest immediately.

With respect to LTI Program participants, except as otherwise provided in a participant's award agreement, the unvested LTI awards of a participant who is employed by the Company on the date of a change-in-control, or whose employment was involuntarily terminated by the Company (other than for cause) within the ninety (90) days preceding a change-in-control, became fully vested upon a change-in-control and the participant will also receive a cash award equal to the dollar value of the LTI award that would have been made to the participant in the ordinary course of business within the 12-month period following the date of the change-in-control based on the participant's annual base pay in effect on the date of the change-in-control. The foregoing notwithstanding, if the vesting of an unvested LTI award is subject to performance conditions, the vested portion will, at the discretion of the Compensation Committee, be determined based upon actual performance through the date of the change-in-control or, if the Compensation Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance.

Perquisite Allowance Plan

The Perquisite Allowance Plan provides that, in the event of a change-in-control of the Company, each participant will receive a cash award equal to any remaining unused portion of his or her allowance for the year in which the change-in-control occurs, plus an amount equal to the participant's full allowance for the calendar year in which the change-in-control occurs, which is intended to enable the employee to transition to self-funding.

Accounting and Tax Treatment of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes a $1 million limit on the amount that a public company may deduct for compensation paid to a company's chief executive officer or any of a company's three other most highly compensated executive officers (other than its chief financial officer) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualifying performance-based" compensation (i.e., compensation paid only if the individual's performance meets pre-established objective goals based on performance criteria approved by stockholders).

The Company believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m), and not all amounts currently paid under the Company's compensation programs qualify as performance-based compensation that is excluded from the limit on deductibility. The OIP permits the Company to make short-term and long-term incentive awards that meet the performance-based criteria to allow such awards to be excluded from the limitation on deductibility.

The Company has adopted FASB's authoritative guidance on stock-based compensation accounting, which generally requires companies to measure the cost of employee and non-employee services received in exchange for an award of equity instruments based on the grant-date fair value and to recognize this cost over the requisite service period or immediately if there is no service period and there are no other vesting requirements. The notes to the Company's consolidated financial statements, included in the Company's Annual Report on Form 10-K for fiscal year 2014 filed with the SEC, contain further information concerning the Company's policies with respect to FASB's authoritative guidance on stock-based compensation accounting.

 2015 Proxy Statement         37

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee establishes and oversees the design and functioning of the Company's executive compensation program. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section in this Proxy Statement with the Company's management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2015 Annual Meeting of Stockholders and also be incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year 2014.

Compensation Committee

Paul Fulchino, Chairman
Charles Chadwell
Richard Gephardt
Robert Johnson
Tawfiq Popatia

 38          2015 Proxy Statement

Summary Compensation Table

The following table summarizes compensation information for the fiscal year ended December 31, 2014, for (i) Mr. Lawson, the Company's chief executive officer, (ii) Mr. Kapoor, the Company's chief financial officer and (iii) the Company's other three Named Executive Officers. The following table also summarizes compensation information for the fiscal years ended December 31, 2012 and 2013 for those of the foregoing officers who were listed as Named Executive Officers in the Company's Proxy Statements for its 2013 and 2014 Annual Meetings of Stockholders.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(12) ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation(13) ($)	Change in Pension Value and Nonqualified Compensation Deferred Earnings ($)	All Other Compensation(15) ($)	Total ($)
Larry A. Lawson,	2014	1,123,082	(3)	—		$4,567,550	(3)	—	2,114,941	—	1,127,139 (16)	8,932,712
President & CEO (1)	2013	688,463		200,000	(7)	10,000,025		—	1,150,000	—	431,065 (17)	12,469,553
Sanjay Kapoor	2014	545,184		100,000	(8)	1,050,046		—	908,250	—	498,116 (18)	3,101,596
SVP/CFO (2)	2013	119,133		202,500	(9)	2,000,051		—	525,000	—	41,566 (19)	2,888,250
David M. Coleal,	2014	607,500		—		994,573		—	953,550	—	68,886 (20)	2,624,509
EVP/General Manager —	2013	508,080	(4)	120,326	(10)	2,028,902		—	242,640 (4)	—	63,876 (21)	2,963,824
Boeing, Business &	2012	381,160	(4)	239,472	(11)	537,756		—	41,343 (4)	—	49,892 (22)	1,249,623
Regional Jets
Philip D. Anderson,	2014	433,072	(5)	—		840,048		—	707,296	—	25,633 (23)	2,006,049
SVP of Defense	2013	400,005		32,000	(7)	854,500		—	230,400	—	31,452 (24)	1,548,357
Programs	2012	373,077	(5)	50,000	(7)	874,591		—	56,443 (5)	—	17,051 (25)	1,371,162
John A. Pilla,	2014	398,846	(6)	—		741,075		—	640,657	125,620 (14)	35,228 (26)	1,941,426
SVP/GM Airbus	2013	334,618	(6)	35,000	(7)	1,371,942		—	193,920 (6)	— (14)	33,917 (27)	1,969,397
Programs	2012	286,923	(6)	100,000	(7)	596,719		—	43,451 (6)	109,012 (14)	31,684 (28)	1,167,789

(1)
Mr. Lawson was appointed President and Chief Executive Officer of the Company, effective April 6, 2013.
(2)
Mr. Kapoor was appointed Senior Vice President and Chief Financial Officer of the Company, effective September 23, 2013
(3)
Effective as of February 7, 2014, Mr. Lawson's annual base salary increased from $1,000,000 to $1,050,000. Accordingly, Mr. Lawson's annual salary for 2014 and cash compensation earned as a short term incentive award under the OIP for 2014 performance were prorated based on the portions of the year for which his new compensation arrangements applied.
(4)
Effective as of (a) May 3, 2013, Mr. Coleal's annual base salary increased from $385,000 to $585,000 and (b) May 4, 2012, Mr. Coleal's annual base salary increased from $375,000 to $385,000. Accordingly, Mr. Coleal's annual salary for 2013 and 2012 and cash compensation earned under the Company's Short-Term Incentive Plan (STIP) for 2013 and 2012 performance were prorated based on the portion of the year for which his new compensation arrangement applied.
(5)
Effective as of (a) February 7, 2014, Mr. Anderson's annual base salary increased from $400,000 to $420,000 and (b) May 4, 2012, Mr. Anderson's annual base salary increased from $330,000 to $400,000. Accordingly, Mr. Anderson's annual salaries for 2012 and 2014 and cash compensation earned under the STIP for 2012 performance and as a short term incentive award under the OIP for 2014 performance were prorated based on the portions of the year for which his new compensation arrangements applied.
(6)
Effective as of (a) February 7, 2014, Mr. Pilla's annual base salary increased from $350,000 to $390,000, (b) May 3, 2013, Mr. Pilla's annual base salary increased from $310,000 to $350,000 and (c) May 4, 2012, Mr. Pilla's annual base salary increased from $250,000 to $310,000. Accordingly, Mr. Pilla's annual salary for 2014, 2013 and 2012 and cash compensation earned as a short term incentive award under the OIP for 2014 performance and under the STIP for 2013 and 2012 performance were prorated based on the portion of the year for which his new compensation arrangement applied.
(7)
Represents a discretionary cash bonus paid to the respective executive officer. The Company discontinued its payment of discretionary cash bonuses beginning in 2014.
(8)
Represents a portion of the signing bonus payable under Mr. Kapoor's employment agreement.
(9)
Represents (i) a discretionary bonus in the amount of $52,500 and (ii) $150,000 as a portion of the signing bonus payable under Mr. Kapoor's employment agreement.
(10)
Represents (i) a discretionary bonus in the amount of $47,000 and (ii) $73,326 as a portion of the cash signing bonus payable under Mr. Coleal's employment agreement.
(11)
Represents (i) a discretionary bonus in the amount of $125,000 and (ii) $114,472 as a portion of the cash signing bonus payable under Mr. Coleal's employment agreement.
(12)
Represents the dollar amount computed based on the individual award grant date fair values reported in the applicable year's Grants of Plan-Based Awards Table in accordance with FASB's authoritative guidance on stock-based compensation accounting. Additional information concerning the Company's accounting for stock awards may be found in Note 18 to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for 2014.

 2015 Proxy Statement         39

EXECUTIVE COMPENSATION

  The following table sets forth the grant date fair value of the time-based and performance-based LTI awards of restricted stock made under the OIP in 2014:

Name	Grant Date Fair Value 2014 Time-Based Awards ($)	Grant Date Fair Value 2014 Performance-Based Awards ($)
Larry A. Lawson	3,425,651	1,141,899
Sanjay Kapoor	787,508	262,538
David M. Coleal	745,907	248,666
Philip D. Anderson	630,026	210,022
John A. Pilla	555,781	185,295

  Values for the performance-based LTI awards are based on the probable ranking of the Company's TSR relative to the TSR of a group of the Company's peers.

  The grant date fair value of $45.04 for the performance-based LTI awards was determined using a Monte Carlo simulation model. The value was determined using the historical stock price volatilities of the companies in the Company's peer group over the most recent three-year period, assuming dividends for each company are reinvested on a continuous basis and a risk-free rate of interest of 0.89%.

  The maximum grant date fair values of the performance-based share grants made under the OIP in 2014, assuming a 200% maximum payout, are as follows:

Name	Maximum Grant Date Fair Value 2014 Performance-based share grants ($)
Larry A. Lawson	2,283,798
Sanjay Kapoor	525,076
David M. Coleal	497,332
Philip D. Anderson	420,043
John A. Pilla	370,589
(13)
Represents cash compensation earned by each Named Executive Officer under the STIP for fiscal years 2012 and 2013 and under the STI program under the OIP for fiscal year 2014.
(14)
Represents the aggregate increase in the actuarial present value of the respective executive officer's interest under the Company's Pension Value Plan. In 2013, since the value of the benefits payable to Mr. Pilla under the Pension Value Plan decreased by $55,841, no increase was recorded. There were no above-market earnings on Mr. Pilla's interest under the Company's Deferred Compensation Plan.
(15)
"Personal airplane usage", as referenced in footnote 16 and 17, is included in All Other Compensation as a perquisite, and consists of the incremental cost to the Company of personal usage of its corporate airplane. The incremental cost to the Company for personal airplane usage is calculated based on a methodology that includes the weighted average cost of fuel, maintenance expenses, parts and supplies, landing fees, ground services, catering and crew expenses associated with such use, including those associated with "deadhead" flights related to such use. Because the corporate airplane is used primarily for business travel, the methodology excludes fixed costs that do not change based on usage. Fixed costs include pilot salaries, the purchase or lease costs of the airplane and the cost of maintenance not related to personal travel. Executives, their families and invited guests occasionally fly on the corporate airplane as additional passengers on business flights. In those cases, the aggregate incremental cost to the Company is a de minimis amount, and as a result, no amount is reflected in the Summary Compensation Table. Executives, directors, their families and invited guests also occasionally fly on the corporate airplane as additional passengers on personal flights that are attributed to another executive, in which case the entire incremental cost is allocated to the executive who arranged for the personal flight. The Company does not grant bonuses to cover, reimburse or otherwise "gross-up" any income tax owed for personal travel on the corporate airplane.
(16)
Includes (a) financial professional services, (b) residential security lighting, (c) personal use of country club membership paid for by the Company, (d) $57,908 for personal airplane usage, (e) $16,951 for Company contributions to defined contribution plans, (f) $1,000,000 for Company contributions to non-qualified deferred compensation plan, and (g) $2,612 for Company contributions toward life insurance coverage.
(17)
Includes (a) $357,830 for relocation expenses reimbursed by the Company, (b) financial professional services, (c) $31,484 for personal airplane usage, (d) personal use of country club membership paid for by the Company, (e) $13,125 for Company contributions to defined contribution plans and (f) $1,715 for Company contributions toward life insurance coverage.
(18)
Includes (a) $470,251 for relocation expenses reimbursed by the Company, (b) vehicle costs, (c) personal use of country club membership paid for by the Company, (d) $13,125 for Company contributions to defined contribution plans and (e) $1,397 for Company contributions toward life insurance coverage.
(19)
Includes (a) $28,281 for relocation expenses reimbursed by the Company, (b) vehicle costs and (c) $285 for Company contributions toward life insurance coverage.

 40          2015 Proxy Statement

EXECUTIVE COMPENSATION

(20)
Includes (a) travel-related expenses, (b) vehicle lease payments and other vehicle-related expenses, (c) tax professional expenses, (d) gym membership, (e) $16,950 for Company contributions to defined contribution plans, (f) $38,025 for Company contributions to non-qualified deferred compensation plan and (g) $911 for Company contributions toward life insurance coverage.
(21)
Includes (a) travel-related expenses, (b) vehicle lease payments and other vehicle-related expenses, (c) tax professional expenses, (d) gym membership, (e) satellite radio fees, (f) $18,931 for Company contributions to defined contribution plans, (g) $33,680 for Company contributions to non-qualified deferred compensation plan and (h) $696 for Company contributions toward life insurance coverage.
(22)
Includes (a) dependent travel, (b) tax and financial professional services, (c) vehicle lease payments, (d) professional organizational dues, (e) $11,270 for Company contributions to defined contribution plans, (f) $25,025 for Company contributions to non-qualified deferred compensation plan and (g) $597 for Company contributions toward life insurance coverage.
(23)
Includes (a) vehicle lease payments, (b) $16,950 for Company contributions to defined contribution plans and (c) $1,034 for Company contributions toward life insurance coverage.
(24)
Includes (a) vehicle lease payments, (b) personal use of country club membership paid for by the Company, (c) $18,721 for Company contributions to defined contribution plans and (d) $683 for Company contributions toward life insurance coverage.
(25)
Includes (a) $16,479 for Company contributions to defined contribution plans and (b) $572 for Company contributions toward life insurance coverage.
(26)
Includes (a) $33,525 for Company contributions to defined contributions plans and (b) $1,703 for Company contributions toward life insurance coverage.
(27)
Includes (a) $33,117 for Company contributions to defined contribution plans and (b) $800 for Company contributions toward life insurance coverage.
(28)
Includes (a) $31,051 for Company contributions to defined contribution plans and (b) $633 for Company contributions toward life insurance coverage.

 2015 Proxy Statement         41

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards for Fiscal Year 2014

The following table presents information regarding grants of plan-based awards to the Company's Named Executive Officers during the fiscal year ended December 31, 2014.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock(3) or	All Other Option Awards Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Option (#)	Award ($/Sh)	Awards(4) ($)
Larry A. Lawson	N/A	301,875	1,207,500	2,415,000	—	—	—	—	—	—	N/A
President &	5/8/14	—	—	—	6,338	25,353	50,706	—	—	—	1,141,899
CEO	5/8/14	—	—	—	—	—	—	103,260	—	—	3,425,651
Sanjay Kapoor	N/A	131,250	525,000	1,050,000	—	—	—	—	—	—	N/A
SVP &	5/8/14	—	—	—	1,457	5,829	11,658	—	—	—	262,538
CFO	5/8/14	—	—	—	—	—	—	23,738	—	—	787,508
David M. Coleal,	N/A	146,250	585,000	1,170,000	—	—	—	—	—	—	N/A
EVP/General	5/8/14	—	—	—	1,380	5,521	11,042	—	—	—	248,666
Manager — Boeing, Military, Business & Regional Jet Programs & Aftermarket	5/8/14	—	—	—	—	—	—	22,484	—	—	745,907
Philip D. Anderson,	N/A	105,000	420,000	840,000	—	—	—	—	—	—	N/A
SVP of Defense	5/8/14	—	—	—	1,166	4,663	9,326	—	—	—	210,022
Programs	5/8/14	—	—	—	—	—	—	18,991	—	—	630,026
John A. Pilla,	N/A	97,500	390,000	780,000	—	—	—	—	—	—	N/A
SVP/ GM Airbus	5/8/14	—	—	—	1,029	4,114	8,228	—	—	—	185,295
Programs	5/8/14	—	—	—	—	—	—	16,753	—	—	555,781

(1)
2014 STI cash awards, paid in February 2015, were granted and earned in 2014. The actual cash awards for the Named Executive Officers for 2014 are reported in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table."
(2)
Range represents the number of performance-based LTI awards of restricted stock that will vest at the end of the three-year performance period based on the ranking of the Company's TSR relative to the TSR of a group of the Company's peers.
(3)
The service-based LTI awards of restricted stock will vest annually at a rate of 33% beginning May 8, 2015 if such Named Executive Officer remains employed by the Company or any of its subsidiaries on each annual vesting date.
(4)
Represents the grant date fair value of each equity award computed in accordance with FASB's authoritative guidance on stock-based compensation accounting and includes amounts from awards granted in 2014. Additional information concerning the Company's accounting for stock awards may be found in Note 18 to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for 2014.

 42          2015 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at End of Fiscal Year 2014

The following table presents information concerning the number and value of unvested restricted stock grants to the Company's Named Executive Officers under its LTIP and OIP outstanding as of December 31, 2014. The Company has not granted any options or option-like awards.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(6) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(7) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(8) ($)
Larry A. Lawson	—	—	—	—	—	487,321 (1)	20,974,296	6,338	272,788
President & CEO
Sanjay Kapoor	—	—	—	—	—	71,704 (2)	3,086,140	1,457	62,709
SVP & CFO
David M. Coleal,	—	—	—	—	—	138,324 (3)	5,953,465	1,380	59,395
EVP/General Manager — Boeing, Military, Business & Regional Jet Programs & Aftermarket
Philip D. Anderson,	—	—	—	—	—	85,048 (4)	3,660,466	1,166	50,185
SVP of Defense Programs
John A. Pilla,	—	—	—	—	—	100,101 (5)	4,308,347	1,029	44,288
SVP/GM Airbus Programs

(1)
(a) 192,030 restricted Class A shares granted under the LTIP will vest annually at a rate of 50% beginning April 6, 2015, (b) 192,031 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning May 8, 2015, and (c) 103,260 restricted Class A shares granted under the OIP will vest annually at a rate of 33% beginning on May 8, 2015, in each case, if Mr. Lawson continues to be employed by the Company or any of its subsidiaries on each such vesting date.
(2)
(a) 22,572 restricted Class A shares granted under the LTIP will vest annually at a rate of 50% beginning September 23, 2015, (b) 25,394 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning September 23, 2015 and (c) 23,738 restricted Class A shares granted under the OIP will vest annually at a rate of 33% beginning May 8, 2015, in each case, if Mr. Kapoor continues to be employed by the Company or any of its subsidiaries on each such vesting date.
(3)
(a) 7,899 restricted Class A shares granted under the LTIP will vest on May 10, 2015, (b) 12,454 restricted Class A shares granted under the LTIP will vest annually at a rate of 50% beginning on May 8, 2015, (c) 95,487 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning May 8, 2015, and (d) 22,484 restricted Class A shares granted under the OIP will vest annually at a rate of 33% beginning on May 8, 2015, in each case, if Mr. Coleal continues to be employed by the Company or any of its subsidiaries on each such vesting date.
(4)
(a) 6,084 restricted Class A shares granted under the LTIP will vest on May 10, 2015, (b) 21,566 restricted Class A shares granted under the LTIP will vest annually at a rate of 50% beginning on May 8, 2015, (c) 38,407 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 8, 2015, and (d) 18,991 restricted Class A shares granted under the OIP will vest annually at a rate of 33% beginning on May 8, 2015, in each case, if Mr. Anderson continues to be employed by the Company or any of its subsidiaries on each such vesting date.
(5)
(a) 5,291 restricted Class A shares granted under the LTIP will vest on May 10, 2015, (b) 14,207 restricted Class A shares granted under the LTIP will vest annually at a rate of 50% beginning on May 8, 2015, (c) 63,850 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 8, 2015, and (d) 16,753 restricted Class A shares granted under the OIP will vest annually at a rate of 33% beginning on May 8, 2015, in each case, if Mr. Pilla continues to be employed by the Company or any of its subsidiaries on each such vesting date.
(6)
Market value calculated by multiplying the number of shares by $43.04, the closing price per share of the Company's Class A Common stock on the last trading day of its fiscal year 2014.
(7)
Represents performance-based LTI awards granted in 2014 with a performance tracking period running from May 1, 2014 to April 30, 2017. Performance-based LTI awards are earned and paid out in shares of Class A common stock at the end of the three-year tracking period based upon the ranking of the Company's TSR relative to the TSR of a group of the Company's peers over such period. The number of shares of stock shown is based upon the achievement of a threshold performance goal.
(8)
Market value calculated by multiplying the number of shares by $43.04, the closing price per share of the Company's Class A Common stock on the last trading day of its fiscal year 2014.

 2015 Proxy Statement         43

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested for Fiscal Year 2014

The following table presents information concerning the vesting of restricted stock for the Company's Named Executive Officers during the fiscal year ended December 31, 2014. The Company has not granted any options or option-like awards.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting(6) ($)
Larry A. Lawson, President & CEO	—	—	96,017	(1)	2,556,933
Sanjay Kapoor, SVP & CFO	—	—	19,752	(2)	752,551
David M. Coleal, EVP/General Manager — Boeing, Military, Business & Regional Jet Programs & Aftermarket	—	—	16,556	(3)	542,540
Philip D. Anderson, SVP of Defense Programs	—	—	25,826	(4)	846,722
John A. Pilla, SVP/GM Airbus Programs	—	—	20,722	(5)	680,346

(1)
Represents Class A shares of restricted stock awarded by the Company under the LTIP.
(2)
Represents Class A shares of restricted stock awarded by the Company under the LTIP.
(3)
Represents 2,429 Class A shares of restricted Common stock awarded by the Company under the STIP and 14,127 Class A shares of restricted Common stock awarded by the Company under the LTIP.
(4)
Represents 3,316 Class A shares of restricted Common stock awarded by the Company under the STIP and 22,510 Class A shares of restricted Common stock awarded by the Company under the LTIP.
(5)
Represents 2,553 Class A shares of restricted Common stock awarded by the Company under the STIP and 18,169 Class A shares of restricted Common stock awarded by the Company under the LTIP.
(6)
Class A shares of restricted Common stock awarded by the Company under the STIP vested on (i) February 22, 2014 at $28.65, the closing price of the Company's Class A Common stock on February 24, 2014, the first market trading date after the vesting date, which was a Saturday. Class A shares of restricted stock granted as one-time awards under the LTIP to Mr. Lawson vested on April 6, 2014 at $26.63, the closing price of the Company's Class A Common stock on April 7, 2014, the first market trading date after the vesting date, which was a Sunday. Class A shares of restricted stock granted as one-time awards under the LTIP to Mr. Kapoor vested on September 23, 2014 at $38.10, the closing price of the Company's Class A Common stock on the vesting date. Other Class A shares of restricted Common stock awarded by the Company under the LTIP vested on May 4, 2014, May 8, 2014 and May 10, 2014. The closing price of the Company's Class A Common stock on May 5, 2014, the first market trading day after the vesting date of May 4, 2014, which was a Sunday, was $33.43. The closing price of the Company's Class A Common stock on May 8, 2014 was $33.21. The closing price of the Company's Class A Common stock on May 12, 2014, the first market trading day after the vesting date of May 10, 2014, which was a Saturday, was $33.69.

Pension Benefits

The following table presents information concerning benefits received under the Company's Pension Value Plan by the Named Executive Officers during the fiscal year ended December 31, 2014.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payment During Last Fiscal Year ($)
Larry A. Lawson, President & CEO	—	—		—	—
Sanjay Kapoor, SVP & CFO	—	—		—	—
David M. Coleal, EVP/General Manager — Boeing, Military, Business & Regional Jet Programs & Aftermarket	—	—		—	—
Philip D. Anderson, SVP of Defense Programs	—	—		—	—
John A. Pilla, SVP/GM Airbus Programs	Pension Value Plan	24.0875	(1)	645,785	0

(1)
As reported by Boeing under a Boeing Prior Plan (as defined below), and includes service with Boeing. See narrative below.

Effective June 17, 2005, pension assets and liabilities were spun-off from three of Boeing's qualified plans (each, a "Prior Plan") into four Spirit qualified plans for each Spirit employee who did not retire from Boeing by August 1, 2005. Each Prior Plan was frozen as of June 16, 2005, for future service credits and pay increases. Effective December 31, 2005, all four qualified plans were merged together into the Spirit AeroSystems Holdings, Inc. Pension Value Plan ("PVP").

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One of the Company's Named Executive Officers, Mr. Pilla, is a participant in the PVP. The Company's other four Named Executive Officers were not employees of Boeing who joined the Company at the time of the Boeing Acquisition. Benefits under the PVP applicable to Mr. Pilla are based upon a Prior Plan benefit plus a Cash Balance benefit. An actuarial determination of the Prior Plan benefit was completed by Boeing based on service and final average pay through December 31, 1998, and indexed for changes in base pay through June 16, 2005. The Prior Plan amounts are payable as a life annuity beginning at normal retirement (age 65), with the full benefit payable upon retirement on or after age 60. Under the Cash Balance benefit formula, employees received Benefit Credits based on their age at the end of each plan year through June 16, 2005. The annual Benefit Credit was a specified percentage of eligible pay, ranging from 3% at ages younger than 30 to 11% upon reaching age 50. Eligible pay included base pay and executive incentive pay, limited to Code Section 401(a)(17) limits. The Benefit Credits ceased upon freezing of the Prior Plan; however, employees continue to receive Interest Credits each year. The Interest Credits for each year are based on the 30-year Treasury Rate as of November of the prior year, with a minimum of 5.25% and maximum of 10%. The Cash Balance account is converted to a life annuity upon an active employee's retirement using a factor of 11.

The PVP is fully paid for by the Company and employees are vested after reaching three years of service. Vesting service continues to accumulate after June 16, 2005 for continued employment. Mr. Pilla is fully vested in his benefits.

The normal retirement age under the PVP is 65. There are various early retirement ages allowed under the plan for the various benefits provided to employees. A portion of the Prior Plan benefit is reduced by 2% for each year that benefits commence prior to age 60. Mr. Pilla is currently 55 years of age. Projected annual benefits payable upon retirement at age 60 are $47,154 for Mr. Pilla. If he retires at age 65, the annual benefit amount is $51,633.

For purposes of the calculations shown in the "Pension Benefits" table, the Company assumes that the Named Executive Officer elects a single life annuity form of payment. The present value determination is based on the RP2000 Sex Distinct Mortality Table projected to 2018 with white collar adjustment and a 3.99% discount rate. The Interest Crediting Rate used in the calculations is 5.25% for each future year. The present values were calculated assuming the Named Executive Officer retires and commences receipt of benefits at age 60, or December 31, 2014, if later.

The Company also maintains the SERP, which provides supplemental, nonqualified retirement benefits to executives who (1) had their benefits transferred from a Boeing nonqualified plan to the SERP and (2) did not elect to convert their SERP benefit into phantom shares as of June 17, 2005. Benefits under this plan were also frozen as of the date of the Boeing Acquisition. There are no SERP annuity benefits presently payable to the Named Executive Officers.

Other Retirement Benefits

The Company sponsors the Spirit AeroSystems Holdings, Inc. Retirement & Savings Plan ("RSP"), a qualified plan covering certain eligible employees. Under the RSP, the Company makes a matching contribution of 75% of the employee's contributions to a maximum 6% of compensation match based on employee contributions of 8% of compensation. Compensation for this plan is base pay, subject to compensation limits prescribed by the IRS. The matching contributions are immediately 100% vested.

Non-matching contributions, based on an employee's age and vesting service, are made at the end of each calendar year for certain employee groups. Each Named Executive Officer is eligible for these contributions for each year that he (1) is employed by the Company as of December 31 and (2) receives a year of vesting service. If age plus vesting service totals less than 60, employees receive 1.5% of base salary as a non-matching Company contribution; if age plus vesting service totals at least 60 but less than 80, employees receive 3% of base salary; and if age plus vesting service totals at least 80, employees receive a 4.5% of base salary contribution. These contributions are 25% vested at two years, 50% vested at three years, 75% vested at four years, and 100% vested at five years of vesting service, which includes prior service with Boeing.

In addition, the Company contributes amounts for certain employees eligible for transition contributions. In general, employees who became the Company's employees on June 17, 2005, did not retire from Boeing, and had at least five years of vesting service as of that date are eligible for such transition contributions. Mr. Pilla is the Company's only Named Executive Officer entitled to such transition contributions. Transition contributions are paid at the end of each calendar year for a number of years equal to the employee's vesting service as of June 17, 2005, up to a maximum of 15 years. For vesting service from 5-9 years, such transition contribution is 1.5% of base salary per year; for 10-14 years, it is 2.5% of base salary per year; and for at least 15 years, it is 3.5% of base salary per year. These contributions become vested after three years of vesting service with the Company or upon reaching age 60, if earlier.

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EXECUTIVE COMPENSATION

RSP matching contributions, non-matching contributions and transition contributions are included in the "Summary Compensation Table" above as a component of "All Other Compensation" for the eligible Named Executive Officer.

The Company makes post-retirement medical and dental coverage available to all employees who retire from the Company at age 55 or later, provided they have at least 10 years of service and participated in the Company's medical and dental plans prior to retirement. Employees pay the full cost of coverage for this benefit — the Company does not pay any subsidy. For employees previously employed by Boeing whom the Company hired as of June 17, 2005, the Company provides subsidized post-retirement medical coverage upon early retirement after attaining age 62 with 10 years of service. Subject to paying the same employee premiums as an active employee, early retirees may maintain their medical coverage until attainment of age 65 or Medicare eligibility due to disability prior to age 65. The subsidized medical coverage will be available to Mr. Pilla, provided he retires from the Company at or after age 62.

Nonqualified Deferred Compensation

The following table presents information concerning each of the Company's defined contribution or other plans that provides for the deferral of compensation of the Company's Named Executive Officers on a basis that is not tax qualified.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Larry A. Lawson, President & CEO	1,116,348	1,000,000	58,487	0	2,174,835
Sanjay Kapoor, SVP & CFO	—	—	—	—	—
David M. Coleal, EVP/General Manager — Boeing, Military, Business & Regional Jet Programs & Aftermarket	0	38,025	3,585	0	126,978
Philip D. Anderson, SVP of Defense Programs	—	—	—	—	—
John A. Pilla, SVP/GM Airbus Programs	0	0	2,547	0	63,201

The Company also sponsors the Spirit AeroSystems Holdings Deferred Compensation Plan ("DCP"). This nonqualified plan allows eligible employees to defer receipt of a portion of their base salary or short-term incentive compensation. In addition, the DCP allows for discretionary contributions by the Company into a separate account in the DCP. Deferred amounts and amounts which the Company contributes to its employees' accounts in the DCP are credited with a rate of return equal to 120% of the applicable federal long-term rate for October of the prior fiscal year. For 2014, the interest crediting rate was 4.2%. Accumulated amounts are payable to the participant in either a lump sum or installments upon separation from employment with the Company, or at the end of the deferral period selected by the participant upon enrollment in the DCP.

Contributions to the DCP labeled as "Registrant Contributions" (if any) are included as part of "All Other Compensation" in the "Summary Compensation Table". There were no "above-market" earnings (defined by SEC rule as that portion of interest that exceeds 120% of the applicable federal long-term rate) under the plan during fiscal year 2014, as the Company used 120% of the applicable federal long-term rate to determine the amounts to be contributed.

Potential Payments Upon Termination or Change-in-Control

Termination of Employment

Spirit maintains employment agreements with certain Named Executive Officers, pursuant to which certain payments may be made, or benefits provided, in the event the executive's employment is terminated; however, the provisions in the employment agreements of Messrs. Anderson and Coleal pursuant to which such payments would be made upon termination are no longer applicable. Mr. Pilla's employment agreement contains no such provisions providing for payments or benefits in such circumstances. In addition, upon termination of employment, amounts may become payable to the Named Executive Officers pursuant to the SERP, the DCP and the STI Program under the OIP.

Employment Agreements

Employment agreements entered into by Spirit with Messrs. Lawson and Kapoor provide for varying types and amounts of payments and additional benefits upon termination of employment, depending on the circumstances of the termination.

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•
Voluntary Termination by the Executive. In the event of voluntary termination by the executive, salary and benefits are continued only through the date of termination.

•
Involuntary Termination by Spirit for Cause. In the event of involuntary termination by Spirit for cause, no amounts are payable by reason of termination, other than salary and benefits payable through the date of termination. Generally, Messrs. Lawson's and Kapoor's employment agreements define termination for "cause" to mean (1) the executive committing a material breach of his employment agreement or acts involving fraud, dishonesty, disclosure of confidential information, or the commission of a felony, or direct and deliberate acts constituting a material breach of his duty of loyalty to Spirit; (2) the executive willfully or continuously refusing to or willfully failing to perform the material duties reasonably assigned to him by the Board or the Company, as applicable, where the refusal or failure does not result from a disability (as discussed below); (3) material underperformance, as reflected in two consecutive performance reviews provided no less than six months apart; or (4) the inability of the executive to obtain and maintain appropriate United States security clearances. In the case of Mr. Kapoor's employment agreement, crimes of moral turpitude are also grounds for termination for "cause." Each of Mr. Lawson's and Mr. Kapoor's employment agreements states that his termination is not deemed to be for cause unless and until there shall have been delivered to the executive a copy of a resolution to that effect, duly adopted by the Board.

•
Involuntary Termination by Spirit without Cause or Termination by Executive for Good Reason. In the event Mr. Lawson's employment terminates due to involuntary termination by Spirit without cause or termination by Mr. Lawson for good reason, Spirit will (i) continue to pay Mr. Lawson an amount equal to his base salary in effect immediately before termination of his employment for a period of 12 months, or if such termination is during Mr. Lawson's initial three-year employment term (which commenced on April 6, 2013), the longer of the remainder of the employment period and 12 months, (ii) pay the costs of COBRA medical and dental benefits coverage after termination for a period of 12 months, (iii) cause any unvested STIP shares held by Mr. Lawson to become immediately vested, and (iv) cause the following LTIP and LTI award shares to be vested, to the extent not previously vested: (A) 100% of shares awarded in Mr. Lawson's 2013 LTIP grant, (B) 66 2/3% of shares awarded in Mr. Lawson's 2014 LTI award and (C) 33 1/3% of shares awarded in Mr. Lawson's 2015 LTI award. Also in the event of such a termination, Mr. Lawson will be entitled to accelerated vesting of all then-unvested shares of restricted stock granted to him under his employment agreement as a sign-on bonus, and Spirit will credit Mr. Lawson's DCP account with all remaining amounts that he would have been credited pursuant to his employment agreement as if he had remained employed until the fifth anniversary of the effective date of his employment agreement (with Mr. Lawson's employment agreement providing for crediting of $1,000,000 on each of the first five anniversaries of the effective date of his employment).

  In the event Mr. Kapoor's employment terminates due to involuntary termination by Spirit without cause or termination by Mr. Kapoor for good reason, he will be entitled to termination benefits, pursuant to which Spirit will (i) continue to pay Mr. Kapoor an amount equal to his base salary in effect immediately before termination of his employment for a period of 12 months, or if such termination is during Mr. Kapoor's initial three-year employment term (which commenced on September 23, 2013), the longer of the remainder of the employment period (but not to exceed 24 months) and 12 months, (ii) pay the costs of COBRA medical and dental benefits coverage after termination for a period of 12 months, (iii) cause any unvested STIP shares held by Mr. Kapoor to become immediately vested, (iv) if such termination is during Mr. Kapoor's initial three-year employment term, cause the following LTI award shares to be vested, to the extent not previously vested: (A) 66 2/3% of shares awarded in Mr. Kapoor's 2014 LTI award and (B) 33 1/3% of shares awarded in Mr. Kapoor's 2015 LTI award, and (v) pay any unpaid portion of Mr. Kapoor's cash sign-on bonuses awarded pursuant to his employment agreement. Also in the event of such a termination, any of the signing bonus shares that were awarded to Mr. Kapoor under the LTIP or OIP pursuant to his employment agreement that are not fully vested at the time of such termination will automatically vest in full at such time.

  Generally, any termination of the employment agreements with Messrs. Lawson and Kapoor by Spirit other than for cause, death or disability constitutes a termination without cause. Termination due to expiration of the applicable employment period without renewal also constitutes a termination without cause.

  Under Messrs. Lawson's and Kapoor's employment agreements, termination by the executive for "good reason" is defined to mean voluntary termination of employment by the executive within 90 days after the following conditions (provided that notice is given to Spirit and the conditions remain uncured after a specified amount of time thereafter): (i) within three years after commencement of employment, the executive is assigned to a position that is a "diminished position"; or (ii) upon a change-in-control of Spirit or within twelve months thereafter, the executive is not offered

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EXECUTIVE COMPENSATION

  continued employment with Spirit or a successor in a position other than a "diminished position." A position is defined to be a "diminished position" if it reflects: (i) a material diminution in base compensation; (ii) a material diminution in authority, duties or responsibilities; (iii) a change in reporting requirements; (iv) relocation of the Company's principal office to a location greater than 50 miles from Wichita, Kansas; or (v) any action or inaction with respect to the terms and conditions of the applicable Named Executive Officer's employment that constitutes a material breach by Spirit of the employment agreement.

  None of the Named Executive Officers' employment agreements attempt to define circumstances constituting constructive termination by Spirit. However, each of the Named Executive Officers' employment agreements are governed by Kansas law, which recognizes the concept that a resignation by the employee may constitute a constructive termination by the employer under certain circumstances.

•
Disability or Death. In the event Mr. Lawson's or Mr. Kapoor's employment terminates due to disability or death, payment of base salary continues only through the date of termination, any unvested STIP shares held by the executive on the date of termination will be immediately fully vested, and if the termination occurs within the first three years of the executive's employment, the executive would be credited with one additional year of vesting service with respect to any unvested LTIP or LTI award shares he holds on the date of termination. In addition, any unvested shares of restricted stock that were awarded to Mr. Lawson or Mr. Kapoor as a signing bonus under their respective employment agreements will be immediately fully vested upon such executive's termination due to death or disability. For purposes of Mr. Lawson's employment agreement, disability means the inability to render the services required under the employment agreement for a period of 180 days during any 12-month period, and for purposes of Mr. Kapoor's employment agreement, disability means total disability as evidenced by commencement of benefits under the Company's long-term disability plan (or, if the executive is not a participant in the Company's long-term disability plan, when he would have been eligible for benefits using the standards set forth in that plan).

The continued receipt of payments and benefits by either Mr. Lawson or Mr. Kapoor upon termination of his employment due to involuntary termination without cause is conditioned upon satisfaction, for a period of the longer of 12 months after termination of employment or the period in which Spirit is continuing to pay such executive his base salary, of a covenant not to compete and a covenant not to solicit customers or employees of Spirit. Such period extends to 24 months in the event of a termination of employment for any reason other than involuntary termination without cause.

Spirit's employment agreements with Mr. Anderson and Mr. Coleal provide for certain benefits upon termination of such executives' employment by Spirit without cause within two years after the effective date of their respective agreements, which has since passed for these executives. Mr. Pilla's employment agreement does not provide for any payments or benefits upon termination. Accordingly, upon termination of their employment, salary and benefits continue only through the date of termination, except as provided under the SERP and/or DCP, as described below.

Supplemental Executive Retirement Plan

Pursuant to the SERP, Mr. Pilla holds 16,023 phantom stock units. Upon a "Change-in-Control" or "Separation from Service" following a "Liquidity Event" (each as defined in the SERP), Mr. Pilla is entitled to receive payment with respect to each of those phantom stock units in an amount equal to (i) the market value of one share of Class B Common stock in the Company (determined as of the business day immediately preceding the date of payment), plus (ii) the amount of all dividends (other than stock dividends), if any, actually paid on one share of Class B Common stock in the Company during the period from June 16, 2005 through the date payment is made. A "Change-in-Control" under the SERP is a transaction pursuant to which a person, or more than one person acting as a group (in either case, however, excluding Onex), acquires (i) more than 50% of the total voting power of the stock of the Company (including, but not limited to, acquisition by merger, consolidation, recapitalization, reorganization, or sale or transfer of the Company's equity interests), or (ii) all or substantially all of the assets of the Company or Spirit and all or substantially all of the proceeds from such transaction are distributed to the stockholders of the Company. A "Separation from Service" under the SERP is defined as the applicable employee's termination of employment, for any reason, including death, disability, retirement, discharge (with or without cause) or voluntary termination. A "Liquidity Event" under the SERP includes the initial public offering consummated by the Company on November 27, 2006. Thus, Mr. Pilla will be entitled to payment under the SERP with respect to his phantom stock units upon any future "Change-in-Control" or "Separation from Service." Payment under the SERP will be made in a single lump sum in cash or stock as soon as administratively practicable following the change-in-control or separation from service.

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Deferred Compensation Plan

Pursuant to the DCP, the Named Executive Officers participating in the DCP are entitled to receive payment of amounts credited to their deferred compensation accounts under the DCP upon a separation from service with Spirit and its affiliates. Amounts are payable in a lump sum or in up to 15 annual installment payments, as elected by each participant (subject to the terms and conditions set forth in the DCP).

Payment to a participant of any employer matching or discretionary contributions made under the DCP is subject to satisfaction by the participant of noncompetition and nonsolicitation requirements during the term of the participant's employment and for so long as the participant receives payments under the DCP and confidentiality requirements. In addition, the participant must not have been terminated for cause.

For purposes of the DCP, a termination for cause means a separation from service involving (i) gross negligence or willful misconduct in the exercise of the executive's responsibilities; (ii) breach of fiduciary duty with respect to Spirit; (iii) material breach of any provision of an employment contract; (iv) the commission of a felony crime or crime involving moral turpitude; (v) theft, fraud, misappropriation or embezzlement (or suspicion of the same); (vi) willful violation of any federal, state or local law (except traffic violations and other similar matters not involving moral turpitude); or (vii) refusal to obey any resolution or direction of the executive's supervisor or the Board. The Compensation Committee determines, in its sole discretion, whether an executive has incurred a separation from service that is a termination for cause under the DCP.

Short Term Incentive Program

Under the STI Program, in the event of a "Qualifying Retirement" by a STI Program participant, (i) if such Qualifying Retirement occurs 90 days or more after the beginning of the relevant plan year, the participant will be entitled to receive a prorated STI award (based on the portion of such year that has elapsed prior to such participant's Qualifying Retirement), paid in cash, based on the full-year STI award performance metrics actually achieved for such year and (ii) any outstanding STI awards previously granted to such participant in the form of unvested shares will vest immediately.

Summary Tables and Information

The following summarizes the amounts potentially payable upon termination of employment for Messrs. Lawson, Kapoor and Pilla, assuming termination occurred on December 31, 2014. For purposes of presenting amounts payable over a period of time (e.g., salary continuation), the amounts are shown as a single total but not as a present value (i.e., the single sum does not reflect any discount). Messrs. Anderson and Coleal would not be entitled to any payments upon termination other than salary and benefits through the date of termination.

Larry A. Lawson

	Voluntary Termination	Termination for Cause	Termination Upon Expiration of Employment Agreement		Involuntary Termination Without Cause		Termination by Executive for Good Reason		Termination Due to Death or Disability
Salary Continuation	—	—	$1,325,410	(1)	$1,325,410	(1)	$1,325,410	(1)	—
Medical/Dental Insurance	—	—	$13,998	(2)	$13,998	(2)	$13,998	(2)	—
Sign-On Bonuses	—	—	$8,264,971	(3)	$8,264,971	(3)	$8,264,971	(3)	$8,264,971 (3)
Vesting of Long Term Incentive Shares	—	—	$11,227,888	(4)	$11,227,888	(4)	$11,227,888	(4)	$4,236,470 (5)
DCP — Employee	—	—	$4,000,000	(6)	$4,000,000	(6)	$4,000,000	(6)	—

(1)
Annual base salary of $1,050,000 through April 5, 2016 (the duration of Mr. Lawson's initial term of employment under his employment agreement).
(2)
Average monthly Company contribution toward medical and dental coverage ($1,093 medical and $74 dental) for 12 months (in calculating the average premium for the Company contribution toward Mr. Lawson's medical and dental coverage, a 6.1% increase per year for medical coverage and a 2.5% increase per year for dental coverage were taken into consideration over the period of the coverage, with each increase going into effect on July 1, 2015).
(3)
Represents accelerated vesting of 192,030 shares of restricted stock granted as one-time awards under the LTIP, multiplied by $43.04 (the NYSE closing price for the Company's Class A Common stock on December 31, 2014, the last trading day of its fiscal year 2014).

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(4)
Represents accelerated vesting of 260,871 shares, comprising (i) 192,031 shares of restricted stock granted as an annual award under the LTIP in 2013 and (ii) 68,840 shares of restricted stock granted in 2014 as a long term incentive award under the OIP, multiplied by $43.04 (the NYSE closing price for the Company's Class A Common stock on December 31, 2014, the last trading day of its fiscal year 2014).
(5)
Represents accelerated vesting of 98,431 shares, comprising (i) 64,011 shares of restricted stock granted as an annual award under the LTIP in 2013 and (ii) 34,420 shares of restricted stock granted in 2014 as an annual award under the OIP, multiplied by $43.04 (the NYSE closing price for the Company's Class A Common stock on December 31, 2014, the last trading day of its fiscal year 2014).
(6)
Represents a crediting of Mr. Lawson's account under the DCP of the remaining amounts that would have been contributed by the Company to Mr. Lawson's account if he had remained employed for five years from the commencement of his employment with Spirit.

Sanjay Kapoor

	Voluntary Termination	Termination for Cause	Termination Upon Expiration of Employment Agreement		Involuntary Termination Without Cause		Termination by Executive for Good Reason		Termination Due to Death or Disability
Salary Continuation	—	—	$907,992	(1)	$907,992	(1)	$907,992	(1)	—
Medical/Dental Insurance	—	—	$20,222	(2)	$20,222	(2)	$20,222	(2)	—
Sign-On Bonuses	—	—	$2,064,457	(3)	$2,064,457	(3)	$2,064,457	(3)	$2,064,457 (3)
Vesting of Long Term Incentive Shares	—	—	$681,151	(4)	$681,151	(4)	$681,151	(4)	$ 340,576 (5)

(1)
Annual base salary of $525,000 through September 23, 2016 (the duration of Mr. Kapoor's initial term of employment under his employment agreement).
(2)
Average monthly Company contribution toward medical and dental coverage ($1,575 medical and $110 dental) for 12 months (in calculating the average premium for the Company contribution toward Mr. Kapoor's medical and dental coverage, a 6.1% increase per year for medical coverage and a 2.5% increase per year for dental coverage were taken into consideration over the period of the coverage, with each increase going into effect on July 1, 2015).
(3)
Represents accelerated vesting of 47,966 shares of restricted stock granted as one-time awards under the LTIP, multiplied by $43.04 (the NYSE closing price for the Company's Class A Common stock on December 31, 2014, the last trading day of its fiscal year 2014).
(4)
Represents accelerated vesting of 15,826 shares of restricted stock granted as an annual award under the OIP, multiplied by $43.04 (the NYSE closing price for the Company's Class A Common stock on December 31, 2014, the last trading day of its fiscal year 2014).
(5)
Represents accelerated vesting of 7,913 shares of restricted stock granted in 2014 as an annual award under the OIP, multiplied by $43.04 (the NYSE closing price for the Company's Class A Common stock on December 31, 2014, the last trading day of its fiscal year 2014).

John A. Pilla

	Voluntary Termination	Termination for Cause	Termination Upon Expiration of Employment Agreement	Involuntary Termination Without Cause	Termination by Executive for Good Reason	Termination Due to Death or Disability
SERP (Phantom Stock) (1)	$689,630	$689,630	$689,630	$689,630	$689,630	$689,630

(1)
16,023 phantom stock units multiplied by $43.04 (the NYSE closing price for the Company's Class A Common stock on December 31, 2014, the last trading day of its fiscal year 2014).

Change-in-Control

Neither the Company nor Spirit maintains a change-in-control agreement or any other similar plan or arrangement intended specifically to provide income protection for executive officers upon a change-in-control. However, several of the Company's plans provide certain benefits to executive officers in the event of a change-in-control.

Under the SERP, a change-in-control may result in payment of amounts with respect to phantom stock granted under the SERP, as further described above under "Termination of Employment — Supplemental Executive Retirement Plan". Under the EIP, a change-in-control may provide participants the opportunity to acquire an interest in restricted shares granted under the EIP and/or may increase the opportunity to acquire an interest in restricted shares upon a future liquidity event.

Under the LTIP, a change-in-control of the Company will entitle the participants in those plans (which includes each Named Executive Officer) to accelerated vesting in full of any outstanding unvested shares held pursuant to the LTIP. For the LTIP, a change-in-control is (i) a transaction pursuant to which a person, or more than one person acting as a group, acquires more than 50% of the total voting power of the stock of the Company (including, but not limited to, acquisition by merger, consolidation, recapitalization, reorganization, or sale or transfer of the Company's equity interests), (ii) a merger or consolidation involving the Company in which the Company is not the surviving entity, or

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(iii) a transaction that is a sale of all or substantially all of the assets of the Company or Spirit if all or substantially all of the proceeds from such transaction are distributed to the stockholders of the Company.

Under the LTI Program established under the OIP, except as otherwise provided in a participant's award agreement, the unvested LTI awards of a participant (which includes each Named Executive Officer) who is employed by the Company on the date of a change-in-control, or whose employment was involuntarily terminated by the Company (other than for cause) within the ninety (90) days preceding a change-in-control, became fully vested upon a change-in-control and the participant will also receive a cash award equal to the dollar value of the LTI award that would have been made to the participant in the ordinary course of business within the 12-month period following the date of the change-in-control based on the participant's annual base pay in effect on the date of such change-in-control. The foregoing notwithstanding, if the vesting of such unvested LTI award is subject to performance conditions, the vested portion will, at the discretion of the Compensation Committee, be determined based upon actual performance through the date of the change-in-control or, if the Compensation Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance. Under the OIP, a change-in-control is defined as defined in the LTIP (as described above).

Under the STI Program established under the OIP, upon the occurrence of a change-in-control of the Company each STI award participant who is employed by the Company on the date of the change-in-control or who was terminated without cause within 90 days prior to the change-in-control will be entitled to receive an award of cash in an amount equal to the full-year STI award that such participant would have been entitled to receive for such year had the target performance metrics established for such year been met.

Under the Perquisite Allowance Plan, any of the Named Executive Officers who are employed by the Company on the date of closing of a change-in-control transaction or who were involuntarily terminated by the Company without cause during the 90-day period ending on the date of the change-in-control transaction are entitled to receive a cash award equal to (i) any remaining unused portion of the Named Executive Officer's allowance for the calendar year in which the change-in-control transaction occurs, plus (ii) an amount equal to 100% of the Named Executive Officer's allowance for the calendar year in which the change-in-control transaction occurs. The annual allowance amount for Mr. Lawson is $25,000 and is determined by Mr. Lawson (subject to increase or decrease by the Board or the Compensation Committee) for the other Named Executive Officers (not exceeding an annual amount of $13,000 per participant which is the amount determined by the Company for 2014). Under the Perquisite Allowance Plan, a change-in-control is defined as defined in the LTIP (as described above).

Summary Table

The following table summarizes the compensation that may become payable to the Company's current Named Executive Officers upon a change-in-control, assuming the change-in-control occurred on December 31, 2014.

	SERP		LTIP		Time-Based LTI Awards under OIP		Performance- Based LTI Awards under OIP		Cash Award in Respect of LTI Awards		STI Program		Perquisite Allowance Plan
Larry A. Lawson, President & CEO	—		$16,529,985	(2)	$4,444,310	(3)	$200,696	(4)	$4,567,550	(5)	$1,201,671	(6)	$50,000 (7)
Sanjay Kapoor, SVP, CFO	—		$2,064,457	(2)	$1,021,684	(3)	$237,624	(4)	$1,050,046	(5)	$525,000	(6)	$26,000 (7)
David M. Coleal, EVP/General Manager — Boeing, Military, Business & Regional Jet Programs & Aftermarket	—		$4,985,754	(2)	$967,711	(3)	$250,880	(4)	$994,573	(5)	$585,000	(6)	$26,000 (7)
Philip D. Anderson, SVP, Defense Programs	—		$2,843,083	(2)	$817,373	(3)	$1,091,193	(4)	$840,048	(5)	$426,082	(6)	$26,000 (7)
John A. Pilla, SVP/GM Airbus Programs	$689,630	(1)	$3,587,298	(2)	$721,049	(3)	$177,067	(4)	$741,075	(5)	$393,041	(6)	$26,000 (7)

(1)
16,023 phantom stock units multiplied by $43.04 (the NYSE closing price for the Company's Class A Common stock on December 31, 2014, the last trading day of its fiscal year 2014).
(2)
Represents the amount of any outstanding unvested shares held by such Named Executive Officer pursuant to the LTIP (which, pursuant to the LTIP, vest upon the change-in-control), multiplied by $43.04 (the closing price for the Company's Class A Common stock on December 31, 2014, the last trading day of its fiscal year 2014).

 2015 Proxy Statement         51

EXECUTIVE COMPENSATION

(3)
Represents the amount of any unvested LTI awards under the OIP subject to time-based vesting held by such Named Executive Officer (which, pursuant to the LTI Program, vest upon the change-in-control), multiplied by $43.04 (the closing price for the Company's Class A Common stock on December 31, 2014, the last trading day of its fiscal year 2014).
(4)
The portion of performance-based LTI awards under the OIP that will become fully vested upon a change-in-control is determined at the discretion of the Compensation Committee based upon actual performance through the date of the change-in-control or, if the Compensation Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance. Since the measurement of actual performance cannot be reasonably assessed until the end of the three-year performance period applicable to such grants, for purposes of this table, the value of performance-based LTI awards used is calculated based on the number of performance-based LTI shares that would vest if target performance is achieved, multiplied by $43.04 (the closing price for the Company's Class A Common stock on December 31, 2014, the last trading day of its fiscal year 2014).
(5)
Represents a cash award in an amount equal to the value of the full-year LTI award that would have been made to such Named Executive Officer in the ordinary course of business within the twelve-month period following the date of the change-in-control based on the participant's annual base pay in effect on the date of such change-in-control.
(6)
Represents a cash award in an amount equal to the value of the full-year STI award that such Named Executive Officer would have been entitled to receive for such year had the target performance metrics established for 2014 been met.
(7)
Represents a cash award under the Perquisite Allowance Plan, assuming that such Named Executive Officer's allowance for 2014 was entirely unused upon the occurrence of the change-in-control.

 52          2015 Proxy Statement

Proposal 2:

 Ratification of Selection of Independent Registered Public Accounting Firm

Overview

Ernst & Young LLP currently serves as the Company's independent registered public accounting firm, and that firm conducted the audit of the Company's accounts for fiscal year 2014. The Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2015, and the Board is asking the Company's stockholders to ratify that selection. Selection of the Company's independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company for ratification. Although the Sarbanes-Oxley Act as well as the charter of the Audit Committee require the Audit Committee to engage, retain, and supervise the Company's independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Ernst & Young LLP for ratification by the Company's stockholders as a matter of good corporate practice.

If a majority of votes cast on this matter are not cast in favor of the selection of Ernst & Young LLP, the Audit Committee and the Board will reconsider the selection of such firm as the Company's independent registered public accounting firm. Even if the Company's stockholders vote on an advisory (non-binding) basis in favor of the selection, the Audit Committee may, in its discretion, direct the selection of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

Unless otherwise instructed, the proxy holders will vote proxies received by them "FOR" the proposal. The affirmative vote of a majority of the votes of the shares of Common stock represented at the Annual Meeting is required to approve the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2015.

Change in Accountants

On May 8, 2014, the Company, as approved by the Board upon recommendation of the Audit Committee, dismissed PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm following the completion of a competitive process to determine the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014. The Audit Committee invited several firms to participate in this process, including PricewaterhouseCoopers LLP. As a result of this process, the Board, upon recommendation of the Audit Committee, approved the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 and on May 12, 2014, Ernst & Young LLP was so appointed by the Company.

The reports of PricewaterhouseCoopers LLP on the Company's financial statements for each of the two fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2013 and 2012 and in the subsequent interim period through May 8, 2014, there was no "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years.

 2015 Proxy Statement         53

PROPOSAL 2

During the fiscal years ended December 31, 2013 and 2012 and in the subsequent interim period through May 8, 2014, there was no "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K), except that PricewaterhouseCoopers LLP advised the Company that the Company did not maintain effective internal control over financial reporting, due to the existence of the following previously disclosed material weaknesses:

    (i)  in 2012, the Company identified a material weakness related to its contract accounting estimates for its Gulfstream G280 and G650 programs, specifically that controls over contract accounting estimates related to these programs were not operating effectively in order to ensure that (1) the bills of materials used in the accounting estimates were complete and provided a sound basis for estimating future costs and (2) the evaluation of current actual trends impacting prior estimates of supply chain and labor costs are identified and incorporated into the accounting estimates on a timely basis;

   (ii)  in 2013, the scope of the foregoing material weakness was expanded to include a failure with respect to the accuracy of the estimation of the number of production units; and

  (iii)  in 2013, the Company identified a material weakness related to its contract accounting estimates for its Airbus A350 XWB Section 15 recurring program, specifically, that controls over the completeness and accuracy of the bill of materials used in the contract accounting estimates for this program were not designed effectively to ensure that the bill of materials used in the accounting estimates were accurate and provided a sound basis for estimating future costs.

During the fiscal years ended December 31, 2013 and 2012 and subsequent interim period through May 12, 2014, neither the Company, nor anyone on its behalf, has consulted Ernst & Young LLP with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided PricewaterhouseCoopers LLP with a copy of the foregoing disclosure and requested that PricewaterhouseCoopers LLP furnish the Company with a letter addressed to the SEC stating whether it agreed with the foregoing disclosure and if not, stating the respects in which it did not agree. A copy of PricewaterhouseCoopers LLP's letter, dated May 13, 2014, is filed as Exhibit 16.1 to the Company's Current Report on Form 8-K filed with the SEC on May 13, 2014.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Report of the Audit Committee

The Board has a separately-designated standing Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public, the Company's systems of internal controls regarding finance, accounting, legal and regulatory compliance, and ethics that the Board and the Company's management have established, and the Company's auditing, accounting and financial reporting processes generally. The Audit Committee annually selects the Company's independent registered public accounting firm and evaluates the independence, qualifications, and performance of the Company's internal auditors and the independent registered public accounting firm. The Audit Committee establishes procedures for and oversees receipt, retention, and treatment of complaints received by the Company regarding accounting, internal control, or auditing matters and the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements as of and for the year ended December 31, 2014, as well as the representations of management regarding the Company's internal control over financial reporting. The Audit Committee discussed with the Company's internal auditors and independent registered public accounting firm the overall scope and

 54          2015 Proxy Statement

PROPOSAL 2

plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal controls, management's representations regarding internal control over financial reporting, and the overall quality of the Company's financial reporting.

The Audit Committee has discussed with the independent registered public accounting firm all items required by the standards of the Public Company Accounting Oversight Board, including the Statement on Auditing Standards, No. 61, as amended by AICPA, Professional Standards, Vol. 1, AU section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management.

The Audit Committee has relied on management representations that the financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and on the opinion of the independent registered public accounting firm included in their report to the Company's audited financial statements.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC, and selected Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2015.

Audit Committee
Francis Raborn, Chairman
Ivor (Ike) Evans
Christopher E. Kubasik
John L. Plueger

Fees Billed by the Independent Registered Public Accounting Firm

The fees incurred by the Company, including its majority-owned subsidiaries, for services provided by PricewaterhouseCoopers LLP, the Company's former independent registered public accounting firm, in 2013 are set forth below.

December 31, 2013
(Dollars in thousands)
Audit Fees (1)	$5,110.8
Audit-Related Fees (2)	$41.3
Tax Fees (3)	$46.0
All Other Fees	—

Total	$5,198.1

(1)
Represents fees and expenses for professional services provided in connection with the audit of the Company's annual financial statements and review of the Company's quarterly financial statements, statutory audits, and advice on accounting matters directly related to the audit and audit services provided in connection with other regulatory filings.
(2)
Amount is primarily for the audit of an employee benefit plan and review of the Company's proxy statement.
(3)
Represents fees and expenses for tax consultations and advice related to compliance with tax laws, and tax planning strategies.

The Audit Committee concluded the provision of the non-audit services listed above is compatible with the independence of PricewaterhouseCoopers LLP.

 2015 Proxy Statement         55

PROPOSAL 2

The fees incurred by the Company, including its majority-owned subsidiaries, for services provided by Ernst & Young LLP, the Company's current independent registered public accounting firm, in 2014 are set forth below.

December 31, 2014
(Dollars in thousands)
Audit Fees (1)	$3,225.1
Audit-Related Fees (2)	$29.0
Tax Fees (3)	$740.2
All Other Fees (4)	$2.0

Total	$3,996.3

(1)
Represents fees and expenses for professional services provided in connection with the audit of the Company's annual financial statements and review of the Company's quarterly financial statements, statutory audits, and advice on accounting matters directly related to the audit and audit services provided in connection with other regulatory filings.
(2)
Amount is primarily for assurance and related services in connection with a secondary offering of the Company's Class A Common stock in August 2014.
(3)
Represents fees and expenses for tax consultations and advice related to compliance with tax laws, and tax planning strategies. The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP.
(4)
Represents amount billed to the Company for the use of Ernst & Young's online accounting research tool.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves the terms on which the independent registered public accounting firm is engaged for the ensuing fiscal year. All non-audit services must be approved by the Audit Committee.

 56          2015 Proxy Statement

Proposal 3:

 Approve the Proposed Fourth Amended and Restated Bylaws of the Company to Delete Certain Obsolete Provisions and Make Minor Changes to Certain Provisions of the Company's Existing Bylaws

The Company's Third Amended and Restated Bylaws (the "Existing Bylaws") currently includes a number of obsolete provisions relating to:

•
the requirements of the Special Security Agreement (the "Special Security Agreement") among Onex Corporation, the Company and the DoD, which had been in place because the Company was under foreign ownership, control or influence ("FOCI") while possessing a DoD facility security clearance;

•
the Company's Government Security Committee, which was required under the Special Security Agreement; and

•
certain rights associated with Class B Common stock applicable as long as the number of shares of Class B Common stock outstanding represents at least 10% of the total number of shares of all common stock outstanding;

In June 2014, as a result of the conversion by Onex of shares of Class B Common stock into Class A Common stock and the sale of such converted shares, the number of shares of Class B Common stock outstanding was reduced below 10% of the total number of shares of all Common stock of the Company outstanding and Onex ceased to control a majority of the Company's voting common stock. As a result, the Company was no longer under majority FOCI, and applied to the DoD to terminate the Special Security Agreement. On October 3, 2014, the DoD formally notified the Company that the Special Security Agreement was officially terminated. On October 27, 2014, the Board disbanded the Government Security Committee, as the Company was no longer required to retain this committee following the termination of the Special Security Agreement.

As a result of these developments, a number of provisions in the Company's Existing Bylaws are no longer applicable or relevant. Deleting those provisions simplifies the Company's bylaws and enhances readability. The Company also proposes to make certain other minor changes to clarify certain provisions, enhance readability and eliminate redundancies.

The proposed changes to the Existing Bylaws consisting of the deletion of Sections 2.2(b), 2.2(c), 2.9(c), 2.9(d), 2.14, 3.2 and 3.3 and certain portions of Sections 2.4(b), 2.6, 2.10, 2.11, 3.1, 4.1, 4.8 and 6.4 are being made to remove provisions that are no longer required due to the termination of the Special Security Agreement and the disbanding of the Government Security Committee. The proposed changes to the Existing Bylaws consisting of the deletion of certain portions of Sections 1.4, 1.5 and 1.7 are being made to remove provisions relating to rights associated with Class B Common stock that are no longer applicable as a result of the number of shares of Class B Common stock outstanding representing less than 10% of the total number of shares of all common stock outstanding. The proposed changes to the Existing Bylaws consisting of the deletion of certain portions of Section 1.7 and 3.4 and the addition of certain clarifying language to Section 1.7 are being made to clarify certain provisions, enhance readability and eliminate redundancies. In addition, the proposed changes to the Existing Bylaws consisting of the deletion of certain portions of Section 4.5 are being made due to the fact that the Company views its Vice President, Corporate Controller as the Company's principal accounting officer. None of these proposed changes are intended to have any adverse effect on the rights of the Company's stockholders.

The Board has approved each of the proposed changes to the Existing Bylaws described above, subject to approval by the Company's stockholders. Under the Existing Bylaws, only the Company's stockholders may amend or repeal Sections 2.4, 2.9(c) and 2.11. Although the Board has the authority to effect the other proposed changes to the Existing Bylaws described above without stockholder approval, the Company is seeking the approval by the Company's stockholders of all of the proposed changes to the Existing Bylaws.

A copy of the proposed Fourth Amended and Restated Bylaws (the "Proposed Bylaws") is attached to this Proxy Statement as Appendix B. The proposed changes to the Existing Bylaws are reflected in the form of markings which

 2015 Proxy Statement         57

PROPOSAL 3:

indicate proposed deletions by striking through text that is proposed to be deleted, for example "~~proposed deletion~~", and indicate proposed additions by underlining the text that is proposed to be added, for example "proposed addition."

Vote Required

The Proposed Bylaws will become effective upon their approval by the Company's stockholders. Stockholder approval of the Proposed Bylaws requires the affirmative vote of the holders of a majority of the shares of Common stock outstanding as of the Record Date and present in person or by proxy at Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE FOURTH AMENDED AND RESTATED BYLAWS.

 58          2015 Proxy Statement

Other Matters

General

The Board does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider stockholder proposals (including proposals omitted from the Proxy Statement and form of proxy pursuant to the proxy rules of the SEC) and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

The Company's Solicitation of Proxies

The Proxy accompanying this Proxy Statement is solicited by the Board. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. The Company will pay persons holding shares of Common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

Stockholder Proposals to Be Presented at the 2016 Annual Meeting of Stockholders

Stockholder Proposals.    Under the rules and regulations of the SEC, proposals of stockholders intended to be included in the Company's proxy statement for presentation at the Company's 2016 Annual Meeting of Stockholders (i) must be received by the Company at its offices no later than November 20, 2015 (120 days preceding the one year anniversary of the Mailing Date), (ii) may not exceed 500 words and (iii) must satisfy the conditions established by the SEC for stockholder proposals to be included in the Company's proxy statement and form of proxy for that meeting, and must otherwise contain certain information specified in the Company's Bylaws. In addition, pursuant to the Company's Bylaws, a stockholder desiring to propose any matter for consideration at the 2016 Annual Meeting of Stockholders, other than through inclusion in the Company's proxy materials, must notify the Company's Secretary at the Company's offices, on or before December 24, 2015 (120 days prior to the one year anniversary of the immediately preceding annual meeting).

Discretionary Proposals.    Stockholders intending to commence their own proxy solicitations and present proposals from the floor of the Company's 2016 Annual Meeting of Stockholders in compliance with Rule 14a-4 promulgated under the Exchange Act must notify the Company of such intentions before February 3, 2016 (45 days preceding the one year anniversary of the Mailing Date). After such date, the Company's proxy in connection with the 2016 Annual Meeting of Stockholders may confer discretionary authority on the Board to vote.

The Company's Website

In addition to the information about the Company and its subsidiaries contained in this Proxy Statement, extensive information about the Company can be found on its website located at www.spiritaero.com, including information about its management team, products and services and its corporate governance practices. The content on the Company's website is available for information purposes only, and should not be relied upon for investment purposes, and is not deemed to be incorporated by reference into this Proxy Statement.

The Company makes available through its Internet website under the heading "Investor Relations", its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports after it electronically files such materials with the SEC. Copies of the Company's key corporate governance documents, including its Corporate Governance Guidelines, Code of Ethics and Business Conduct, charters for the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, the Related Person Transaction Policy and the Insider Trading Policy are available on the Company's website, www.spiritaero.com.

 2015 Proxy Statement         59

OTHER MATTERS

The Company's 2014 Annual Report and a copy of its Annual Report on Form 10-K (which is not a part of the Company's proxy soliciting materials), excluding exhibits, is being mailed to stockholders with this Proxy Statement. A copy of any or all exhibits to the Form 10-K will be furnished to any stockholder, without charge, upon receipt of a phone call or written request from such person. Such request may be made to the Company's Investor Relations Department by writing to Spirit AeroSystems, Investor Relations, P.O. Box 780008, Wichita, KS, 67278-0008, or by calling (316) 523-7040 or by sending an email request to investorrelations@spiritaero.com.

By order of the Board of Directors.

Sincerely,

Jon D. Lammers
Senior Vice President, General Counsel and Secretary

March 19, 2015

 60          2015 Proxy Statement

APPENDIX A

 NON-GAAP FINANCIAL MEASURES

Adjusted EBIT, Adjusted Free Cash Flow and Adjusted Diluted Earnings (Loss) Per Share are supplemental measures of the Company's performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States ("GAAP"). None of Adjusted EBIT, Adjusted Free Cash Flow and Adjusted Diluted Earnings (Loss) Per Share is a measurement of the Company's performance under GAAP and should not be considered as an alternative to net income (loss), Diluted Earnings (Loss) Per Share or any other financial measures derived in accordance with GAAP or as an alternative to cash provided by operating activities as a measure of liquidity.

As presented in this Proxy Statement, Adjusted EBIT is defined as earnings before interest and taxes as adjusted to exclude certain non-operating and/or non-recurring items which the Company believes are not reflective of operating performance. Adjusted Free Cash Flow is defined as cash provided by operating activities, less capital expenditures, as adjusted to exclude certain non-operating and/or non-recurring items and capital expenditures which the Company believes are not reflective of operating performance. Adjusted Diluted Earnings (Loss) Per Share is defined as diluted earnings (loss) per share as adjusted to exclude the impact of certain non-operating and/or non-recurring items which the Company believes are not reflective of operating performance.

The Company presents Adjusted EBIT, Adjusted Free Cash Flow and Adjusted Diluted Earnings (Loss) Per Share because it considers them important supplemental measures of the Company's performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. The Company also used Adjusted EBIT and Adjusted Free Cash Flow to determine, in part, the compensation paid to the Company's NEOs under the STI Program (see "Executive Compensation — Compensation Discussion & Analysis — Analysis of 2014 Compensation — Short-Term Incentive Awards" on page 30). Since Adjusted EBIT, Adjusted Free Cash Flow and Adjusted Diluted Earnings (Loss) Per Share are not measures determined in accordance with GAAP and thus are susceptible to varying interpretations and calculations, these measures may not be comparable to similarly titled measures used by other companies.

Adjusted EBIT Reconciliation

The table below presents a reconciliation of Adjusted EBIT to net income (loss) for each of the periods presented.

	Fiscal Year Ended December 31,

	2014	2013	2012
	($ in millions)
Net Income (Loss)	358.8	(621.4)	34.8
Interest Expense, Net	87.5	69.8	82.7
Income Tax Provision	(95.9)	191.1	(24.1)

EBIT	350.4	(360.5)	93.4
Impact from severe weather event	—	30.3	(146.2)
Loss on divestiture of programs	471.1	—	—

Adjusted EBIT	821.5	(330.2)	(52.8)

 2015 Proxy Statement         A-1

APPENDIX A

Adjusted Free Cash Flow Reconciliation

The table below presents a reconciliation of Adjusted Free Cash Flow to cash provided by operating activities for each of the periods presented.

	Fiscal Year Ended December 31,

	2014	2013	2012
	($ in millions)
Cash Provided by Operating Activities	361.6	260.6	544.4
Net Severe Weather Impact	—	30.3	(146.2)
Net A350 Customer Advances	—	—	(246.3)
Cash Transferred on Gulfstream Divestiture	160.0	—	—

Adjusted Cash Provided by Operating Activities	521.6	290.9	151.9
Capital Expenditures	(220.2)	(272.6)	(249.0)
Severe Weather Impact	—	38.4	12.9

Adjusted Capital Expenditures	(220.2)	(234.2)	(236.1)
Adjusted Cash Provided by Operating Activities	521.6	290.9	151.9
Adjusted Capital Expenditures	(220.2)	(234.2)	(236.1)

Adjusted Free Cash Flow	301.4	56.7	(84.2)

Adjusted EPS Reconciliation

The table below presents a reconciliation of Adjusted Diluted Earnings Per Share to diluted earnings per share for each of the periods presented.

	Fiscal Year Ended December 31,

	2014		2013		2012
Diluted Earnings Per Share	$2.53		$(4.40)		$0.24
Net Loss impact of the Gulfstream divestiture	$1.39	(1)	—		—
Impact of deferred tax asset valuation allowance not associated with the Gulfstream divestiture	$(0.35	) (2)	$2.69	(3)	—
Severe Weather Impact	—		$0.13	(4)	$(0.65	) (5)

Adjusted Diluted Earnings Per Share	$3.57		$(1.58)		$(0.41)

Diluted Shares (in millions of shares)	141.6		141.3		142.7

(1)
Represents the net earnings per share impact of costs incurred as a result of the divestiture in 2014 of the Company's Gulfstream programs of $471.1 million less an associated tax benefit of $273.9 million.
(2)
Represents the net earnings per share impact of deferred tax asset valuation allowance of ($49.1) million not associated with the divestiture of the Company's Gulfstream programs.
(3)
Represents the net earnings per share impact of deferred tax asset valuation allowance of $381.0 million.
(4)
Represents the net earnings per share impact of gains attributable to insurance settlement amount of $30.3 million received as a result of severe weather less an associated tax loss of $11.5 million.
(5)
Represents the net earnings per share impact of costs incurred as a result of severe weather of $146.2 million less an associated tax benefit of $53.1 million.

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APPENDIX B

~~THIRD~~FOURTH AMENDED AND RESTATED
BYLAWS
OF SPIRIT AEROSYSTEMS HOLDINGS, INC.
(the "Corporation")
adopted on April ~~27, 2010~~22, 2015

1      MEETING OF STOCKHOLDERS.

1.1    Annual Meeting of Stockholders.    An annual meeting of stockholders shall be held in each year on such date and at such time as may be set by the board of directors of the Corporation (the "Board") (or by an officer of the Corporation authorized to do so by the Board) for the purpose of electing directors and the transaction of such other business as may properly come before the meeting.

1.2    Special Meetings of Stockholders.    Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board (or by an officer of the Corporation authorized to do so by the Board), the Chief Executive Officer or the Secretary. A special meeting of stockholders may also be called by the holders having a majority of the voting power of all of the Corporation's outstanding class A common stock, $0.01 par value per share (the "Class A Common Stock") and class B common stock, $0.01 par value per share (the "Class B Common Stock"), voting together as a single class. Such special meetings may not be called by any other person or persons.

At any time, upon written request of any person or persons entitled to call and who have duly called a special meeting, it shall be the duty of the Secretary to set the date of the meeting, if such date has not been set by the Board, on a day not more than 60 days after the receipt of the request, and to give due notice of such meeting to the stockholders of the Corporation. If the Secretary shall neglect or refuse to set the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

1.3    Place and Notice of Meetings of Stockholders.    All meetings of stockholders shall be held at the principal office of the Corporation unless the Board (or an officer of the Corporation authorized to do so by the Board) shall decide otherwise, in which case such meetings may be held at such location within or without the State of Delaware as the Board may from time to time direct. Written notice of the place, day and hour of all meetings of stockholders and, in the case of a special meeting, of the general nature of the business to be transacted at the meeting, shall be given to each stockholder of record entitled to vote at the particular meeting either personally or by sending a copy of the notice through the mail or by overnight courier to the address of the stockholder appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice or by any other means, including electronic means, permitted by law. Except as otherwise provided by the Bylaws, the Certificate of Incorporation or by law, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting by the Chief Executive Officer, President or Secretary. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepared, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. A waiver in writing of any written notice required to be given, signed by the person entitled to such notice, whether before or after the time stated, shall be deemed equivalent to the giving of such notice. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

1.4    Nominations by Stockholders of Candidates for Election as Directors.    In addition to the nomination by the Board of candidates for election to the Board as hereinafter provided, candidates may be nominated by any stockholder of the Corporation entitled to notice of, and to vote at, any meeting called for the election of directors and who complies with the notice procedures set forth in this Section 1.4. Subject to the last sentence of this section, nominations, other than those made by or on behalf of the Board, shall be made in writing and shall be received by the Secretary of the Corporation not later than (a) with respect to an election of directors to be held at an annual meeting of stockholders, 120 days prior to the anniversary date of the immediately preceding annual meeting, provided that, if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, the stockholder nomination shall be received within 15 days after the public announcement by the Corporation of the date of the annual meeting, and (b), with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the 15th day following the date on which notice of such meeting is first given to

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stockholders or public disclosure of the meeting is made, whichever is earlier. Such nomination shall contain the following information to the extent known to the notifying stockholder: (i) the name, age, business address and residence address of each proposed nominee and of the notifying stockholder; (ii) the principal occupation of each proposed nominee; (iii) a representation that the notifying stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) the class and total number of shares of capital stock and other securities of the Corporation that are owned beneficially and of record by the notifying stockholder and by the proposed nominee and, if such securities are not owned solely and directly by the notifying stockholder or the proposed nominee, the manner of beneficial ownership (beneficial ownership has the same meaning as provided in Regulation 13D under the Securities Exchange Act of 1934, as from time to time in effect (and any successor regulation) (the "Exchange Act")); (v) a description of all arrangements or understandings between the notifying stockholder or any of its affiliates or associates, and any others acting in concert with any of the foregoing, and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the notifying stockholder; (vi) such other information regarding such notifying stockholder and each nominee proposed by such stockholder as would be required to be included in a proxy statement filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Exchange Act and the rules and regulations thereunder had the nominee been nominated, or intended to be nominated, by the Board; and (vii) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may request any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of the proposed nominee to serve as a director of the Corporation. Within 15 days following the receipt by the Secretary of a stockholder notice of nomination pursuant hereto, the Corporate Governance and Nominating Committee shall instruct the Secretary of the Corporation to advise the notifying stockholder of any deficiencies in the notice as determined by the Board. The notifying stockholder shall cure such deficiencies within 15 days of receipt of such notice. No persons shall be eligible for election as a director of the Corporation unless nominated in accordance with the Bylaws. Nominations not made in accordance herewith may, in the discretion of the presiding officer at the meeting and with the advice of the Corporate Governance and Nominating Committee, be disregarded by the presiding officer and, upon his or her instructions, all votes cast for each such nominee may be disregarded. The determinations of the presiding officer at the meeting shall be conclusive and binding upon all stockholders of the Corporation for all purposes. ~~So long as the Minimum Condition is satisfied, the provisions of this section shall not apply to the nomination by any holders of Class B Common Stock of any candidate for election as director; any such nominations shall be governed by clause (a) or (b) of Section 1.5 of these Bylaws. "Minimum Condition" means, at any time, the state of affairs where the total number of outstanding shares of Class B Common Stock is at least 10% of the total number of shares of the Class A Common Stock and Class B Common Stock outstanding.~~

1.5    Advance Notice of Other Matters to be Presented by Stockholders.    At any annual meeting or special meeting of stockholders, only such business as is properly brought before the meeting in accordance with this paragraph may be transacted. To be properly brought before any meeting, any proposed business must be either (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board ~~or, so long as the Minimum Condition is satisfied, by holders of a majority of the voting power of all of the outstanding Class A Common Stock and Class B Common Stock, voting together as a single class~~, (b) otherwise properly brought before the meeting by or at the direction of the Board ~~or, so long as the Minimum Condition is satisfied, by holders of a majority of the voting power of all of the outstanding Class A Common Stock and Class B Common Stock, voting together as a single class~~, or (c) if brought before the meeting by a stockholder ~~other than holders of a majority of the voting power of all of the outstanding Class A Common Stock and Class B Common Stock, voting together as a single class~~, then (1) written notification of such proposed business (a "Stockholder Notification") must have been received by the Secretary of the Corporation from a stockholder of record on the record date for the determination of stockholders entitled to vote at such meeting not later than (i), with respect to business to be proposed at an annual meeting of stockholders, 120 days prior to the anniversary date of the immediately preceding annual meeting (provided, that if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, the Stockholder Notification must have been received within 15 days after the public announcement by the Corporation of the date of the annual meeting) and (ii) with respect to business to be proposed at a special meeting of stockholders, the close of business on the 15th day following the date on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made, whichever is earlier. Such Stockholder Notification shall set forth (A) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf

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the proposal is made; and (B) as to the stockholder giving notification, (i) the name and address of such stockholder and (ii) the class or series and total number of all shares of the Corporation that are owned beneficially and of record by such stockholder and, if such shares are not beneficially owned solely and directly by such stockholder, the beneficial owner(s) of such shares. Within 15 days following receipt by the Secretary of a Stockholder Notification pursuant hereto, the Corporation shall advise the stockholder of any deficiencies in the Stockholder Notification. The notifying stockholder may cure such deficiencies within 15 days after receipt of such advice, failing which the Stockholder Notification shall be deemed invalid.

1.6    Quorum for Stockholder Meetings.    At any meeting of the stockholders, the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to vote upon a matter shall constitute a quorum for the transaction of business upon such matter, and the stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

1.7    Voting.    Except as otherwise provided in the Corporation's Certificate of Incorporation ~~(including in respect of the voting rights of shares of the Class B Common Stock)~~, each stockholder of record shall have, at every stockholders' meeting, one vote for every share standing in his or her name on the books of the Corporation. "Certificate of Incorporation" means the ~~Second Amended and Restated~~ Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware ~~on November 16, 2006, of the Corporation~~, as it may from time to time be amended and in effect in accordance with law, and shall include any certificate of designations determining the designation, voting rights, preferences, limitations and special rights of any shares of the Corporation which have been adopted by the Board as permitted by the certificate of incorporation and the law, as then in effect.

1.8    Proxies.    Every stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. A proxy may be submitted to the Secretary by a stockholder in writing, by telephone, electronically or any other means permitted by law.

1.9    Required Votes for Stockholder Action.    Except in respect of the election of directors (as to which a plurality of the votes of the shares entitled to vote on the election of a director and voted in favor thereof shall be required), all questions submitted to the stockholders and all actions by the stockholders shall be decided by the affirmative vote of the stockholders present, in person or by proxy, entitled to cast at least a majority of the votes which all stockholders present are entitled to vote on the matter, unless otherwise provided by the Certificate of Incorporation, the Bylaws or by law. For purposes of this section, in the event that a holder of shares of a class or series which are entitled to vote on a matter is present in person or by proxy at a meeting but is not permitted by reason of a legal disability or by a contractual restriction or otherwise to vote the shares such holder holds on such matter, the shares held by such holder and not so permitted to be voted shall nevertheless be considered entitled to vote and present for purposes of determining the number of votes required for stockholder action.

1.10    Ballots; Judges of Election.    Elections for directors need not be by ballot but the Board or the presiding officer at a meeting of stockholders may direct the use of ballots for voting at the meeting. In advance of any meeting of stockholders, the Board may appoint judges of election who need not be stockholders to act at such meeting or any adjournment thereof, and if such appointment is not made, the presiding officer of any such meeting may, and on request of any stockholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three and, if appointed at a meeting on request of one or more stockholders or their proxies, the majority of the shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board in advance of the convening of the meeting or at the meeting by the person or officer presiding at the meeting. On request of the presiding officer of the meeting or of any stockholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them.

1.11    Action by Consent Without a Meeting.    To the fullest extent and in the manner permitted by law, any action required or permitted to be taken at a meeting of the stockholders or of a class or series of stockholders may be taken without a meeting of the stockholders or of such class or series of stockholders upon the consent in writing signed by such stockholders who would have been entitled to vote the minimum number of votes that would be necessary to authorize the action at a meeting at which all the stockholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary.

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1.12    List of Stockholders Entitled to Vote.    The officer who has charge of the stock ledger shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting during ordinary business hours at the principal place of business of the Corporation. A list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.12 or to vote in person or by proxy at any meeting of stockholders.

2.     BOARD OF DIRECTORS.

2.1    Authority of the Board of Directors.    Except as otherwise provided by law and subject to the provisions of the Certificate of Incorporation and the Bylaws, all powers vested by law in the Corporation may be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board that shall be constituted as provided by law, the Certificate of Incorporation and the Bylaws.

2.2    ~~(a)~~ Number, Qualification, Election and Term of Directors.    The business of the Corporation shall be managed by the Board, which shall consist of three or more directors and may be increased or decreased at any time and from time to time by the entire Board without amendment to the Bylaws; provided, that no reduction in the number of members shall end the term of office of any director earlier than such term of office would otherwise end. Except as otherwise provided by statute or these Bylaws, directors shall be elected at each annual meeting of stockholders by a plurality of votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to such director's earlier death or disability and subject to the provisions of Section 2.9 of these Bylaws. As used in these Bylaws, the term "entire Board" means the total number of directors which the Corporation would have if there were no vacancies on the Board.

~~(b)   Notwithstanding anything to the contrary herein, during the period that the Special Security Agreement (the "Security Agreement") by and between Onex Corporation ("Onex"), the Corporation and the Department of Defense ("DoD"), as amended from time to time, is in force, the Board shall be elected by the stockholders of the Corporation in accordance with the other provisions of these Bylaws and shall be composed of:~~

    ~~(i)  a minimum of three individuals who have no prior relationship with the Corporation or any entity controlled by Onex, except as otherwise allowed by DoD (the "Outside Directors");~~

   ~~(ii)  one or more representatives of Onex (the "Inside Directors"); and~~

  ~~(iii)  one or more cleared officers of the Corporation (the "Officer/Directors").~~

~~During the period that the Security Agreement is in force, the number of Inside Directors shall not exceed the combined total of Outside Directors and Officer/Directors. Except as specifically provided herein, each member of the Board, however characterized by this Section 2.2, shall have all of the rights, powers, and responsibilities conferred or imposed upon directors of the Corporation by applicable statutes and regulations, and by the Corporation's Certificate of Incorporation and these Bylaws. During the period that the Security Agreement is in force, the Chairman of the Board, as well as the Corporation's key management personnel,1 must be resident citizens of the United States who have or who are eligible to possess DoD personnel security clearances at the level of the Corporation's facility security clearance. In addition, during the period that the Security Agreement is in force, the Chairman of the Board shall not be an Inside Director. All directors of the Corporation shall satisfy the pertinent requirements established in Section 2.2(c) of these Bylaws. During the period that the Security Agreement is in force, the Outside Directors may not be removed without prior notice to, and written notice stating no objection from, the Defense Security Service ("DSS"). During the period that the Security Agreement is in force, appointments of new or replacement Outside Directors must be approved by DSS.~~

1
~~For purposes of these Bylaws, "key management personnel" shall have the meaning currently ascribed to it under paragraph 2-104 of the National Industrial Security Program Operating Manual ("NISPOM"): The senior management official and the Facility Security Officer must always be cleared to the level of the facility security clearance. Other officials, as determined by the DSS, must be granted a personnel security clearance or be excluded from access to classified information.~~

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~~(c)   In addition to the requirements set forth in Section 2.2(b) hereof, during the period that the Security Agreement is in force, the members of the Board shall meet the following additional requirements:~~

    ~~(i)  Officer/Directors and Outside Directors shall be resident citizens of the United States and have or be eligible to have DoD personnel security clearances at the level of the Corporation's facility security clearance;~~

   ~~(ii)  Outside Directors shall have been approved by DSS as satisfying the appropriate DoD personnel security requirements and the applicable provisions of the Security Agreement; and~~

  ~~(iii)  Inside Directors, in their capacity as directors of the Corporation, shall not have DoD personnel security clearances, regardless of citizenship, and they shall be formally excluded from access to classified information by resolution of the Board.~~

2.3    Nomination of Directors.    Only persons who are nominated in accordance with the provisions set forth in these Bylaws shall be eligible to be elected as directors at an annual or special meeting of stockholders. Nomination for election to the Board shall be made by the Board or Corporate Governance and the Nominating Committee of the Board. Nomination for election of any person to the Board may also be made by a stockholder as provided in Sections 1.4 and 1.5 of these Bylaws.

2.4    Quorum and Manner of Acting.

(a)   No action may be taken by the Board, or any committee thereof, in the absence of a quorum.

(b)   A majority of the Board~~, including at least one Inside Director and one Outside Director,~~ shall be necessary to constitute a quorum. Where the Board is composed, in its entirety, of an even number of members and a quorum consists of all the members of the Board, then the Chairman of the Board shall have the authority to cast the deciding vote in case of a tie among the members.

(c)   Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these Bylaws. In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

(d)   Notwithstanding anything to the contrary herein, the Board shall not be authorized to take any of the actions specified in Section 2.4(d)(i) or 2.4(d)(ii) below unless it shall have received, with respect to each such action, the prior approval of holders of a majority of the voting power of the outstanding common stock of the Corporation:

    (i)  any merger or consolidation which would require authorization by the Corporation's stockholders pursuant to Subchapter IX of the General Corporation Law of the State of Delaware (the "DGCL") as then in effect; or

   (ii)  any sale, lease or exchange of assets of the Corporation or any dissolution or winding up of the Corporation, which in any such case would require authorization by the Corporation's stockholders pursuant to Subchapter X of the DGCL as then in effect.

2.5    Annual Organizational Meeting of the Board.    The Board shall hold an annual organizational meeting immediately following the annual meeting of the stockholders at the place thereof, without notice in addition to the notice of the annual meeting of stockholders, or at such other time as soon as practicable after such meeting as the Board shall determine and shall at the annual organizational meeting elect a Chief Executive Officer, a President, a Secretary and a ~~treasurer~~Treasurer of the Corporation and such other officers of the Corporation as shall be provided by the Bylaws or determined by the Board to be appropriate, shall establish the standing committees of the Board provided by the Bylaws and may take such other action as the Board determines to be appropriate. Officers of the Corporation and standing and other committees of the Board may also be elected at any other time by the Board.

2.6    Other Meetings of the Board.    All meetings of the Board, other than the annual organizational meeting, shall be held at the principal office of the Corporation unless the Board (or the person or persons entitled to call and calling the meeting) shall decide otherwise, in which case such meetings may be held at such location within or without the State of Delaware as the Board (or the person or persons entitled to call and calling the meeting) may from time to time direct. Regular meetings of the Board shall be held at such time (and place) in accordance with such schedule as the Board shall have determined in advance and no further notice of regular meetings of the Board shall be required. The Non-Management Directors (i.e., directors who are not then serving as executive officers of the Corporation or any subsidiary) may meet in their discretion without any member of management present to consider the overall performance of management and the performance of the role of the Non-Management Directors in the governance of the Corporation; such meetings may be held in connection with a regularly scheduled meeting of the Board or as the

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Non-Management Directors shall otherwise determine. The Independent Directors shall meet without any other director from time to time as they determine is appropriate. Special meetings of the Board may be called by the Chairman of the Board (if any), a Vice Chairman of the Board, (if any) the President or by any two or more directors by giving written notice at least two business days in advance of the day and hour of the meeting to each director (unless it is determined by the president or the Chairman of the Board (if any) to be necessary to meet earlier, in which case no less than 24 hours written notice shall be given), either personally or by facsimile, or other means including electronic means permitted by law. Attendance at any meeting of the Board shall be a waiver of notice thereof, unless such lack of notice is protested at the outset of the meeting. If all the members of the Board are present at any meeting, no notice of the meeting shall be required. "Independent Director" means a director who meets the criteria of independence established by the standards for the listing of the Class A Common Stock of the Corporation on the New York Stock Exchange and the Exchange Act and the rules and regulations promulgated thereunder, in order for such director to be treated as independent under such listing standards~~; provided, however, that, for purposes of Section 6.4 hereof, a director shall not be considered to be independent unless he or she, in addition to satisfying the foregoing requirements, has, directly or indirectly, no personal or financial interest, material to such director, in the transaction or category of transaction he or she is to review and vote on~~.

2.7    Board or Committee Action Without a Meeting.    Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee.

2.8    Participation in Board or Committee Meetings by Conference Telephone.    Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or a committee thereof by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

2.9    Resignation and Removal of Directors.

(a)   Any director may resign at any time by delivering his resignation in writing to the President or Secretary of the Corporation, to take effect at the time specified in the resignation. The acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective.

(b)   A director may only be removed by holders of a majority of the voting power of all of the outstanding Class A Common Stock and Class B Common Stock, voting together as a single class, which may remove any member of the Board for any reason permitted by the provisions of applicable state law or the Corporation's Certificate of Incorporation or these Bylaws.

~~(c)   If a director is removed in accordance with Section 2.9(b) of these Bylaws during the period that the Security Agreement is in force,~~

    ~~(i)  the removal of an Outside Director shall not become effective until that director, the Corporation, and DSS have been notified, DSS provides written notification stating no objection, and a successor who is qualified to become an Outside Director within the terms of the Security Agreement has been nominated by the Corporation and approved by DSS;~~

   ~~(ii)  notification to DSS of the removal of an Outside Director shall be the responsibility of the Secretary through the Facility Security Officer of the Corporation, and except as noted in Section 2.9(c)(iii) of these Bylaws, must be given at least twenty (20) days prior to the proposed removal date; and~~

  ~~(iii)  notwithstanding the foregoing, however, if immediate removal of any Outside Director is deemed necessary to prevent actual or possible violation of any statute or regulation, or actual or possible damage to the Corporation, the Outside Director may be removed at once, although DSS shall be notified prior to or concurrently with such removal.~~

~~(d)   Except as provided by this Section 2.9(d), the obligation of an Outside Director to abide by and enforce the Security Agreement shall terminate when the director leaves office, but nothing herein shall relieve the departing Outside Director of any responsibility that the director may have, pursuant to the laws and regulations of the United States, not to disclose classified or controlled unclassified information obtained during the course of the director's service on the Board, and such responsibility shall not terminate by virtue of the Outside Director leaving office. The Corporation's Facility Security Officer shall advise the departing Outside Director of such responsibility when the Outside Director leaves office, but the failure of the Corporation to so advise the Outside Director shall not relieve the Outside Director of any such responsibility.~~

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2.10    Chairman and Vice Chairman of the Board.    The Board may, by resolution adopted by a majority of the entire Board, at any time designate one of its members as Chairman of the Board. The Chairman of the Board shall be a member of the Board ~~and, during the period that the Security Agreement is in force, a resident citizen of the United States who has, or is eligible to possess, a DoD personnel security clearance at the level of the Corporation's facility security clearance. During the period that the Security Agreement is in force, an Inside Director may not serve as Chairman of the Board~~. If present, the Chairman of the Board shall preside at each meeting of the Board or the stockholders, shall be responsible for the orderly conduct by the Board of its oversight of the business and affairs of the Corporation and its other duties as provided by law, the Certificate of Incorporation and these Bylaws and shall have such other authority and responsibility as the Board may designate. The Board may, by resolution adopted by a majority of the entire Board, at any time also designate one or more of its members as Vice Chairman of the Board. The Vice Chairman of the Board shall be a member of the ~~Board and, during the period that the Security Agreement is in force, a resident citizen of the United States who has, or is eligible to possess, a DoD personnel security clearance at the level of the Corporation's facility security clearance. During the period that the Security Agreement is in force, an Inside Director may not serve as Vice Chairman of the~~ Board. A Vice Chairman of the Board shall assist the Chairman of the Board in the conduct of his or her duties, including by presiding at meetings of the Board in the absence of the Chairman of the Board, and shall have such other authority and responsibility as the Board may designate. A Chairman or Vice Chairman of the Board shall not be considered an officer of the Corporation unless otherwise provided by the Board. The position of Chairman of the Board shall not be held by the then current Chief Executive Officer of the Corporation.

2.11    Vacancies.    In the event of any vacancy on the Board, however occurring, ~~the Corporation shall give prompt notice of such vacancy to Onex and DSS through its Facility Security Officer, and~~ such vacancy shall be filled promptly by the affirmative vote of a majority of directors then in office or a remaining sole director or in accordance with Section 1.9 of these Bylaws, the stockholders of the Corporation. ~~In the event of a vacancy caused by the resignation, death, disability or removal of an Outside Director, such vacancy shall not exist for a period of more than ninety (90) days after such Outside Director's resignation, death, disability or removal unless DSS is notified of the delay. At such time that the Security Agreement is no longer in effect and there is a vacancy on the Board, vacancies~~Vacancies on the Board (including any vacancy created by an increase in the size of the Board) may be filled by the affirmative vote of a majority of directors then in office or by a remaining sole director. If there are no directors in office, then an election of directors may be held in the manner provided by statute by a plurality of the votes cast by the holders of shares of capital stock entitled to vote at a special meeting of stockholders called for that purpose ~~in accordance with Section 1.9 of these Bylaws~~.

2.12    Compensation.    Directors and members of the committees of the Board shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties, all as permitted by law. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

2.13    Indemnification and Advancement of Defense Costs for Directors and Officers.

(a)   Right to Indemnification.

Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or, as a director or officer of the Corporation, is or was serving at the written request of the Corporation's Board of Directors or its designee as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by law, including but not limited to the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) initiated by such person was authorized by the board of directors of the Corporation. Such right shall include the right to be paid by the Corporation expenses, including attorney's fees, incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding

 2015 Proxy Statement         B-7

shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, in which such director or officer agrees to repay all amounts so advanced if it should be ultimately determined by a court or other tribunal that such person is not entitled to be indemnified under this Section or otherwise.

(b)   Right of Claimant to Bring Suit.

    (i)  If a claim under paragraph (a) is not paid in full by the Corporation within thirty days after a written claim therefor has been received by the Corporation, the claimant may any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. In any such action, the burden of proof shall be on the Corporation to prove the claimant is not entitled to such payment.

   (ii)  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that the claimant is entitled to indemnification or advancement under the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or advancement, shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification or advancement.

(c)   Contractual Rights; Applicability.

The right to be indemnified or to the reimbursement or advancement of expenses pursuant hereto (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

(d)   Requested Service.

Any director or officer of the Corporation serving, in any capacity, and any other person serving as director or officer of, (i) another organization of which a majority of the outstanding voting securities representing the present right to vote for the election of its directors or equivalent executives is owned directly or indirectly by the Corporation, or (ii) any employee benefit plan of the Corporation or of any organization referred to in clause (i), shall be deemed to be doing so at the written request of the Corporation's Board of Directors.

(e)   Non-Exclusivity of Rights.

The rights conferred on any person by paragraphs (a) through (d) above shall not be exclusive of and shall be in addition to any other right which such person may have or may hereafter acquire under any statute, provision of the Certificate of Incorporation, Code of Regulations, bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

(f)    Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

~~2.14    Performance of Duties by Outside Directors.    During the period that the Security Agreement is in force, the Outside Directors in their capacity as directors of the Corporation shall vote and act on all matters in accordance with their best efforts.2~~

3.     COMMITTEES.

3.1    Committees of the Board.    The Board may, by resolution adopted by a majority of the entire Board, at any time designate one or more committees, each committee to consist of one or more of the directors of the Corporation, except as otherwise provided by the Bylaws. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member~~; provided, that only an~~

2
~~For purposes of these Bylaws and the Security Agreement, the term "best efforts" signifies performance of duties reasonably and in good faith, in the manner believed to be in the best interests of the Corporation but consistent with the national security concerns of the United States, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.~~

 B-8          2015 Proxy Statement

~~Outside Director may be appointed to act in the place of any absent or disqualified Outside Director, and only an Officer/Director or Outside Director may be appointed to act in the place of an absent or disqualified Officer/Director~~. Any such committee, to the extent provided in such resolution, shall have and may exercise any or all of the authority and responsibility of the Board in the management of the business and affairs of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or the Bylaws. Except as otherwise provided by the Certificate of Incorporation, the Bylaws or action of the Board, with respect to ~~the GSC and the Audit Committee, a majority of the Committee shall be necessary to constitute a quorum. With respect to all other~~all standing committees of the Board, including ~~the Compensation Committee, a majority of each such committee, including, for so long as the Security Agreement remains in effect, at least one Outside Director and one Inside Director,~~ the Audit Committee, a majority of each such committee shall be necessary to constitute a quorum. Each committee shall keep a record of its actions and all material actions taken by a committee~~, other than the GSC (as defined below),~~ on behalf of the Board shall be reported to the full Board periodically. In all other respects, the Board may, by resolution adopted by a majority of the entire Board, establish rules of procedure for a committee, including designating a member of a committee as its chair, and a committee shall meet as provided by those rules or by resolutions of the Board. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II. In the absence of the designation by the Board of the chairman of a committee or the adoption by the Board of rules of procedure for a committee, the committee may adopt its own rules of procedure and elect its chair. In the event any or all of the members of any committee are required to be independent under any then applicable listing standards to which the Company is subject or any other legal requirement, for the performance of some, but not all, of the duties of such committee, the Board may establish a separate committee for the performance of only those duties the performance of which requires such independent directors.

The Board shall approve a charter describing the purposes, functions and responsibilities of each standing committee of the Board. Each standing committee of the Board shall prepare and recommend to the Board for its approval the committee's charter. Each standing committee of the Board shall have the authority and responsibility provided by its Board-approved charter, subject to further action by the Board, and no further authorization of the Board shall be necessary for actions by a committee within the scope of its charter. Any other committee of the Board may likewise prepare and recommend to the Board a charter for the committee and shall have the authority and responsibility provided by its Board-approved charter.

~~3.2    Government Security Committee.~~

~~(a)   As long as the Security Agreement shall remain in force and effect, the Board shall establish and maintain, in accordance with the provisions of the Security Agreement, a committee of the Board, to be known as the Government Security Committee ("GSC"), consisting of all Outside Directors and Officer/Directors, to ensure that the Corporation maintains policies and procedures to safeguard the classified and controlled unclassified information in the possession of the Corporation, and to ensure that the Corporation complies with the DoD Security Agreement (DD Form 441 or its successor form), the Security Agreement, appropriate contract provisions regarding security, United States Government export control laws and the National Industrial Security Program ("NISP").~~

~~(b)   The GSC shall designate one of the Outside Directors to serve as Chairman of the GSC.~~

~~(c)   The members of the GSC shall exercise their best efforts to ensure the implementation within the Corporation of all procedures, organizational matters and other aspects pertaining to the security and safeguarding of classified and controlled unclassified information called for by the Security Agreement, including the exercise of appropriate oversight and monitoring of the Corporation's operations to ensure that the protective measures contained in the Security Agreement are effectively maintained and implemented throughout its duration.~~

~~(d)   The Chairman of the GSC shall designate a member to be secretary of the GSC. The secretary's responsibilities shall include ensuring that all records, journals and minutes of GSC meetings and other documents sent to or received by the GSC are prepared and retained for inspection by DSS.~~

~~(e)   A Facility Security Officer ("FSO") shall be appointed by the Corporation and shall be the principal advisor to the GSC concerning the safeguarding of classified information. The FSO's responsibilities shall include the operational oversight of the Corporation's compliance with the requirements of the NISP. The advice and consent of the Chairman of the GSC is required in selecting the FSO. In addition, should management initiate action to remove the FSO from his or her position, the Chairman must be advised of, and consent to, this action.~~

~~(f)    The members of the GSC shall exercise their best efforts to ensure that the Corporation develops and implements a Technology Control Plan ("TCP") no later than forty-five (45) calendar days following the execution of the Security Agreement, which shall be subject to approval by DSS. The GSC shall have authority to establish the policies for the~~

 2015 Proxy Statement         B-9

~~Corporation's TCP. The TCP shall prescribe measures to prevent the unauthorized disclosure or export of controlled unclassified information consistent with applicable United States laws.~~

~~(g)   A Technology Control Officer ("TCO") shall be appointed by the Corporation. The TCO shall report to the GSC as its principal advisor concerning the protection of controlled unclassified information. The TCO's responsibilities shall include the establishment and administration of all intracompany procedures to prevent the unauthorized disclosure or export of controlled unclassified information and to ensure that the Corporation otherwise complies with the requirements of United States Government export control laws.~~

~~(h)   The GSC shall ensure that any administrative services provided to the Corporation by Onex or any entity controlled by Onex do not circumvent the requirements of the Security Agreement. The Corporation shall notify DSS and the GSC of the proposed administrative services to be provided to the Corporation (including its subsidiaries and affiliates) by Onex or any entity controlled by Onex. Upon DSS' confirmation that the identified administrative services are acceptable, DSS shall issue an interim approval for those services. Thereafter, the GSC shall certify in writing that it is effectively monitoring the administrative services being provided, and that said administrative services do not allow Onex or any entity controlled by Onex to control or influence the management or business of the Corporation in violation of the Security Agreement. The initial GSC certification referenced in Section 7.08 of the Security Agreement shall be provided to DSS within forty-five (45) calendar days of the execution of the Security Agreement, or in the case of an existing Security Agreement, within forty-five (45) calendar days of the DSS interim approval referenced above, and subsequent annual GSC certifications shall be included in the Corporation's annual report as provided in Section 9.02 of the Security Agreement. Onex or any entity controlled by Onex shall not provide any administrative services to the Corporation that have not been reviewed and approved by DSS in accordance with Section 7.08 of the Security Agreement.~~

~~(i)    Discussions of classified and controlled unclassified information by the GSC shall be held in closed sessions and accurate minutes of such meetings shall be kept and shall be made available only to such authorized individuals as are so designated by the GSC.~~

~~(j)    Upon taking office, the GSC members, the FSO, and the TCO shall be briefed by a DSS representative on their responsibilities under the NISP, United States Government export control laws and the Security Agreement.~~

~~(k)   Each member of the GSC, the FSO and the TCO shall exercise his best efforts to ensure that all provisions of the Security Agreement are carried out; that the Corporation's directors, officers and employees comply with the provisions thereof; and that DSS is advised of any known violation of, or known attempt to violate, any provision thereof, appropriate contract provisions regarding security, United States Government export control laws and the NISP.~~

~~(l)    Each member of the GSC shall execute, for delivery to DSS, upon accepting his appointment and thereafter at each annual meeting of the Corporation with DSS as established by the Security Agreement, a certificate acknowledging the protective security measures taken by the Corporation to implement the Security Agreement. Each member of the GSC shall further acknowledge his agreement to be bound by, and to accept his responsibilities under, the Security Agreement and acknowledge that the United States Government has placed its reliance on him as a United States citizen and as the holder of a personnel security clearance to exercise his best efforts to ensure compliance with the terms of the Security Agreement and the NISP.~~

~~(m)  Each officer of the Corporation with a personnel security clearance shall exercise his best efforts to ensure that the terms and conditions of the Security Agreement are complied with by the Parties. Upon the effective date of the Security Agreement and annually thereafter, each such officer shall execute, for delivery to DSS a certificate (i) acknowledging the protective security measures taken by the Corporation to implement the Security Agreement; and (ii) acknowledging that the United States Government has placed its reliance on him as a resident citizen of the United States, and as a holder of a personnel security clearance, to exercise his best efforts to ensure compliance with the terms and conditions of the Security Agreement by the parties thereto.~~

~~(n)   The Inside Directors shall:~~

    ~~(A)  not have access to the classified information; access to controlled unclassified information entrusted to the Corporation is prohibited except as permissible under the NISP and applicable U.S. Government laws and regulations;~~

    ~~(B)  refrain from taking any action to control or influence the Corporation's classified contracts, its participation in classified programs, or its corporate policies concerning the security of classified and controlled unclassified information;~~

 B-10          2015 Proxy Statement

    ~~(C)  neither seek nor accept the classified or controlled unclassified information entrusted to the Corporation, except as permissible under the applicable U.S. Government laws and regulations; and~~

    ~~(D)  advise the GSC promptly upon becoming aware of (1) any violation or attempted violation of the Security Agreement or contract provisions regarding industrial security or export control or (2) actions inconsistent with the NISP or applicable U.S. Government laws or regulations.~~

   ~~(ii)  Upon accepting appointment, each Inside Director shall execute, for delivery to DSS, a certificate affirming such director's agreement to be bound by, and acceptance of the responsibilities imposed by, the Security Agreement, and further acknowledging and affirming the obligations set forth in Section 3.2(n)(i) of these Bylaws.~~

~~(o)   The Chairman of the GSC shall also provide, to the extent authorized by the Security Agreement, for regular quarterly meetings among the GSC. At the discretion of the GSC, representatives of Onex and the Corporation's management personnel may be invited to attend such meetings.~~

~~(p)   The GSC shall establish written policies and procedures, and maintain oversight, to provide assurance to itself and DSS that electronic communications between the Corporation and its subsidiaries and Onex or any entity controlled by Onex do not disclose classified or controlled unclassified information without proper authorization. As used herein and in the Security Agreement, the term "electronic communications" means the transfer of information via, including but not limited to, telephone conversations, facsimiles, teleconferences, videoconferences or electronic mail. Policies and procedures shall also provide assurance that electronic communications are not used by Onex and/or any entity controlled by Onex to exert influence or control over the Corporation's business or management in a manner which could adversely affect the performance of classified contracts.~~

~~3.3    Compensation Committee.    The Board shall establish, in accordance with the provisions of the Security Agreement, a permanent committee of the Board, consisting of, for so long as the Security Agreement remains in effect, at least one Outside Director and one Inside Director, to be known as the Compensation Committee. The Compensation Committee shall be responsible for reviewing and approving the Board recommendation for the annual compensation of the Corporation's key management personnel.~~

~~3.4    Other Committees.    The Board, by resolution adopted by a majority of the Board, may designate other committees of one or more directors, which committees shall serve at the pleasure of the Board and shall have such powers and duties as the Board determines.~~

4.     OFFICERS.

4.1    Officers Generally; Security.    The Board shall designate a Chairman of the Board (who shall not be considered an officer of the Corporation unless otherwise provided by the Board), a Chief Executive Officer, a President, one or more Vice Presidents (including an executive Vice President, if the Board so determines), a Secretary, a Treasurer and a General Counsel and shall designate an officer as chief financial officer and an officer as chief accounting officer and may designate such other officers, with such titles, authority and responsibility (including Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries), as the Board considers appropriate for the conduct of the business and affairs of the Corporation. Any two or more offices may be held by the same individual; provided, that the positions of Chairman of the Board and Chief Executive Officer shall not be held by the same individual. Unless sooner removed by the Board, all officers shall hold office until the next annual organizational meeting of the Board and until their successors shall have been duly elected and qualified, or until such person's earlier death or resignation. Any officer may be removed from office at any time, with or without cause, by action of the Board. ~~Key management personnel (as defined above) must be resident citizens of the United States who have or who are eligible to possess DoD personnel security clearances at the level of the Corporation's facility security clearance. Inside Directors shall not be officers of the Corporation or any of its subsidiaries. During the period that the Security Agreement is in force, no officer of the Corporation shall hold a position as an officer or director of Onex or its affiliates, other than with the Corporation and its subsidiaries.~~

4.2    Chief Executive Officer.    Subject to the control of the Board, the Chief Executive Officer of the Corporation shall have general management of the business of the Corporation, including the appointment of all officers and employees of the Corporation for whose election or appointment no other provision is made in these Bylaws; he shall also have the power, at any time, to discharge or remove any officer or employee of the Corporation other than those officers and employees whose election or appointment is otherwise provided for in these Bylaws, subject to the action thereon of the Board and shall perform all other duties appropriate to this office. Unless otherwise provided by the Board, the Chief Executive Officer shall preside at all meetings of the stockholders.

 2015 Proxy Statement         B-11

4.3    President.    The President shall be the chief operating officer of the Corporation, shall assist the Chief Executive Officer in the general supervision of the business and affairs and all other officers of the Corporation and, subject to the direction of the Board, shall have the authority and responsibility customary to such office. In the absence of a Chief Executive Officer and unless otherwise provided by the Board, the President shall preside at all meetings of the stockholders.

4.4    Vice Presidents.    The Board may elect one or more Vice Presidents, with such further titles (including designation as President of a division or operation of the Corporation) and with such authority and responsibility as the Board may determine. In the absence or disability of the President, his duties shall be performed by one or more Vice Presidents as designated by the Board.

4.5    Chief Financial Officer.    The Board shall designate an officer as the chief financial officer of the Corporation, who shall have general supervision of the financial affairs and books on accounts of the Corporation, such other authority and responsibility as the Board may designate and, subject to the direction of the Board, the authority and responsibility customary to such office. In the absence or disability of the chief financial officer, his or her duties may be performed by any other officer designated by him or her, by the President or by the Board. ~~The Chief Executive Officer shall be the chief accounting officer of the Corporation having general supervision of the books and accounts of the Corporation, such other authority and responsibility as the Board may designate.~~

4.6    The Treasurer.    The Treasurer (who may be the same as or different from the chief financial officer) shall have supervision and custody of all funds and securities of the Corporation and keep or cause to be kept accurate accounts of all money received or payments made by the Corporation, and shall have such other authority and responsibility as provided by the Bylaws or as the Board may designate and, subject to the direction of the Chief Financial Officer (if different) and the Board, the authority and responsibility customary to such office.

4.7    General Counsel.    The Board shall designate a General Counsel for the Corporation, who shall be the Corporation's chief legal officer and shall have general supervision of the legal affairs of the Corporation and such other authority and responsibility as the Board may designate and, subject to the direction of the Board, the authority and responsibility customary to such office.

4.8    Secretary.    The Secretary shall have custody of the minutes of the meetings of the Board, its committees ~~(with the exception of the GSC to the extent required by Section 3.2 of these Bylaws)~~ and the stockholders, of the Certificate of Incorporation and the Bylaws (as amended from time to time) and such other records of the Corporation as respect its existence and authority to conduct business, shall have such other authority and responsibility as provided by the Bylaws or as the Board may designate and, subject thereto, the authority and responsibility customary to such office. The Secretary shall send out notices of meetings of the Board and stockholders as required by law or the Bylaws. The Secretary shall attend and keep the minutes of meetings of the Board except as the Board may otherwise designate.

4.9    Assistant Treasurers; Assistant Secretaries.    In the absence or disability of the Secretary, his or her duties may be performed by an Assistant Secretary. In the absence or disability of the Treasurer, his or her duties may be performed by an Assistant Treasurer. Such assistant officers shall also have such authority and responsibility as may be assigned to them by the Board.

5.     SHARES.

5.1    Certificates.    Shares of the Corporation may be represented by certificates or may be uncertificated, but stockholders shall be entitled to receive share certificates representing their shares as provided by law. Share certificates shall be in such form as the Board may from time to time determine and shall be signed by the Chief Executive Officer or the President and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and embossed with the seal of the Corporation or, if not so signed and sealed, shall bear the engraved or printed facsimile signatures of the officers authorized to sign and the engraved or printed facsimile of the seal of the Corporation. The death, incapacity, resignation or removal of an officer who signed or whose facsimile signature appears on a share certificate shall not affect the validity of the share certificate.

5.2    Transfers of Record.    The shares of the Corporation shall, upon the surrender and cancellation of the certificate or certificates representing the same, be transferred upon the books of the Corporation at the request of the holder thereof, named in the surrendered certificate or certificates, in person or by his legal representatives or by his attorney duly authorized by written power of attorney filed with the Corporation or its transfer agent. In case of loss or destruction of a certificate of stock, another may be issued in lieu thereof in such manner and upon such terms as the Board shall authorize.

 B-12          2015 Proxy Statement

5.3    Record Dates.    The Board may set a time, not more than 60 days nor less than 10 days prior to the date of any meeting of the stockholders, or not more than 60 days prior to the date set for the payment of any dividend or distribution or the date for the allotment of rights, or the date when any change or conversion or exchange of shares stock will be made or go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares of the Corporation. In such case, only such stockholders as shall be stockholders of record on the date so set shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of shares of the Corporation on the books of the Corporation after any record date set as aforesaid.

If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of, or to vote, at any such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of, or to vote, at any such meeting shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

6.     MISCELLANEOUS.

6.1    Seal.    The Corporation shall have a seal that shall contain the words "Spirit AeroSystems Holdings, Inc." and may be affixed to documents of the Corporation as prima facie evidence of the act of the Corporation to the extent provided by law.

6.2    Fiscal Year.    The fiscal year of the Corporation shall end on the 31st day of December.

6.3    Voting of Shares in Other Corporations.    Shares in other corporations which are held by the Corporation may be represented and voted by the president or a vice president of this Corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

6.4    Amendments.    These Bylaws may be amended, repealed or adopted by the stockholders or by a majority of the entire Board; provided, ~~that such actions are not inconsistent with the Security Agreement; and provided, further,~~ that only the stockholders may amend or repeal Sections 2.4(d), 2.9(b), 2.9(c) and 2.11 of these Bylaws. Any Bylaw adopted by the Board may be amended or repealed by the stockholders.

 2015 Proxy Statement         B-13

SPIRIT AEROSYSTEMS

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Annual Meeting Proxy Card

A Proposals —

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Charles L. Chadwell	☐	☐	02 - Paul Fulchino	☐	☐	03 - Richard Gephardt	☐	☐
04 - Robert Johnson	☐	☐	05 - Ronald Kadish	☐	☐	06 - Christopher E. Kubasik	☐	☐
07 - Larry A. Lawson	☐	☐	08 - John L. Plueger	☐	☐	09 - Francis Raborn	☐	☐

1 U P X

020IMB

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 020IMB 1 U PX + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B NOTE: Please sign exactly as name appears on your account. If the shares are registered in the names of two or more persons, each should sign. If acting as attorney, executor, trustee, or in another representative capacity, sign name and title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — For Against Abstain 2. Ratify the selection of Ernst & Young, LLP as independent registered public accounting firm. 01 - Charles L. Chadwell 04 - Robert Johnson 07 - Larry A. Lawson 02 - Paul Fulchino 05 - Ronald Kadish 08 - John L. Plueger 03 - Richard Gephardt 06 - Christopher E. Kubasik 09 - Francis Raborn 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 3. Approve the Fourth Amended and Restated Bylaws. The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. Admission Ticket

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . PROXY / VOTING INSTRUCTIONS SOLICITED BY THE BOARD OF DIRECTORS SPIRIT AEROSYSTEMS HOLDINGS, INC. 2015 ANNUAL MEETING OF STOCKHOLDERS — APRIL 22, 2015 Each signatory on the reverse side hereby appoints Jon D. Lammers and Robert Johnson, and each of them, with the power of substitution, proxies for the undersigned and authorizes them to represent and vote all of the shares of stock of Spirit AeroSystems Holdings, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, April 22, 2015 (the "Meeting"), and at any adjournment thereof, with respect to all of the proposals indicated on the reverse side of this card, and with discretionary authority as to any other matters that may properly come before the Meeting, in accordance with and as described in the Notice and Proxy Statement for the Meeting. This proxy, when properly executed, will be voted as directed or, if no direction is given, will be voted in accordance with the recommendations of the Board of Directors of Spirit AeroSystems Holdings, Inc. on all the proposals referred to on the reverse side and in the discretion of the proxies on any other matters as may properly come before the Meeting. IMPORTANT: PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE. Proxy — Spirit Aerosystems Holdings, Inc. Important Notice Regarding the Internet Availability of Proxy Materials for Spirit AeroSystems Holdings, Inc.’s 2015 Annual Meeting of Stockholders. The Proxy Statement and the 2014 Annual Report are available at: www.edocumentview.com/spr Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + Please keep this ticket to be admitted to the annual meeting NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS Time: Place: Who May Vote: 11:00 A.M. Eastern Time on Mandarin Oriental You may vote if you were a Wednesday, April 22, 2015 Azalia Room stockholder of record at the 3376 Peachtree Rd. NE close of business on Atlanta, Georgia 30326 March 2, 2015. By order of the Board of Directors Jon D. Lammers, General Counsel and Secretary